                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                        PHOENIX MEDICAL TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  N/A

         2)       Aggregate number of securities to which transaction applies:

                  N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  Pursuant to a Second Option Agreement dated May 31, 1999, and as amended by a First Amendment to Second Option Agreement dated June 11, 1999, between Phoenix Medical Technology, Inc. (the "Company") and London International Group, Inc. ("LIG"), LIG has an option to acquire substantially all of the assets of the Company in exchange for a cash purchase price of $6,071,708, subject to certain adjustments, and the assumption of certain liabilities, which as of the Company's most recent Form 10-QSB were valued at $8,098,663. Pursuant to Exchange Act Rule 0-11(c)(2), the filing fee is based on the sum of the cash purchase price and the amount of the assumed liabilities.

         4)       Proposed maximum aggregate value of transaction:

                  $14,170,371

         5)       Total fee paid:

                  $2,834

[X]      Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                        PHOENIX MEDICAL TECHNOLOGY, INC.
                                  P.O. Box 346
                              U.S. Highway 521 West
                          Andrews, South Carolina 29510



                                  July 9, 1999

Dear Phoenix Medical Technology, Inc. Stockholders:

         On behalf of the Board of Directors of Phoenix Medical Technology, Inc. (the "Company"), it is my pleasure to invite you to attend a special meeting (the "Meeting") of stockholders of the Company to be held on August 17, 1999 at 10:00 a.m., local time, at the Company's executive offices on U.S. Highway 521 West, Andrews, South Carolina.


         At the Meeting, you will be asked to consider and vote upon:

                  (1) a proposal to approve a Second Option Agreement, dated as of May 31, 1999 and as amended by a First Amendment to Second Option Agreement dated as of June 11, 1999 (the "Second Option Agreement"), and the transactions contemplated thereby between the Company and London International Group, Inc. ("LIG"), pursuant to which LIG will purchase from the Company, at an option purchase price of $150,000, an option, exercisable for a period of nine months, to purchase substantially all of the assets of the Company (the "Second Option"). In the event that LIG exercises the Second Option and the Company sells substantially all of its assets to LIG (the "Sale of Assets"), LIG will assume substantially all of the Company's liabilities and will pay to the Company $6,071,708, subject to certain adjustments and escrows described in the Proxy Statement. Copies of the Second Option Agreement and related agreements are attached to the Proxy Statement as Annexes A-D;

                  (2) a proposal to amend the Certificate of Incorporation of the Company to change the Company's name to PMT Inc., to become effective only if and when the Sale of Assets is consummated; and

                  (3) a proposal to approve a Plan of Dissolution and Liquidation (the "Plan of Dissolution"), to become effective only if the Sale of Assets is consummated. A copy of the Plan of Dissolution is attached to the Proxy Statement as Annex E.

         The Board of Directors believes that the Second Option Agreement and the transactions contemplated thereby are in the best interests of the Company and its stockholders. On behalf of the Board of Directors, I urge you to vote FOR approval of the Second Option Agreement, FOR approval of the new corporate name, and FOR approval of the Plan of Dissolution.

         The enclosed Proxy Statement explains the proposed transactions and provides specific information concerning the Meeting. Also enclosed is a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, and a copy of the Company's Quarterly Report on Form 10-QSB for the quarterly period ended April 4, 1999. I encourage you to read and consider carefully the information contained in the enclosed documents.

         Whether or not you plan to attend the Meeting, you are urged to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the Meeting.

                                              Sincerely,

                                              Edward W. Gallaher, Sr.
                                              President

                        PHOENIX MEDICAL TECHNOLOGY, INC.
                                  P.O. Box 346
                              U.S. Highway 521 West
                          Andrews, South Carolina 29510


               ---------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held On August 17, 1999

               ---------------------------------------------------


To the Stockholders of Phoenix Medical Technology, Inc.:

         A special meeting (the "Meeting") of stockholders of Phoenix Medical Technology, Inc. (the "Company") will be held on August 17, 1999 at 10:00 a.m., local time, at the Company's executive offices on U.S. Highway 521 West, Andrews, South Carolina for the following purposes:


         1. To consider and vote upon a proposal to approve a Second Option Agreement, dated as of May 31, 1999 and as amended by a First Amendment to Second Option Agreement dated as of June 11, 1999 (the "Second Option Agreement"), and the transactions contemplated thereby between the Company and London International Group, Inc. ("LIG"), pursuant to which LIG will purchase from the Company, at an option purchase price of $150,000, an option, exercisable for a period of nine months, to purchase substantially all of the assets of the Company (the "Second Option"). In the event that LIG exercises the Second Option and the Company sells substantially all of its assets to LIG (the "Sale of Assets"), LIG will assume substantially all of the Company's liabilities and will pay to the Company $6,071,708, subject to certain adjustments and escrows described in the Proxy Statement. Copies of the Second Option Agreement and related agreements are attached to the Proxy Statement as Annexes A-D.

         2. To consider and vote upon a proposal to amend the Certificate of Incorporation of the Company to change the Company's name to PMT Inc., to become effective only if and when the Sale of Assets is consummated.

         3. To consider and vote upon a proposal to approve a Plan of Dissolution and Liquidation (the "Plan of Dissolution"), to become effective only if the Sale of Assets is consummated. A copy of the Plan of Dissolution is attached to the Proxy Statement as Annex E.

         4. To transact such other business as may be properly brought before the Meeting or at any and all adjournments or postponements thereof.

         Stockholders of record at the close of business on June 28, 1999 are entitled to notice of and to vote at the Meeting. We urge you to vote on the business to be considered at the Meeting by attending the Meeting and casting your vote in person. However, whether or not you plan to attend, we urge you to complete, date and sign the accompanying proxy card and to return it promptly to the Company in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

                                                     Edward W. Gallaher, Sr.
                                                     President

Andrews, South Carolina
July 9, 1999


               ---------------------------------------------------

     PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY
             WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING.

                        PHOENIX MEDICAL TECHNOLOGY, INC.
                                  P.O. Box 346
                              U.S. Highway 521 West
                          Andrews, South Carolina 29510


               ---------------------------------------------------

                                 PROXY STATEMENT

                   Relating to Special Meeting of Stockholders
                           To Be Held August 17, 1999

               ---------------------------------------------------


         This Proxy Statement is being furnished to the stockholders of Phoenix Medical Technology, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the special meeting of stockholders of the Company, or any adjournment or postponement thereof (the "Meeting"), to be held on August 17, 1999, at 10:00 a.m., local time, at the Company's executive offices on U.S. Highway 521 West, Andrews, South Carolina.


         At the Meeting, stockholders of the Company will be asked to consider and vote upon the following three proposals.

         The first proposal is to approve a Second Option Agreement, dated as of May 31, 1999 and as amended by a First Amendment to Second Option Agreement dated as of June 11, 1999 (the "Second Option Agreement"), and the transactions contemplated thereby (collectively, the "Transactions") between the Company and London International Group, Inc., a New Jersey corporation ("LIG"), pursuant to which LIG will purchase from the Company, at an option purchase price of $150,000 (the "Second Option Payment"), an option, exercisable for a period of nine months, to purchase substantially all of the assets of the Company (the "Second Option"). If LIG exercises the Second Option, the Company will sell substantially all of its assets to LIG (the "Sale of Assets") in exchange for LIG's assumption of substantially all of the Company's liabilities and payment to the Company of $6,071,708, subject to certain adjustments and escrows as described in the Second Option Agreement (collectively the "Purchase Price").

         The second proposal is to amend the Company's certificate of incorporation, as amended (the "Certificate of Incorporation"), to change the Company's name from Phoenix Medical Technology, Inc. to PMT Inc., to become effective only if and when the Sale of Assets is consummated.

         The third proposal is to approve a Plan of Dissolution and Liquidation to dissolve the Company and distribute its assets to the Company's stockholders (the "Plan of Dissolution"), to become effective only if the Sale of Assets is consummated.

         LIG is under no obligation to exercise the Second Option or to pay the Purchase Price to the Company. The Company can give no assurance that LIG will exercise the Second Option.


         This Proxy Statement, the Notice of Special Meeting of Stockholders and the enclosed proxy card, together with the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 and Quarterly Report on Form 10-QSB for the quarterly period ended April 4, 1999 filed with the Securities and Exchange Commission (the "Commission") are first being mailed to stockholders of the Company on or about July 9, 1999.


                The date of this Proxy Statement is July 9, 1999.

                                TABLE OF CONTENTS




CAUTIONARY STATEMENT AS TO FORWARD-LOOKING INFORMATION............................................................4


SUMMARY...........................................................................................................5
         The Meeting..............................................................................................5
         The Second Option........................................................................................5
         The Second Option Agreement..............................................................................8
         Amendment of the Certificate of Incorporation to Change the Name of the Company.........................10
         Dissolution and Liquidation of the Company Following the Sale of Assets.................................10
         Certain Federal Income Tax Consequences.................................................................11


SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA.................................................................12


THE MEETING......................................................................................................14
         General.................................................................................................14
         Voting Rights...........................................................................................14
         Quorum..................................................................................................14
         Votes Required for Approval.............................................................................14
         Proxies.................................................................................................14


THE SECOND OPTION................................................................................................15
         Parties to the Second Option............................................................................15
         Background of the Second Option.........................................................................15
         Recommendation of the Board of Directors and Reasons for the Second Option..............................17
         Accounting Treatment....................................................................................18
         Regulatory Requirements.................................................................................18
         No Appraisal Rights.....................................................................................18
         Interests of Certain Persons in the Transactions........................................................18


THE SECOND OPTION AGREEMENT......................................................................................19
         The Second Option.......................................................................................19
         Second Option Payment...................................................................................19
         Purchase Price for Sale of Assets.......................................................................19
         Transfer of Assets and Assumption of Liabilities........................................................20
         Escrow and Purchase Price Adjustment....................................................................20
         Representations and Warranties..........................................................................21
         Indemnification.........................................................................................21
         Other Covenants and Agreements..........................................................................22
         Conditions to the Sale of Assets........................................................................23
         Termination of the Second Option Agreement..............................................................23
         Amendment...............................................................................................24
         Ancillary Agreements....................................................................................24


AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY..................................25


DISSOLUTION AND LIQUIDATION OF THE COMPANY FOLLOWING THE SALE OF ASSETS..........................................25
         Post-Closing Operations.................................................................................26

         Dissolution.............................................................................................26
         Liquidation and Payment of Claims.......................................................................26
         Distributions to Stockholders...........................................................................26
         Stockholders' Continuing Liability......................................................................27
         Voting..................................................................................................27


CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................27
         Second Option Payment...................................................................................27
         Payment of Purchase Price...............................................................................27
         Liquidation of the Company..............................................................................27


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................29


MARKET PRICE OF THE COMPANY'S COMMON STOCK.......................................................................30


EXPERTS..........................................................................................................30


SHAREHOLDER PROPOSALS............................................................................................30

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................30

Annex A - Second Option Agreement
Annex B - Second R&D Agreement
Annex C - Second Loan Agreement
Annex D - Second Supply Agreement
Annex E - Plan of Dissolution and Liquidation
Annex F - Unaudited Pro Forma Financial Statements

             CAUTIONARY STATEMENT AS TO FORWARD-LOOKING INFORMATION

         Statements contained in this Proxy Statement, the Annexes hereto and the documents incorporated by reference herein as to the Company's financial situation upon consummation of the Sale of Assets, other pro forma financial information, budgeted amounts and other projections of future financial or economic performance of the Company, and statements of the Company's plans and objectives for the future are "forward-looking" statements, and are being provided in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Important factors that could cause actual results or events to differ materially from those projected, estimated, assumed or anticipated in any such forward-looking statements include without limitation: any failure by LIG to exercise the Second Option or to otherwise consummate the Sale of Assets; any deterioration in the business relationship between the Company and LIG; any difficulties the Company may have in developing technology to manufacture nitrile gloves; general economic conditions in the Company's markets, including inflation, recession, interest rates and other economic factors, especially in the United States and other areas of the world where the Company markets its products; any loss of the services of the Company's key management personnel; increased competition in the United States and abroad, both from existing competitors and from any new interests in the business; changes in the cost or availability of raw materials; changes in governmental regulations applicable to the Company's business; the failure to obtain any required governmental approvals; casualty to or disruption of the Company's production facilities or equipment; delays or disruptions in the shipment of the Company's products or raw materials; disruption of operations due to strikes or other unrests; and other factors that generally affect the business of manufacturing companies with international operations. Many of such factors are beyond the Company's ability to control or predict. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

                                     SUMMARY

         The following summary is intended only to highlight certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement, the Annexes hereto, and the documents incorporated by reference or otherwise referred to herein. Stockholders are urged to review this entire Proxy Statement carefully, including the Annexes hereto.

The Meeting


         The Meeting will be held on August 17, 1999, at 10:00 a.m., local time, at the Company's executive offices on U.S. Highway 521 West, Andrews, South Carolina. At the Meeting, stockholders of the Company will be asked to consider and vote upon three proposals unanimously recommended by the Board of Directors of the Company. The first proposal is to approve the Second Option Agreement and the Transactions, as summarized below and described in more detail in this Proxy Statement. See "The Second Option Agreement." The second proposal is to amend the Certificate of Incorporation to change the Company's name from Phoenix Medical Technology, Inc. to PMT Inc., to become effective only if and when the Sale of Assets is consummated, as summarized below and described in more detail in this Proxy Statement. See "Amendment of the Certificate of Incorporation to Change the Name of the Company." The third proposal is to adopt the Plan of Dissolution, to become effective only if the Sale of Assets is consummated, as summarized below and described in more detail in this Proxy Statement. See "Dissolution and Liquidation of the Company Following the Sale of Assets" in the main body of this Proxy Statement. The Second Option Agreement and Plan of Dissolution are attached hereto as Annex A and Annex E, respectively.


         Holders of record of the Company's common stock, no par value (the "Common Stock"), at the close of business on June 28, 1999 (the "Record Date") have the right to receive notice of and to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the Meeting. Under the Delaware General Corporation Law (the "DGCL"), the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve each of the Second Option Agreement, the amendment to the Certificate of Incorporation and the Plan of Dissolution. For information with respect to the treatment of abstentions, shares that are not properly represented or voted at the Meeting, shares held of record by a broker, as nominee, that are not voted, and properly executed but unmarked proxy cards, see "The Meeting -- Voting Rights," "-- Quorum," "-- Votes Required for Approval" and "-- Proxies" in the main body of this Proxy Statement.

         As of the Record Date, directors and executive officers of the Company beneficially owned 189,429 shares of Common Stock, representing approximately 7.7% of the shares of Common Stock outstanding on such date.

The Second Option

         Parties to the Second Option

         The Company. The Company is engaged principally in the business of manufacturing and marketing single-use hand gloves for the medical and non-medical markets. See "The Second Option -- Parties to the Second Option -- The Company" in the main body of this Proxy Statement.

         LIG. LIG is engaged principally in the business of manufacturing and marketing products which use thin-film barrier technology, such as condoms, medical gloves and industrial gloves. LIG is an indirect wholly-owned subsidiary of London International Group plc, a company registered in England. London International Group plc is an international leader in the thin-film barrier technology industry, had sales of more than 334 million British pounds in its fiscal year ended March 31, 1999, and is publicly traded on the London Stock Exchange and the Nasdaq National Market System (for American Depository Receipts). See "The Second Option -- Parties to the Second Option -- LIG" in the main body of this Proxy Statement.

         Background of the Second Option

         LIG first expressed an interest in acquiring the Company in 1996, but these discussions were terminated by LIG. In February 1997, LIG re-initiated contact with the Company. Discussions between the Company and LIG continued throughout the spring and early summer of 1997, during which period LIG expressed an interest in acquiring all or substantially all of the assets of the Company. LIG informed the Company in late July 1997 that it was unwilling to purchase the Company's assets at that time, but that it would be willing to go forward with an option to purchase structure that would enable LIG to participate in and evaluate the Company's development of technology and related operations in connection with the production of certain products prior to purchasing the Company's assets.

         On September 4, 1997, LIG indicated its willingness to pursue an option at an option purchase price of $500,000. If LIG exercised the option, LIG would pay to the Company an amount equal to $2.75 per outstanding share of Common Stock. In conjunction with entering into an option agreement, LIG would agree to provide up to $750,000 to the Company to finance the acquisition of certain assets and other expenditures related to the development of nitrile gloves and autostripping technology, would enter into a research and development agreement pursuant to which LIG and the Company would jointly develop certain nitrile glove and autostripping technology, and would enter into an agreement pursuant to which LIG would agree to purchase from the Company a minimum quantity of nitrile gloves during the term of the option.

         On September 12, 1997, the Board of Directors of the Company met to consider a proposed letter of intent with LIG. Following a detailed discussion thereof, the Board of Directors unanimously approved certain resolutions determining that it was desirable and in the best interests of the Company and its stockholders that the Company sell to LIG an option to purchase either all of the stock or substantially all of the assets of the Company on substantially the terms set forth in the letter of intent and that the management of the Company pursue further negotiations with LIG to procure a definitive option agreement and related agreements.

         From September 12 through December 1997, the Company and LIG engaged in extensive negotiations regarding the specific terms of a definitive option agreement (the "First Option Agreement") and ancillary agreements. On November 24, 1997, the Company's Board of Directors unanimously approved the First Option Agreement and recommended its approval to the Company's stockholders. On December 22, 1997, the parties executed the final First Option Agreement and ancillary agreements. On March 9, 1998, the parties executed a First Amendment to Option Agreement which extended the deadline for the fulfillment of certain conditions, including obtaining approval of the Company's stockholders, from March 31, 1998 to May 15, 1998.

         On April 28, 1998, the Company's stockholders approved the First Option Agreement and related transactions at a Special Meeting of Stockholders, and the Company received $500,000 in cash in consideration for the initial option (the "First Option"). Since April 28, 1998, the effective date of the First Option, LIG has engaged the Company in various research and development activities pursuant to a research and development agreement between the parties. In particular, the Company has developed technology to improve auto-stripping of powdered vinyl gloves, as well as a prototype machine for stripping powder-free vinyl gloves. In addition, during the term of the First Option representatives of LIG and the Company have met on several occasions, both for operational demonstrations at the Company's plant and for strategic management discussions.

         Prior to the expiration of the First Option, representatives of the Company and LIG began to negotiate regarding the possible extension of the First Option. Both parties believed that extending the First Option was necessary to allow for additional research and development to establish the commercial viability of the products and production processes involved. On April 23, 1999, the Company's Board of Directors approved by unanimous written consent a nonbinding letter of intent between the parties to extend the First Option for an additional nine months from the date the extension is approved by the Company's stockholders. In addition to the extension of the First Option, this letter of intent provided for: (a) payment of $150,000 for the new option; (b) reduction of the purchase price for the Company from $6,821,708 ($2.75 per share) to $6,071,708 ($2.45 per share), based on the application of the price adjustment formula in the First Option Agreement as applied to a $750,000 reduction in the net worth of the Company; (c) reduction of the amount of shareholder's equity of the Company on which post-closing adjustments to the purchase price are based from $1,500,000 to $750,000; (d) modification of the repayment terms of the Company's existing loan agreement with LIG; and (e) LIG's agreement to purchase nitrile gloves from the Company pursuant to a revised supply agreement between the parties. On April 26, 1999, the Company and LIG executed such letter of intent. On April 28, 1999, the First Option expired. During late April and May 1999, representatives of LIG and the Company negotiated regarding the terms of the definitive Second Option Agreement and ancillary agreements. On May 28, 1999, the Company's Board of Directors unanimously approved the Second Option Agreement and recommended its approval to the Company's stockholders. On May 31, 1999, the parties executed the final Second Option Agreement and ancillary agreements. On June 11, 1999, the parties executed a First Amendment to Second Option Agreement which extended the deadline for the fulfillment of certain conditions, including obtaining approval of the Company's stockholders, from August 1, 1999 to September 15, 1999.

         Recommendation of the Board of Directors and Reasons for the Second Option

         The Board of Directors has unanimously approved the Second Option Agreement and the Transactions and recommends that the stockholders of the Company vote FOR approval of the Second Option Agreement and the Transactions.

         The recommendation of the Board of Directors is based on numerous factors, including the Board's evaluation of issues relating to the financial condition of the Company, the impact of the limited trading market for the Common Stock on the ability of stockholders to liquidate their holdings of Common Stock and the opinion of the Company's financial advisor with respect to the First Option. See "The Second Option -- Recommendation of the Board of Directors and Reasons for the Second Option" in the main body of this Proxy Statement.

         Accounting Treatment

         The Sale of Assets, if consummated, will be accounted for by the Company as a sale of assets. See "The Second Option -- Accounting Treatment" in the main body of this Proxy Statement.

         Regulatory Requirements

         To the knowledge of the Company, there are no federal or state regulatory requirements which must be complied with, nor are there any federal or state governmental consents or approvals that must be obtained in connection with the Transactions. See "The Second Option -- Regulatory Requirements" in the main body of this Proxy Statement.

         No Appraisal Rights

         Under the DGCL, holders of shares of Common Stock will not be entitled to appraisal rights in connection with the Sale of Assets, if any. See "The Second Option -- No Appraisal Rights" in the main body of this Proxy Statement.

         Interests of Certain Persons in the Transactions

         In connection with the Second Option Agreement, Mr. Edward W. Gallaher, Sr., the Company's President, and Mr. Grover C. Mixon, the Company's Executive Vice President, intend to enter into certain consulting and employment agreements, respectively, with LIG upon the consummation of the Sale of Assets. Pursuant to such agreements, Messrs. Gallaher and Mixon would receive certain compensation. See "The Second Option -- Interests of Certain Persons in the Transactions" in the main body of this Proxy Statement.

The Second Option Agreement

         The Second Option

         Pursuant to the Second Option Agreement, the Company will grant to LIG an option to purchase substantially all of the assets of the Company exercisable for a period of nine months after the Effective Date, as defined in the Second Option Agreement (the "Second Option"). The Second Option is subject to certain conditions, including approval of the Second Option Agreement by the stockholders of the Company and the consent to the Second Option of the Company's lenders. See "The Second Option Agreement -- The Second Option" in the main body of this Proxy Statement.

         Second Option Payment

         Under the terms of the Second Option Agreement, LIG has paid to the Escrow Agent the Second Option Payment of $150,000 for the Second Option ("the "Second Option Payment"). The Second Option Payment will be released to the Company shortly after the stockholders of the Company approve the Second Option Agreement and the Company's lenders have consented to the Second Option Agreement, provided that such conditions are fully satisfied by September 15, 1999. See "The Second Option Agreement -- Second Option Payment" in the main body of this Proxy Statement.

         Purchase Price for Sale of Assets

         The Second Option allows LIG to purchase substantially all the assets of the Company for the Purchase Price, which consists of a cash payment of $6,071,708, subject to certain adjustments and escrows as described in the Second Option Agreement, and the assumption of substantially all of the liabilities of the Company, resulting in an estimated aggregate Purchase Price of approximately $14,170,371, based upon the Company's total liabilities of $8,098,663 as of April 4, 1999. See "The Second Option Agreement -- Purchase Price for Sale of Assets" in the main body of this Proxy Statement.

         LIG is under no obligation to exercise the Second Option or to pay the Purchase Price to the Company. The Company can give no assurance that LIG will exercise the Second Option.

         Transfer of Assets and Assumption of Liabilities

         Upon LIG's exercise of the Second Option, in exchange for LIG's payment of the cash portion of the Purchase Price and assumption of substantially all of the Company's liabilities, the Company will transfer to LIG substantially all of its assets. The assets of the Company to be transferred to LIG include certain fixed assets, real property, contracts, inventory, contingent payments, accounts receivable, customer lists, intellectual property and other assets more particularly described in the Second Option Agreement.

         In connection with the Sale of Assets, LIG will assume all of the Assumed Liabilities, as that term is defined in the Second Option Agreement. In general terms, the Assumed Liabilities include all liabilities of the Company with the exception of: (a) certain liabilities listed in the Phoenix Disclosure Memorandum which the Company has provided to LIG pursuant to the Second Option Agreement (the "Phoenix Disclosure Memorandum"), including any liability of the Company arising under an Asset Purchase Agreement with Microtek Medical, Inc. and any liability relating to certain insurance policies; (b) certain liabilities connected with any pending or threatened litigation, charges of discrimination, citations, or allegations based on actions of the Company, or on conduct of officers, agents, employees, or representatives of the Company, occurring or accruing up to the closing of the Sale of Assets (the "Closing");
(c) certain liabilities associated with material contracts of the Company that can neither be assigned nor subcontracted to LIG; and (d) certain liabilities of the Company to any stockholders of the Company as stockholders, other than business liabilities incurred in the ordinary course, or pursuant to any option to acquire stock of the Company. See "The Second Option Agreement -- Transfer of Assets and Assumption of Liabilities" in the main body of this Proxy Statement.

         Escrow and Purchase Price Adjustment

         If the Company and LIG consummate the Sale of Assets, LIG will deposit at Closing a portion of the Purchase Price with an escrow agent. Such amount includes (a) $500,000, representing the Purchase Price adjustment account and
(b) $1,100,000, representing the Company's maximum aggregate liability for indemnification claims under the Second Option Agreement; provided, however, such $1,100,000 amount will be reduced to $1,000,000 in the event that, at the Closing, in LIG's reasonable judgment, no capital expenditures are required to be made to the Company's wastewater treatment system to comply with certain zinc discharge standards. If, as of the date of the Closing (the "Closing Date"), the Shareholders' Equity (as determined in accordance with generally accepted accounting principles and the Company's past practices, without giving effect to assets and liabilities to be retained by the Company) of the Company equals or is greater than $750,000, LIG shall promptly pay the full amount of any difference to the Company, and the entire $500,000 will be paid to the Company by the escrow agent. However, for each dollar that the Shareholders' Equity of the Company on the Closing Date is less than $750,000, the cash portion of the Purchase Price will be reduced by one dollar, and LIG will be entitled to receive the amount of such adjustment pursuant to the terms of the escrow agreement. If the amount of such adjustment exceeds $500,000, the Company must promptly pay the amount in excess of $500,000 to LIG. The total amount escrowed may be used to pay indemnification claims and adjust the Purchase Price, and therefore may not be available for distribution to stockholders. See "The Second Option Agreement -- Escrow and Purchase Price Adjustment" in the main body of this Proxy Statement.

         Representations and Warranties

         The Second Option Agreement contains certain representations and warranties of both the Company and LIG. See "The Second Option Agreement -- Representations and Warranties" in the main body of this Proxy Statement.

         Indemnification

         The Second Option Agreement provides that the Company will indemnify and hold harmless LIG and certain related parties from any loss arising out of certain acts, omissions or liabilities of the Company, including liabilities arising from the breach by the Company of representations, warranties, covenants or agreements contained in the Second Option Agreement. The Company's obligation to indemnify LIG is limited in certain respects, including a maximum cap of $1,000,000 on the Company's potential indemnification liabilities subject to certain exceptions. Pursuant to the terms of the Escrow Agreement, LIG will deposit $1,100,000 (or $1,000,000, in the event, in LIG's reasonable judgment, no capital expenditures are required to be made to the Company's wastewater treatment system) with the Escrow Agent to provide a source of funds to pay any indemnification obligations of the Company to LIG. In addition, LIG will indemnify and hold harmless the Company and certain related parties from any loss arising out of certain acts, omissions or liabilities of LIG. See "The Second Option Agreement -- Indemnification" in the main body of this Proxy Statement.

         Other Covenants and Agreements

         The Second Option Agreement subjects the Company and LIG to certain negative and affirmative covenants and agreements. See "The Second Option Agreement -- Other Covenants and Agreements" in the main body of this Proxy Statement.

         Conditions to the Sale of Assets

         Consummation of the Sale of Assets is subject to certain conditions, including LIG's exercise of the Second Option. See "The Second Option Agreement -- Conditions to the Sale of Assets" in the main body of this Proxy Statement.

         Termination of the Second Option Agreement

         The Second Option Agreement is subject to termination, among other instances, (a) by mutual consent of the parties, (b) by a party upon material breach by the other party of any representation, warranty, covenant or agreement or (c) by either party in the event any required regulatory consent is denied. See "The Second Option Agreement -- Termination of the Second Option Agreement" in the main body of this Proxy Statement.

         Amendment

         The Second Option Agreement may be amended only by a subsequent writing signed by both the Company and LIG. See "The Second Option Agreement -- Amendment" in the main body of this Proxy Statement.

         Ancillary Agreements

         In connection with the Second Option Agreement and subject to stockholder approval thereof, the Company and LIG have entered into the following related agreements: a Second Option Escrow Agreement, a Second Research and Development Agreement (the "Second R&D Agreement") attached hereto as Annex B, an Amended and Restated Loan and Security Agreement (the "Second Loan Agreement") attached hereto as Annex C, and a Second Agreement for the Purchase and Sale of Goods (the "Second Supply Agreement") attached hereto as Annex D. For a summary of the terms of these ancillary agreements, see "The Second Option Agreement -- Second Option Payment" and "-- Ancillary Agreements" in the main body of this Proxy Statement.

Amendment of the Certificate of Incorporation to Change the Name of the Company

         In connection with the Second Option Agreement and as a condition to the Sale of Assets, the Company is required to change its corporate name to a name that is not likely to be confused with "Phoenix." Therefore, the Company intends, subject to stockholder approval, to amend its Certificate of Incorporation to change the Company's corporate name from "Phoenix Medical Technology, Inc." to "PMT Inc.," to become effective only if and when the Sale of Assets is consummated. Failure to approve this proposal to change the name of the Company may render it impossible to complete the Sale of Assets. If the stockholders of the Company approve the Sale of Assets and the Sale of Assets is consummated, the Board of Directors believes that it is in the best interests of the Company and its stockholders to change the name of the Company to PMT Inc. Accordingly, the Board of Directors has approved, and recommends that the stockholders of the Company approve, an amendment to the Certificate of Incorporation to change the name of the Company from Phoenix Medical Technology, Inc. to PMT Inc., subject to consummation of the Sale of Assets as set forth herein. The name of the Company will not be changed if the Sale of Assets is not consummated. For more information regarding the amendment of the Certificate of Incorporation, see "Amendment of the Certificate of Incorporation to Change the Name of the Company" in the main body of this Proxy Statement.

Dissolution and Liquidation of the Company Following the Sale of Assets

         If the Company and LIG consummate the Sale of Assets, the Company's assets thereafter will consist principally of cash from the proceeds of the Sale of Assets. Since the Company will no longer have any operating assets, the Board of Directors has determined it advisable and in the best interests of the Company and its stockholders that the Company be dissolved and liquidated as soon as practicable following the Sale of Assets. It is currently anticipated that the Company will be dissolved and liquidated as soon as practicable following the termination of the Company's 18-month indemnification obligation under the Second Option Agreement. See "The Second Option Agreement -- Indemnification" in the main body of this Proxy Statement. Accordingly, the Board of Directors has approved the Plan of Dissolution and Liquidation, attached hereto as Annex E, providing for the dissolution and liquidation of the Company, with such proposal being contingent on (i) the proposals for the Second Option Agreement and amendment of the Certificate of Incorporation being approved by the stockholders of the Company at the Meeting, (ii) LIG's exercise of the Second Option, and (iii) the Closing of the Sale of Assets. For more information regarding the Plan of Dissolution, see "Dissolution and Liquidation of the Company following the Sale of Assets" in the main body of this Proxy Statement.

Certain Federal Income Tax Consequences


         If the Company and LIG consummate the Sale of Assets, the Sale of Assets will be a taxable transaction for federal income tax purposes. The Company will have a gain or loss with respect to the assets sold to LIG equal to the difference between (1) the sum of (a) the cash portion of the Purchase Price, (b) the amount of the Assumed Liabilities, and (c) the Second Option Payment of $150,000 and (2) the adjusted basis of such assets. The Company anticipates that a significant portion of any gain resulting from the Sale of Assets will be offset by the carry-forward of the Company's prior net operating losses.

         If the Sale of Assets is consummated, the Company will dissolve and liquidate pursuant to the Plan of Dissolution, subject to approval of the Plan of Dissolution by the stockholders of the Company. The Company anticipates that, as part of such liquidation, the Company will distribute to the stockholders of the Company certain cash proceeds from the Sale of Assets.

         The receipt by a stockholder of the Company of cash for shares of Common Stock in the liquidation will be a taxable transaction for federal income tax purposes. Each stockholder of the Company will have a gain or loss with respect to each share of Common Stock owned by such stockholder equal to the difference between the total amount received as a liquidating distribution from the Company and such stockholder's tax basis for such shares. Any such gain or loss will be a capital gain or loss if such shares are held as a capital asset, and a long-term capital gain or loss if the stockholder has held such shares for more than one year as of the date of such liquidating distributions. There are limitations on the deductibility of capital losses. See "Certain Federal Income Tax Consequences" in the main body of this Proxy Statement.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

The selected historical financial data set forth below was derived from the historical audited financial statements of the Company included in the Company's Annual Report on Form 10-KSB for each of the five years ended December 31 and the unaudited financial statements included in the Company's Quarterly Report on Form 10-QSB for the three months ended March 29, 1998, and April 4, 1999, and should be read in conjunction with such financial statements. The unaudited pro forma data was derived from the Unaudited Pro Forma Financial Statements of the Company, attached hereto as Annex F. The results of operation for the three-month period ended April 4, 1999 are not necessarily indicative of results expected for the year ended December 31, 1999. The unaudited pro forma balance sheet data gives effect to the Transactions as if they had occurred on December 31, 1998, and April 4, 1999. The unaudited pro forma income statement data gives effect to the Transactions as if they had occurred on January 1, 1998 and 1999. In the opinion of management, such audited and unaudited financial data includes all adjustments necessary to present fairly the information presented.


                                                                         Year Ended December 31,
                                            ------------------------------------------------------------------------------

                                                                                                                Pro Forma
                                             1994 (4)      1995 (4)        1996         1997       1998 (1)    1998 (1) (5)
                                            -----------   -----------  -----------  -----------   -----------  -----------
Income statement data:
   Sales                                    $12,705,820   $13,644,441  $13,987,555  $13,836,522   $15,387,115  $         0
   Cost of goods sold                       (11,130,467)  (12,219,671) (12,561,495) (12,743,556)  (13,631,947)           0
   Selling and administrative expenses       (1,678,014)   (1,643,702)  (1,705,152)  (1,782,803)   (1,733,774)    (120,000)
                                            -----------   -----------  -----------  -----------   -----------  -----------
   Income (loss) from operations               (102,661)     (218,932)    (279,092)    (689,837)       21,394     (120,000)
   Interest expense, net                       (700,215)     (607,834)    (429,777)    (527,608)     (628,917)           0
   Other, net                                         0             0            0            0             0            0
   Gain on sale of assets                             0             0      760,731            0             0            0
   Reorganization items (2)                      (5,550)            0            0            0             0            0
                                            -----------   -----------  -----------  -----------   -----------  -----------
   Income (loss) before extraordinary items    (808,426)     (826,766)      51,862   (1,217,445)     (607,523) $  (120,000)
   Extraordinary items, net (3)               1,131,726     4,618,842      272,096            0             0  ===========
                                            -----------   -----------  -----------  -----------   -----------
   Net income                               $   323,300   $ 3,792,076  $   323,958  $(1,217,445)  $  (607,523)
                                            ===========   ===========  ===========  ===========   ===========

Basic income (loss) per share (6)           $      0.16   $      1.93  $      0.17  $     (0.62)  $      (.25) $     (0.05)
Diluted income (loss) per share (6)         $      0.16   $      1.93  $      0.13  $     (0.62)  $      (.25) $     (0.05)

Cash Dividends Declared                     $         0   $         0  $         0  $         0   $         0  $         0

Weighted Shares Outstanding - Basic (6)       1,963,563     1,963,563    1,963,563    1,963,563     2,459,621    2,459,621
Weighted Shares Outstanding - Diluted (6)     1,963,563     1,963,563    2,480,621    1,963,563     2,459,621    2,459,621


                                                           Quarter Ended
                                              -----------------------------------
                                                                        Pro Forma
                                              March 29,    April 4,      April 4
                                                1998         1999          1999
                                              ----------  ----------   ----------
Income statement data:
   Sales                                      $3,526,328  $3,448,636   $        0
   Cost of goods sold                         (3,107,494) (2,959,698)           0
   Selling and administrative expenses          (415,317)   (437,205)     (30,000)
                                              ----------  ----------   ----------
   Income (loss) from operations                   3,517      51,733      (30,000)
   Interest expense, net                        (148,274)   (102,072)           0
   Other, net                                          0           0            0
   Gain on sale of assets                              0           0            0
   Reorganization items (2)                            0           0            0
                                              ----------  ----------   ----------
   Income (loss) before extraordinary items     (144,757)    (50,339)  $  (30,000)
   Extraordinary items, net (3)                        0           0   ===========
                                              ----------  ----------
   Net income                                 $ (144,757) $  (50,339)
                                              ==========  ==========

Basic income (loss) per share (6)             $     (.07) $     (.02)  $     (.01)
Diluted income (loss) per share (6)           $     (.07) $     (.02)  $     (.01)

Cash Dividends Declared                       $        0  $        0   $        0

Weighted Shares Outstanding - Basic (6)        1,963,563   2,459,621    2,459,621
Weighted Shares Outstanding - Diluted (6)      1,963,563   2,459,621    2,459,621

                                                                             Year Ended December 31
                                               ---------------------------------------------------------------------------------

                                                                                                                      Pro Forma
                                                 1994 (4)      1995 (4)        1996         1997          1998      1998 (1),(5)
                                               ------------  -----------    -----------  ----------   -----------   ------------
Balance sheet data:
   Working capital                             $  1,858,615  $  (250,580)   $   240,644  $ (970,390)  $(1,902,791)   $5,064,990
   Total assets                                   7,993,125    8,379,919      8,333,905   8,050,036     8,248,358     6,321,728
   Long-term debt                                 8,871,095    1,922,338      2,299,277   1,933,886     1,537,896             0
   Shareholders' investment                      (3,349,785)   1,677,475      2,001,433     783,988       191,966     6,164,990
Per share data:
   Book value                                         (1.71)        0.85           0.81        0.40          0.08          2.51
Weighted average shares outstanding               1,963,563    1,963,563      2,480,621   1,963,563     2,459,621     2,459,621
                                               ============  ===========    ===========  ==========   ===========    ==========

                                                           Quarter Ended
                                               --------------------------------------
                                                                           Pro Forma
                                               March 29,      April 4,      April 4,
                                                  1998          1999        1999 (1)
                                               -----------   -----------   ----------
Balance sheet data:
   Working capital                             $(1,097,288)  $(2,154,057)  $5,019,651
   Total assets                                  8,214,021     8,240,290    6,271,389
   Long-term debt                                1,884,723     1,678,322            0
   Shareholders' investment                        639,231       141,627    6,119,651
Per share data:
   Book value                                         0.33          0.06         2.49
Weighted average shares outstanding              1,963,563     2,459,621    2,459,621
                                               ===========   ===========   ==========



(1) The unaudited pro forma income statement data gives effect to the Transactions as if they had occurred on January 1, 1998 and 1999. The unaudited pro forma balance sheet data gives effect to the Transactions as if they had occurred on December 31, 1998, and April 4, 1999. The pro forma information is based on available information and certain assumptions and adjustments. See the Notes to the Unaudited Pro Forma Financial Statements.
(2) Reorganization items include amounts related primarily to professional fees resulting from the Company's reorganization proceedings.
(3) In 1994, the extraordinary item related to debt forgiven for unsecured claims. In 1995, the extraordinary item related to the gain on discharge of the NationsBank indebtedness. In 1996, the extraordinary item related to gain on debt discharge resulting from the release of certain unsecured creditors of their unsecured bankruptcy claims against the Company.
(4) The amounts in these columns reflect the retroactive restatement of the Company's change in the fourth quarter of 1996 in its method of determining cost of inventory from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method.
(5) As described in the proxy and in accordance with the dissolution and liquidation of the Company, all funds remaining after the satisfaction of the claims and obligations of the Company will be distributed to the stockholders of the Company.
(6) Basic income (loss) per share is equal to diluted income (loss) per share for 1994, 1995, 1997 and 1998 since the Company incurred a loss from continuing operations.

                                   THE MEETING

General


         This Proxy Statement is being furnished to stockholders of the Company in connection with the solicitation on behalf of the Board of Directors of the Company of proxies for use at the Meeting. The Meeting will be held on August 17, 1999 at 10:00 a.m., local time, at the Company's executive offices on U.S. Highway 521 West, Andrews, South Carolina. At the Meeting, stockholders of the Company will be asked to consider and vote upon proposals to approve the Second Option Agreement, the amendment to the Certificate of Incorporation, and the Plan of Dissolution and such other matters as may properly came before the Meeting. The Second Option Agreement and Plan of Dissolution are attached hereto as Annex A and Annex E, respectively.


Voting Rights

         The Board of Directors has fixed the close of business on June 28, 1999 as the Record Date for determining the holders of Common Stock entitled to notice of and to vote at the Meeting. Only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. Each holder of record of Common Stock as of the Record Date is entitled to cast one vote per share of Common Stock, to be voted in person or by proxy, on any proposal properly presented at the Meeting.

         At the close of business on the Record Date, there were 2,459,621 shares of Common Stock outstanding and entitled to vote at the Meeting held by 756 stockholders of record. As of the Record Date, directors and executive officers of the Company beneficially owned 189,429 shares of Common Stock, representing approximately 7.7% of the shares of Common Stock outstanding on such date.

Quorum

         The holders of a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, on the proposals to be considered at the Meeting will constitute a quorum at the Meeting. If a share is represented for any purpose at the Meeting, it is deemed to be present for quorum purposes for all other matters as well. Abstentions and shares held of record by a broker, as nominee ("Broker Shares"), that are properly voted are included in determining the number of votes present or represented at the Meeting. Broker Shares that are not voted will not be included in determining whether a quorum is present at the Meeting.

Votes Required for Approval

         Pursuant to Sections 242, 271 and 275 of the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the Second Option Agreement, the amendment of the Certificate of Incorporation and the Plan of Dissolution. Abstentions and shares of Common Stock that are not represented, in person or by proxy, at the Meeting or that are not properly voted in favor of any proposal (including Broker Shares that are not voted) will have the same effect as negative votes with respect to each proposal.

Proxies

         All shares of Common Stock represented by properly executed proxy cards received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxy cards. If no instructions are indicated, such proxies will be voted FOR approval of the Second Option Agreement, FOR amendment of the Certificate of Incorporation and FOR approval of the Plan of Dissolution. A properly executed proxy card marked "ABSTAIN," although counted for purposes of determining whether there is a quorum for purposes of determining the aggregate number of shares represented and entitled to vote at the Meeting, will not be voted. If any other matters properly are presented for consideration at the Meeting, the persons named in the proxy card will have discretionary authority to vote on such matter. If necessary, and unless the share represented by the proxy were voted against the proposal therein, the holders of the proxies granted by stockholders of the Company also may vote in favor of a proposal to adjourn the Meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the Meeting. The Company is not aware of any matters to be presented at the Meeting other than the three proposals described in this Proxy Statement. A stockholder may revoke its proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy.

         All expenses of this solicitation of proxies from stockholders will be borne by LIG, up to an aggregate amount of $50,000. All expenses in excess of $50,000 will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, other customary means of communication or personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward proxy soliciting material to the beneficial owners of shares held of record by them and may be reimbursed for their reasonable expenses.


                                THE SECOND OPTION

Parties to the Second Option

         The Company

         The Company is principally engaged in the business of manufacturing and marketing single-use hand gloves for the medical and non-medical markets. The Company's principal executive offices are located at U.S. Highway 521 West, P.
O. Box 346, Andrews, South Carolina 29510, and its telephone number is (843) 221-5100.

         LIG

         LIG is principally engaged in the business of manufacturing and marketing products which use thin-film barrier technology, such as condoms, medical gloves and industrial gloves. LIG's principal executive offices are located at 3585 Engineering Drive, Second Floor, Norcross, Georgia 30092, and its telephone number is (770) 582-2222.

         LIG is an indirect wholly-owned subsidiary of London International Group plc, a company registered in England. London International Group plc is an international leader in the thin-film barrier technology industry, had sales of more than 334 million British pounds in its fiscal year ended March 31, 1999, and is publicly traded on the London Stock Exchange and the Nasdaq National Market System (for American Depository Receipts). Three affiliates of London International Group, plc are customers of the Company: Marigold Industrial, a division of LRC Products Limited (United Kingdom); London International Group, Ltd. (Canada); and LIG (United States). The Company's total sales to these companies were $1,730,569, or 11.1% of the Company's total sales, during the year ended December 31, 1998.

Background of the Second Option

         LIG first expressed an interest in acquiring the Company in 1996, but these discussions were terminated by LIG. In February 1997, LIG re-initiated contact with the Company. Discussions between the Company and LIG continued throughout the spring and early summer of 1997, during which period LIG expressed an interest in acquiring all or substantially all of the assets of the Company. LIG informed the Company in late July 1997 that it was unwilling to purchase the Company's assets at that time, but that it would be willing to go forward with an option to purchase structure that would enable LIG to participate in and evaluate the Company's development of technology and related operations in connection with the production of certain products prior to purchasing the Company's assets.

         On September 4, 1997, LIG indicated its willingness to pursue an option at an option purchase price of $500,000. If LIG exercised the option, LIG would pay to the Company an amount equal to $2.75 per outstanding share of Common Stock. In conjunction with entering into an option agreement, LIG and the Company would enter into agreements relating to the joint development of nitrile glove and autostripping technology.

         On September 12, 1997, the Board of Directors of the Company met to consider a proposed letter of intent with LIG. Following a detailed discussion thereof, the Board of Directors unanimously approved certain resolutions determining that it was desirable and in the best interests of the Company and its stockholders that the Company sell to LIG an option to purchase either all of the stock or substantially all of the assets of the Company on substantially the terms set forth in the letter of intent and that the management of the Company pursue further negotiations with LIG to procure a definitive option agreement and related agreements.

         From September 12 through December 1997, the Company and LIG engaged in extensive negotiations regarding the specific terms of a definitive option agreement (the "First Option Agreement") and ancillary agreements. On November 24, 1997, the Company's Board of Directors unanimously approved the First Option Agreement and recommended its approval to the Company's stockholders. On December 22, 1997, the parties executed the final First Option Agreement and ancillary agreements. These ancillary agreements included: (a) a Loan and Security Agreement whereby LIG would provide up to $750,000 to the Company to finance the acquisition of certain assets and other expenditures related to the development of nitrile gloves and autostripping technology, (b) a Research and Development Agreement pursuant to which LIG and the Company would jointly develop certain nitrile glove and autostripping technology, and (c) an Agreement for the Purchase and Sale of Goods pursuant to which LIG would agree to purchase from the Company a minimum quantity of nitrile gloves during the term of the option. On March 9, 1998, the parties executed a First Amendment to Option Agreement which extended the deadline for the fulfillment of certain conditions, including obtaining approval of the Company's stockholders, from March 31, 1998 to May 15, 1998.

         On April 28, 1998, the Company's stockholders approved the First Option Agreement and related transactions at a Special Meeting of Stockholders, and the Company received $500,000 in cash in consideration for the initial option (the "First Option"). Since April 28, 1998, the effective date of the First Option, LIG has engaged the Company in various research and development activities pursuant to a research and development agreement. In particular, the Company has developed technology to improve auto-stripping of powdered vinyl gloves, as well as a prototype machine for stripping powder-free vinyl gloves. In addition, during the term of the First Option representatives of LIG and the Company have met on several occasions, both for operational demonstrations at the Company's plant and for strategic management discussions.

         Prior to the expiration of the First Option, representatives of the Company and LIG began to negotiate regarding the possible extension of the First Option. Both parties believed that extending the First Option was necessary to allow for additional research and development to establish the commercial viability of the products and production processes involved. On April 23, 1999, the Company's Board of Directors approved by unanimous written consent a nonbinding letter of intent between the parties to extend the First Option for an additional nine months from the date the extension is approved by the Company's stockholders. In addition to the extension of the First Option, this letter of intent provided for: (a) payment of $150,000 for the new option; (b) reduction of the Purchase Price for the Company from $6,821,708 ($2.75 per share) to $6,071,708 ($2.45 per share), based on the application of the price adjustment formula in the First Option Agreement as applied to a $750,000 reduction in the net worth of the Company; (c) reduction of the amount of shareholder's equity of the Company on which post-closing adjustments to the purchase price are based from $1,500,000 to $750,000; (d) modification of the repayment terms of the Company's existing loan agreement with LIG; and (e) LIG's agreement to purchase nitrile gloves from the Company pursuant to a revised supply agreement between the parties. On April 26, 1999, the Company and LIG executed such letter of intent. On April 28, 1999, the First Option expired. During late April and May 1999, representatives of LIG and the Company negotiated regarding the terms of the definitive Second Option Agreement and ancillary agreements. On May 28, 1999, the Company's Board of Directors unanimously approved the Second Option Agreement and recommended its approval to the Company's stockholders. On May 31, 1999, the parties executed the final Second Option Agreement and ancillary agreements.

         On June 11, 1999, the parties executed a First Amendment to Second Option Agreement which extended the deadline for the fulfillment of certain conditions, including approval of the Company's stockholders, from August 1, 1999 to September 15, 1999.

Recommendation of the Board of Directors and Reasons for the Second Option

         The Board of Directors of the Company believes that the Second Option Agreement and the Transactions are in the best interests of the Company and its stockholders. Accordingly, the Board of Directors has unanimously recommended that the stockholders of the Company vote FOR approval of the Second Option Agreement and the Transactions.

         In reaching its determination, the Board of Directors consulted with the Company's management as well as its financial and legal advisors and considered, among other things, the following factors:

                           (1) Current industry, economic and financial market
                  conditions relating to the Company and its business, as well as the financial condition, assets, liabilities, businesses and operations of the Company, both on a historical and prospective basis.

                           (2) The absence of an established trading market for
                  the Common Stock and the impact of the limited trading market on the ability of the stockholders of the Company to liquidate their holdings of Common Stock.

                           (3) The belief of the Board of Directors that the
                  industry in which the Company operates is highly competitive and capital-intensive and that the Company's prospects of obtaining additional capital on favorable terms are not good.

                           (4) The results of the Company's consideration of
                  other alternatives to the Second Option, including the Board of Directors' judgment that a disposition of the Company or its assets on terms more favorable to the Company and its stockholders than the Second Option Agreement and the contemplated Sale of Assets would not likely be available.

                           (5) The proposed terms and structure of the Second
                  Option and the Sale of Assets, including the terms of the Second Option Agreement, LIG's desire to acquire the Company's assets and the fact that the Company has certain limitations on its indemnification obligations under the Second Option Agreement. See "The Second Option Agreement -- Indemnification."

         With respect to the First Option Agreement and the related transactions, the Company engaged Interstate/Johnson Lane Corporation ("IJL," now known as "Wachovia Securities, Inc.") to render a fairness opinion. IJL delivered to the Company a written opinion dated November 24, 1997 that the consideration to be paid by LIG to the Company pursuant to the First Option Agreement was fair to the Company and the stockholders from a financial point of view. A description of this fairness opinion was contained in the Company's Proxy Statement dated March 23, 1998 which was mailed to stockholders of the Company and filed with the Securities and Exchange Commission.

         The Company chose not to engage Wachovia Securities, Inc. to render a new fairness opinion because the pricing mechanism for determining the consideration to be paid by LIG pursuant the Second Option Agreement is the same as the pricing mechanism for the First Option Agreement. This pricing mechanism for the First Option provided that the aggregate $6,821,708 purchase price would be reduced to the extent the net worth of the Company fell below $1,500,000. The reduction of the Purchase Price from $6,821,708 to $6,071,708 is based on a reduction in the Company's net worth from approximately $1,500,000 to approximately $750,000 during the term of the First Option. The price adjustment in the Second Option is based on the new $750,000 net worth. In effect, the price did not change from the First Option to the Second Option. Therefore, since the Company's financial condition and results of operations have in fact deteriorated since the date of IJL's original fairness opinion (November 24, 1997), the Board of Directors concluded that the consideration to be paid by LIG pursuant to the Second Option Agreement continues to be fair from a financial point of view. Thus, the Company and the Board of Directors determined that it was not necessary to engage Wachovia Securities, Inc. to render a new fairness opinion with respect to the Second Option Agreement and the Transactions.

         In view of the wide variety of factors considered in connection with its evaluation of the Second Option Agreement and the Transactions, the Board of Directors did not find it practicable, and did not attempt, to quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY ADOPTED, AND RECOMMENDED THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF, THE SECOND OPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Accounting Treatment

         The Sale of Assets, if consummated, will be accounted for by the Company as a sale of assets.

Regulatory Requirements

         To the knowledge of the Company, there are no federal or state regulatory requirements which must be complied with, nor are there any federal or state governmental consents or approvals that must be obtained in connection with the Transactions.

No Appraisal Rights

         Holders of shares of Common Stock will not be entitled to appraisal rights in connection with the Sale of Assets, if any. Under the DGCL, stockholders of a corporation are entitled to appraisal rights only with respect to certain statutory mergers or consolidations. Unless otherwise provided in a corporation's certificate of incorporation, the DGCL does not grant appraisal rights to stockholders of the corporation upon the disposition of all or substantially all of the corporation's assets. With respect to the contemplated transactions between the Company and LIG, the Second Option Agreement provides for a sale of substantially all of the Company's assets upon LIG's exercise of the Second Option. The Company's Certificate of Incorporation does not provide for any appraisal rights. Accordingly, no appraisal rights are available in connection with the potential Sale of Assets.

Interests of Certain Persons in the Transactions

         In connection with the Second Option Agreement, LIG and Mr. Edward W. Gallaher, Sr., the Company's President, intend to enter into an Amendment to Consulting and Non-Competition Agreement (the "Amended Consulting Agreement") which would amend the existing Consulting and Non-Competition Agreement, dated March 23, 1984, between Mr. Gallaher and the Company (the "Consulting Agreement"). The Amended Consulting Agreement will be entered into as of the Closing Date, will be assumed by LIG, and contains the following modifications to the Consulting Agreement. First, the term of the Amended Consulting Agreement will be for a period of six months following the Closing Date and such term will not be renewed thereafter. Second, LIG will pay to Mr. Gallaher, in equal monthly installments over a ten-year period, an aggregate sum equal to two years of his annual salary, less the amount per year of any retirement benefits received by Mr. Gallaher relating to any pension plan or other arrangement which LIG may enter into. Also, during the term of the Amended Consulting Agreement, LIG will reimburse Mr. Gallaher for expenses incidental to performance of his services. Third, Mr. Gallaher will not be entitled to any benefit plans offered by LIG during the term of the Amended Consulting Agreement, but will be reimbursed by LIG for health insurance premiums of up to $5,000 per year for a period of ten years following the Closing Date. Fourth, as of the Closing Date, the consulting services described in the Consulting Agreement will control the relationship between the parties and Mr. Gallaher will not be an employee of LIG. Finally, Mr. Gallaher will be bound by the non-competition restraints in the Consulting Agreement during the term of the Amended Consulting Agreement and for a period of three years after termination thereof.

         In addition, LIG and Mr. Grover C. Mixon, the Company's Executive Vice President, intend to enter into an Employment Agreement (the "Employment Agreement") as of the Closing Date. Pursuant to the Employment Agreement, Mr. Mixon will terminate his existing consulting agreement with the Company and become an LIG employee terminable at will. Mr. Mixon's initial annual salary with LIG will be $133,000. Upon termination of Mr.

Mixon's employment with LIG, he will receive severance pay equal to his salary for two years, except in the case of a material breach of the Employment Agreement by Mr. Mixon. Mr. Mixon will be entitled to the standard LIG benefits package, provided that it will be determined in the future what, if any, bonuses Mr. Mixon may be eligible to receive. The Employment Agreement contains other standard provisions regarding, among other things: nondisclosure of trade secrets and confidential information; noncompete, nonrecruitment and nonsolicitation covenants; and inventions, discoveries and improvements.

         In the Second Option Agreement and this Proxy Statement, the Amended Consulting Agreement with Mr. Gallaher and the Employment Agreement with Mr. Mixon are collectively referred to as the "Employment Agreements."

         LIG has also expressly agreed to assume the Company's existing obligation to pay $100,589 to Mr. Gallaher and $69,411 to Mr. Mixon, in each case in payment of previously deferred compensation.

                           THE SECOND OPTION AGREEMENT

         The following description of the Second Option Agreement is intended only to highlight certain provisions of such document. This description is not intended to be complete and is qualified in its entirety by the full text of the Second Option Agreement, a copy of which is attached to this Proxy Statement as Annex A. Stockholders of the Company are urged to review Annex A carefully. Except as summarized herein, the terms of the Second Option Agreement are the same as the terms of the First Option Agreement. Capitalized terms appearing in this section or elsewhere in this Proxy Statement that are not otherwise defined shall have the meanings given them in the Second Option Agreement.

The Second Option


         The Second Option Agreement provides for the grant to LIG of the Second Option to purchase substantially all of the assets of the Company and assume substantially all of the liabilities of the Company. LIG may exercise the Second Option for a period of nine months following the date the last of the following conditions has been fulfilled (the "Effective Date"): (a) LIG has been notified in writing that the Second Option Agreement has been approved by the stockholders of the Company and (b) the Company and LIG have received written consents to the Second Option Agreement from the Company's lenders, LaSalle Business Credit, Inc. and Carolina First Bank. However, if the Company has not satisfied the two conditions in the preceding sentence by September 15, 1999, the Second Option Agreement terminates. LIG may exercise the Second Option at any time prior to the expiration of nine months following the Effective Date by delivering to the Company a notice of exercise. LIG's decision to exercise or not exercise the Second Option is entirely at LIG's discretion.


Second Option Payment

         As consideration for the Company's grant to LIG of the Second Option, LIG will pay to the Company the Second Option Payment of $150,000 in cash. Pursuant to a Second Option Escrow Agreement between the Company, LIG and an escrow agent, LIG deposited the Second Option Payment into escrow upon the Company and LIG entering into the Second Option Agreement. The Second Option Payment will be released to the Company promptly following the Effective Date. If the Company's stockholders either do not approve the Second Option Agreement or if the Company's lenders do not consent to the Second Option Agreement by September 15, 1999, the Second Option Payment must be returned to LIG.

Purchase Price for Sale of Assets

         If LIG exercises the Second Option, it will pay to the Company the cash portion of the Purchase Price of $6,071,708, subject to certain adjustments and escrows as described in the Second Option Agreement, and assume substantially all of the liabilities of the Company, resulting in an estimated aggregate Purchase Price of approximately $14,170,371, based upon the Company's total liabilities of $8,098,663 as of April 4, 1999. The Company has agreed to (a) return the Second Option Payment to LIG and (b) pay to LIG as a break-up fee an additional $500,000 if the Company sells or agrees to sell substantially all of its assets to any person other than LIG or merges or agrees to merge with any person.

         EVEN IF THE CONDITIONS TO RELEASE THE SECOND OPTION PAYMENT TO THE COMPANY ARE SATISFIED, LIG IS UNDER NO OBLIGATION TO EXERCISE THE SECOND OPTION OR TO PAY THE PURCHASE PRICE TO THE COMPANY. THE COMPANY CAN GIVE NO ASSURANCE THAT LIG WILL EXERCISE THE SECOND OPTION.

Transfer of Assets and Assumption of Liabilities

         Upon LIG's exercise, if any, of the Second Option, in exchange for LIG's payment of the cash portion of the Purchase Price and assumption of substantially all of the Company's liabilities, the Company will transfer to LIG substantially all of its assets. The assets of the Company to be transferred to LIG include certain fixed assets, real property, contracts, inventory, contingent payments, accounts receivable, customer lists, intellectual property and other assets more particularly described in the Second Option Agreement.

         In connection with the Sale of Assets, LIG will assume all of the Assumed Liabilities, as that term is defined in the Second Option Agreement. In general terms, the Assumed Liabilities include all liabilities of the Company with the exception of: (a) certain liabilities listed in the Phoenix Disclosure Memorandum, including any liability of the Company arising under an Asset Purchase Agreement with Microtek Medical, Inc. and any liability relating to certain insurance policies; (b) certain liabilities connected with any pending or threatened litigation, charges of discrimination, citations, or allegations based on actions of the Company, or on conduct of officers, agents, employees, or representatives of the Company, occurring or accruing up to Closing; (c) certain liabilities associated with material contracts of the Company that can neither be assigned nor subcontracted to LIG; and (d) certain liabilities of the Company to any shareholders of the Company as shareholders, other than business liabilities incurred in the ordinary course, or pursuant to any option to acquire stock of the Company. The Assumed Liabilities specifically include: (i) all liabilities pursuant to certain material contracts listed in the Phoenix Disclosure Memorandum; (ii) certain tax liabilities reflected on the balance sheet of the Company; and (iii) the liability of the Company to pay $100,589 to Mr. Edward W. Gallaher, Sr. and $69,411 to Mr. Grover C. Mixon, in each case in payment of previously deferred compensation.

Escrow and Purchase Price Adjustment

         If LIG exercises the Second Option and the Company and LIG consummate the Sale of Assets, the Company and LIG will execute an escrow agreement (the "Escrow Agreement"), pursuant to which LIG will deposit at Closing a portion of the cash part of the Purchase Price with SunTrust Bank, as escrow agent (the "Escrow Agent"). Such amount includes (a) $500,000, representing the "Purchase Price Adjustment Escrow Account" and (b) $1,100,000, representing the Company's maximum aggregate liability for indemnification claims under the Second Option Agreement (the "Indemnification Escrow Account"); provided, however, such $1,100,000 amount will be reduced to $1,000,000 in the event that, at the Closing, in LIG's reasonable judgment, no capital expenditures are required to be made to the Company's wastewater treatment system to comply with certain zinc discharge standards.

         With respect to the Purchase Price Adjustment Escrow Account, if, as of the Closing Date, the Shareholders' Equity (as determined in accordance with generally accepted accounting principles and the Company's past practices, without giving effect to assets and liabilities to be retained by the Company) of the Company equals or is greater than $750,000, LIG shall promptly pay the full amount of any difference to the Company, and the entire $500,000 will be paid to the Company by the Escrow Agent. However, for each dollar that the Shareholders' Equity of the Company at such date is less than $750,000, the cash portion of the Purchase Price will be reduced by one dollar, and LIG will be entitled to receive the amount of such adjustment pursuant to the terms of the Escrow Agreement. Any balance remaining in the Purchase Price Adjustment Escrow Account following such distribution to LIG will be paid to the Company. If the amount of such adjustment exceeds $500,000, the Company must promptly pay to LIG the amount in excess of $500,000 by wire transfer or in immediately available funds.

         Operation of the Indemnification Escrow Account is explained below under "-- Indemnification."

Representations and Warranties

         The Second Option Agreement contains certain representations and warranties of each of the Company and LIG, including representations and warranties concerning their respective existence and corporate power and authority and the absence of conflict between the Second Option Agreement and certain corporate documents, contracts and agreements and law. Further, the Company has made certain additional representations and warranties with respect to, among other things, its capitalization, financial statements, title to assets, inventory, accounts receivable, absence of undisclosed liabilities, absence of certain changes or events, tax returns, environmental matters, compliance with laws, remuneration, labor relations, employee benefit plans, material contracts, real property, fixed asset leases, legal proceedings, suppliers and customers, products liability and warranties, intellectual property, insurance, computer software and data bases, compliance with the Immigration Reform and Control Act, compliance with OSHA and interested transactions. The Second Option Agreement provides that the representations, warranties, agreements and covenants of the Company and LIG set forth in the Second Option Agreement will survive the Closing.

Indemnification

         The Second Option Agreement provides that the Company will indemnify LIG and its officers, directors, employees, counsel, agents, affiliates and assigns against, and hold each of them harmless from, any loss, liability, damage, cost, deficiency, or other expense, including reasonable attorneys' fees, arising out of certain matters, including (a) any inaccuracy in any representation or warranty made by the Company or any breach of any covenant or agreement made or to be performed by the Company pursuant to the Second Option Agreement or certain ancillary agreements, (b) certain product liability, (c) certain infringement of intellectual property, (d) certain environmental matters, (e) certain liabilities relating to the Company's wastewater treatment system and (f) certain liabilities retained by the Company, including any pending or threatened litigation.

         The Company's obligation to indemnify LIG is limited as follows: The Company will not be required to indemnify LIG unless the aggregate amount of all losses incurred by LIG exceeds $50,000, at which time LIG may assert indemnification claims for such $50,000 in losses and the amounts of any losses in excess thereof. In addition, the Company will not be obligated to indemnify LIG for any liabilities in excess of $1,000,000, on a cumulative aggregate basis. The minimum and maximum liability amounts of $50,000 and $1,000,000, respectively, will not apply to any loss resulting from fraud or intentional misrepresentation or an intentional breach of warranty on the part of the Company.

         Pursuant to the terms of the Escrow Agreement, LIG will deposit the Indemnification Escrow Account of $1,100,000 (or $1,000,000, in the event, in LIG's reasonable judgment, no capital expenditures are required to be made to the Company's wastewater treatment system, as described above) with the Escrow Agent to provide a source of funds to pay any indemnification obligations of the Company to LIG. At the end of the 18-month notice period, any balance remaining in the Indemnification Escrow Account, less the amount of any pending indemnification claims, will be paid to the Company. The Company is unable to predict the amount, if any, of the balance that will remain in the Indemnification Escrow Account at the end of the 18-month notice period. The total amount may be used to pay indemnification claims and therefore may not be available for distribution to stockholders.

         LIG must indemnify the Company and its officers, directors, employees, counsel, agents, affiliates and assigns against, and hold each of them harmless from, any loss, liability, damage, cost, deficiency, or other expense, including reasonable attorneys' fees, arising out of certain matters, including (a) any inaccuracy in any representation or warranty made by LIG or any breach of any covenant or agreement made or to be performed by LIG pursuant to the Second Option Agreement, (b) any liability incurred by the Company as a consequence of LIG's operation of the business post-Closing, and (c) any assumed liability.

         A party seeking indemnification pursuant to the Second Option Agreement must provide notice of its claim within 18 months following the Closing Date, or such claim is deemed to be waived. The Company must, however, secure tail coverage insurance for the three-year period following the Closing Date.

Other Covenants and Agreements

         Under the terms of the Second Option Agreement, the Company has covenanted and agreed with LIG that, from the date of execution of the Second Option Agreement until the earlier of the Closing Date or the expiration or termination of the Second Option Agreement, the Company will: (a) operate its business only in the usual, regular, and ordinary course, except for activities conducted pursuant to the Second R&D Agreement; (b) maintain its assets in accordance with normal practices; (c) use its reasonable best efforts to keep its business and assets intact and maintain all relationships with its suppliers, customers and contractors; (d) maintain inventory at levels consistent with the Company's current requirements and strategic plan and sufficient to support sales growth; (e) use its reasonable best efforts to maintain the services of its employees; (f) keep in force at their existing levels all insurance policies applicable to its assets or business; and (g) promptly advise LIG in writing of any matter arising or discovered after the date of the Second Option Agreement that has or is reasonably expected to have a material adverse effect on the assets or the business of the Company.

         In addition, the Company covenanted and agreed with LIG that, from the date of execution of the Second Option Agreement until the earlier of the Closing Date or the expiration or termination of the Second Option Agreement, the Company will not, without the prior written consent of LIG which consent shall not be unreasonably withheld, do or agree to commit to do, any of the following: (a) voluntarily permit or allow any of the assets of the Company to be subjected to any additional liens; (b) incur any additional debt in excess of $100,000, other than trade debt incurred in the ordinary course of business; (c) make any capital expenditure or commitment or enter into any lease in excess of $50,000 per expenditure or commitment, or $100,000 in the aggregate, excluding capital expenditures made pursuant to the Second Loan Agreement; (d) cancel or waive any debt for borrowed money owed to the Company; (e) dispose of or voluntarily permit to lapse certain intellectual property rights; (f) grant any increase in compensation or benefits to the employees or officers of the Company, except as provided in the Second Option Agreement; (g) subsequent to receipt of the notice of exercise and prior to the Closing, terminate the employment of any individual employed by the Company, except for cause; (h) adopt any new employee benefit plan or materially change any existing plan, except as provided in the Second Option Agreement; (i) commence any litigation relating to the Company's assets or business other than in accordance with past practice or settle any litigation relating to the Company's assets or business;
(j) except in the ordinary course of business, modify, amend or terminate any material contract or Assumed Liability, or waive, release, compromise or assign any material rights or claims; (k) issue new shares of capital stock of the Company, except for such shares as are subject, as of the date of the Second Option Agreement, to the exercise of a warrant or option at an option price of $2.45 or less; or (l) declare or pay any distribution to its stockholders.

         In the Second Option Agreement, the Company has further covenanted and agreed with LIG as to certain additional matters, including continuation of the Company, continuation of insurance, exclusive dealing, consents and approvals, due diligence, withdrawal liability, supplemental disclosures and compliance with federal pension laws.

         LIG has covenanted and agreed with the Company under the Second Option Agreement that LIG will take no action that would (a) materially adversely affect the ability of any party to obtain any required consents or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Second Option Agreement.

         The Company and LIG have also entered into covenants and agreements with respect to the following: (a) using reasonable best efforts to consummate the Transactions; (b) confidentiality; (c) notification of certain events; (d) public releases; (e) forwarding of amounts after the Closing; (f) compliance with federal plant closing law; (g) assumption of employee benefit plan obligations; (h) the change of the Company's name following the Sale of Assets; and (i) tax matters.

         In addition, each of the Company and LIG have agreed to have its own environmental advisers conduct additional tests of the Company's wastewater treatment system to determine whether that system is capable of complying with local zinc discharge standards. If, as of the Closing, the Company has demonstrated to LIG that the Company's wastewater treatment system will be able to comply (without additional capital expenditures) with such discharge standards, the amount of the Indemnification Escrow Account will be reduced from $1,100,000 to $1,000,000.

Conditions to the Sale of Assets

         The respective obligations of each party to effect the Sale of Assets are subject to a number of conditions, including the following: (a) LIG has exercised the Second Option; (b) all consents of, filings and registrations with, and notifications to, all applicable regulatory authorities have been obtained or made; (c) all other consents required for the consummation of the Transactions have been obtained; and (d) no court or governmental or regulatory authority has enacted, issued, promulgated, enforced or entered any law or order or taken any other action which prohibits, restricts or makes illegal the consummation of the Transactions.

         The obligations of LIG to consummate the Sale of Assets are subject to the satisfaction of certain other conditions, including the following: (a) the representations and warranties of the Company must be true and correct in all material respects as of the date of the Second Option Agreement and as of the Closing Date; (b) each of the agreements and covenants of the Company to be performed and complied with prior to Closing must have been duly performed and complied with in all material respects; (c) a title insurer selected by LIG must be prepared to issue, at the Closing, its standard policy of title insurance insuring LIG's interest in the real property to be transferred; and (d) the Company must have delivered to LIG certain documents, including without limitation bills of sale, assignments, and deeds, an assignment of trademark registration, the Escrow Agreement, the Employment Agreements, a legal opinion, a certificate attesting that the representations and warranties of the Company are accurate, resolutions adopted by the Company's Board of Directors and stockholders evidencing the taking of all necessary corporate action, the Non-Competition Agreement, copies of all necessary consents of third parties, good, marketable and insurable fee simple title to the Company's real property, all personnel and medical files of Company employees, tail coverage insurance documents, and such other documents or certificates as may be reasonably requested by LIG.

         The obligations of the Company to consummate the Sale of Assets are subject to the satisfaction of certain other conditions, including the following: (a) the stockholders of the Company must have properly adopted a resolution authorizing the execution, delivery and performance of the Transactions; (b) LIG must have paid the Purchase Price; (c) the representations and warranties of LIG must be true and correct in all material respects as of the date of the Second Option Agreement and as of the Closing Date; (d) each of the agreements and covenants of LIG to be performed and complied with as of the Closing must have been duly performed and complied with in all material respects; and (e) LIG must have delivered to the Company certain documents, including without limitation resolutions duly adopted by LIG's board of directors evidencing the taking of all necessary corporate action, the Escrow Agreement, the Employment Agreements, a legal opinion, the Non-Competition Agreement, a certificate attesting that the representations and warranties of LIG are accurate, documents relating to the Assumed Liabilities, and such other documents or certificates as may be reasonably requested by the Company.

Termination of the Second Option Agreement

         If, by September 15, 1999, the Company has not (i) obtained approval by the Company's stockholders of the Second Option Agreement and notified LIG in writing thereof and (ii) obtained written consents from certain lenders, the Second Option Agreement will automatically terminate. Furthermore, if LIG does not exercise the Second Option prior to its expiration, the Second Option Agreement will automatically terminate.

         In addition to the foregoing methods of termination, the Second Option Agreement may be terminated at any time prior to Closing: (a) by mutual consent of the parties; (b) by the board of directors of either party in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained in the Second Option Agreement which cannot be or has not been cured within 30 days after the giving of written notice of such breach to the other party; or (c) by the board of directors of either party in the event that any consent of any regulatory authority required for consummation of the Transactions has been denied by final, nonappealable action of such authority.

         In the event of the termination or expiration of the Second Option Agreement, each party will pay the costs and expenses incurred by it in connection with the Second Option Agreement, provided that, if termination is the direct or indirect result of an uncured willful breach of a representation, warranty, covenant or agreement, the breaching party will be fully liable to the non-breaching party for such default.

Amendment

         The Second Option Agreement may be amended only by a subsequent writing signed by both the Company and LIG.

Ancillary Agreements

         In connection with the Second Option Agreement and subject to stockholder approval thereof, the Company and LIG have entered into certain related ancillary agreements, including without limitation the Second R&D Agreement, the Second Loan Agreement and the Second Supply Agreement.

         Second R & D Agreement

         Pursuant to the Second R&D Agreement, LIG will engage the Company to perform certain research and development for a period of nine months commencing on the Effective Date of the Second Option Agreement. Such research and development focuses on the development of commercially viable technology for the manufacture of nitrile gloves for industrial and medical uses. LIG must provide funding for the research and development on the terms set forth in the Second Loan Agreement and may provide technical assistance to the Company for the research and development. In the Second R&D Agreement, the Company agrees: to support and assist LIG with respect to the protection of certain intellectual property rights; to furnish LIG with technical information and instruction regarding the results of the research and development and the development of related products; to maintain written work records and inform LIG of certain research milestones; and to provide LIG with progress reports and ultimately a final report detailing the findings, developments and results of the research and development. All information, inventions, technology and know-how developed pursuant to the Second R&D Agreement and all intellectual property rights resulting therefrom will be jointly owned by the Company and LIG. In the event that the Second Option Agreement expires or terminates without LIG's exercise of the Second Option, LIG agrees that, for a period of two years from the expiration of the Second Option Agreement, it will not exercise its intellectual property rights arising from the research and development conducted pursuant to the Second R&D Agreement to manufacture, use or sell clean room or clean room-related gloves anywhere in the world. A copy of the Second R&D Agreement is attached hereto as Annex B.

         Second Loan Agreement

         In order to implement the Second R&D Agreement, LIG has agreed to make available to the Company pursuant to the Second Loan Agreement a $750,000 term loan facility to be used for the acquisition of certain capital equipment for the manufacture of nitrile gloves and glove autostripping equipment and related capital expenditures. This credit limit of $750,000 includes all sums disbursed under the initial Loan Agreement between the parties dated December 22, 1997. A total of $626,162 has previously been advanced thereunder. If the Company desires to make a borrowing under the Second Loan Agreement, it must provide to LIG a written notice describing the equipment to be financed and the amount requested. Upon receipt of such notice, LIG has the right to approve or deny the request, provided that LIG may not unreasonably withhold its consent. To secure payment of the loans under the Second Loan Agreement, the Company has granted to LIG a security interest in certain equipment purchased by the Company with proceeds from such loans, certain tangible and intangible property relating to such equipment, and products and proceeds of the foregoing. If the Sale of Assets is consummated, the Company's obligation to repay the loans will be assumed by LIG. Otherwise, commencing nine months after the Effective Date of the Second Option Agreement (the "Conversion Date"), the principal balance of the loans made under the Second Loan Agreement must be repaid in 30 consecutive monthly installments. Interest will start to accrue on the unpaid principal amount of loans made pursuant to the Second Loan Agreement at a rate per annum equal to the prime rate plus 2% from the Conversion Date. If the Company fails to pay when due any portion of the principal of, or interest on, any loan, each such unpaid amount will bear interest from such due date at a rate equal to prime rate plus 5%. A copy of the Second Loan Agreement is attached hereto as Annex C.

         Second Supply Agreement

         LIG has agreed to purchase from the Company nitrile gloves in accordance with the Second Supply

Agreement. LIG has agreed to purchase from the Company at least 23,250,000 nitrile gloves during the nine-month period (in approximately equal amounts each month) following the Effective Date of the Second Option Agreement, unless the Second Option Agreement is terminated prior to the end of such period. All purchases will be at a price of $65 per case for powdered gloves and $82 per case for powder-free gloves. A case includes 1,000 nitrile gloves. The Second Supply Agreement also provides for the Company to repay, upon the termination of the Second Supply Agreement, the $350,000 working capital advance loaned by LIG pursuant to the existing supply agreement between the parties. A copy of the Second Supply Agreement is attached hereto as Annex D.


                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

         In connection with the Second Option Agreement and as a condition to the Sale of Assets, the Company is required to change its corporate name to a name that is not likely to be confused with "Phoenix." Therefore, the Company intends, subject to stockholder approval, to amend its Certificate of Incorporation to change the Company's corporate name from "Phoenix Medical Technology, Inc." to "PMT Inc.," to become effective only if and when the Sale of Assets is consummated. Failure to approve this proposal to change the name of the Company may render it impossible to complete the Sale of Assets. If the stockholders of the Company approve the Sale of Assets and the Sale of Assets is consummated, the Board of Directors believes that it is in the best interests of the Company and its stockholders to change the name of the Company to PMT Inc. In order to effect the change of the Company's corporate name, the First Article of the Company's Certificate of Incorporation will, subject to stockholder approval, be deleted in its entirety and will be replaced by the following language: "FIRST: The name of the Corporation is PMT Inc."

         Accordingly, the Board of Directors has approved, and recommends that the stockholders of the Company approve, an amendment to the Certificate of Incorporation to change the name of the Company from Phoenix Medical Technology, Inc. to PMT Inc., subject to consummation of the Sale of Assets as set forth herein. The name of the Company will not be changed if the Sale of Assets is not consummated.

         Approval of the proposed amendment to the Certificate of Incorporation to change the name of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. This proposal is subject to stockholder approval of the Sale of Assets as described in this Proxy Statement. If the Sale of Assets is not approved, this proposal to change the name of the Company will be withdrawn. There are no appraisal rights with respect to the proposal to amend the Certificate of Incorporation.

         The Board of Directors of the Company recommends a vote FOR the proposal to amend the Certificate of Incorporation to change the name of the Company to PMT Inc. and proxies solicited by the Board of Directors will be so voted unless a stockholder specifies a different choice.


     DISSOLUTION AND LIQUIDATION OF THE COMPANY FOLLOWING THE SALE OF ASSETS

         If LIG exercises the Second Option and the Company and LIG consummate the Sale of Assets, the Company's assets thereafter will consist principally of cash from the proceeds of the Sale of Assets. Since the Company will no longer have any operating assets, the Board of Directors has determined it advisable and in the best interests of the Company and its stockholders that the Company be dissolved and liquidated as soon as practicable following the Sale of Assets. It is currently anticipated that the Company will be dissolved and liquidated as soon as practicable following the termination of the Company's 18-month indemnification obligation under the Second Option Agreement. See "The Second Option Agreement -- Indemnification." Accordingly, the Board of Directors has approved the Plan of Dissolution and Liquidation, attached hereto as Annex E, providing for the dissolution and liquidation of the Company, with such proposal being contingent on (i) the proposals for the Second Option Agreement and amendment of the Certificate of Incorporation being approved by the stockholders of the Company at the Meeting, (ii) LIG's exercise of the Second Option, and
(iii) the Closing of the Sale of Assets (with such three contingencies referred to as the "Dissolution Conditions").

Post-Closing Operations

         If the Sale of Assets is consummated, the cash portion of the Purchase Price will be used by the Company to pay obligations not being assumed by LIG. These liabilities will be paid contemporaneously with or as soon as practicable following the Closing. In addition, the Company is a party to certain litigation, liability for which is not being assumed by LIG, and the Company may be required to make certain payments in connection with any judgment or settlement thereof. The Company will continue to defend vigorously any such litigation following the Closing. As soon as practicable following the termination of the Company's 18-month indemnification obligation under the Second Option Agreement, the Company will begin its dissolution and liquidation.

         The directors and officers of the Company immediately prior to the Closing Date will be the directors of and officers of the Company following the Closing, and will hold office until their respective successors are duly elected and qualified, or until their earlier resignation or removal, or as otherwise provided by law. The Certificate of Incorporation and Bylaws of the Company in effect immediately prior to the Closing Date will continue to be the Certificate of Incorporation and Bylaws of the Company following the Closing, until they may be thereafter duly amended in accordance with applicable law, subject, however, to the filing of the proposed amendment changing the name of the Company.

Dissolution

         Upon satisfaction of the Dissolution Conditions, the Board of Directors and officers of the Company will file a Certificate of Dissolution with the Secretary of State of Delaware as soon as practicable following the termination of the Company's 18-month indemnification obligation under the Second Option Agreement. The dissolution will become effective no later than 90 days following such filing.

         The Company will continue in existence for three years following the effective date of dissolution or for such longer period as the Delaware Court of Chancery may direct for the sole purpose of liquidating and winding up its affairs. The Company will continue to exist during such period regardless of whether the Company has made any liquidating distributions to its stockholders and regardless of the timing of any such distributions. With respect to any action, suit or proceeding begun by or against the Company either prior to or within three years after the date of its dissolution, such action will not abate by reason of the dissolution of the Company.

Liquidation and Payment of Claims

         Pursuant to the Plan of Dissolution, the Board of Directors and officers of the Company will be authorized and directed to carry out the complete liquidation and winding up of the affairs of the Company. Under the Plan of Dissolution, the Board of Directors and officers of the Company will publish and send notice to all known creditors of the Company, including persons with contingent, conditional or unmatured claims against the Company.

         Pursuant to the DGCL, upon filing of the Certificate of Dissolution, the Company will make payments to claimants in the following order of priority:
(a) payment of known claims made and not rejected; (b) posting any security offered and not rejected by the claimant; (c) posting any security required by the Delaware Court of Chancery for contingent or unknown claims; and (d) payment of any obligations and expenses incurred by the Company during the course of liquidating and winding up its affairs.

Distributions to Stockholders

         All assets remaining after the satisfaction of the claims and obligations of the Company will be distributed to the stockholders of the Company. In light of the extended length of time between the date of this Proxy Statement and the dates of potential dissolution and liquidation of the Company, as well as the pendency of certain litigation, management of the Company is currently unable to estimate the proceeds, on an aggregate or per share basis, which may be distributed to stockholders of the Company upon the liquidation of the Company. No amounts will be paid to any stockholders of the Company prior to the payment of such liquidating distributions, provided that the Company in its sole discretion may elect to distribute to the stockholders certain cash proceeds from the Sale of Assets as soon as practicable after the Closing. All holders of Common Stock will share ratably in any liquidating distributions. Following any liquidating distributions, the Company will continue to exist for three years following the effective date of dissolution or for such longer period as may be judicially mandated and the Company's stockholders may be subject to continuing liability for any liabilities of the Company which may accrue prior to the end of such period. See "-- Dissolution" and "-- Stockholders' Continuing Liability."

Stockholders' Continuing Liability

         If a court were to hold that the Company failed to pay or to make adequate provision for its liabilities, a creditor of the Company might obtain an injunction delaying or diminishing the distributions to the stockholders anticipated pursuant to the Plan of Dissolution. Further, pursuant to Section 282 of the DGCL, the stockholders of the Company may be held personally liable for the payment of any claim against the Company, but such personal liability would not exceed the lesser of the stockholder's pro rata share of the claim or the amount distributed to such stockholder pursuant to the Plan of Dissolution.

Voting

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on this matter is required to approve the proposed dissolution and liquidation of the Company. There are no appraisal rights with respect to the proposed dissolution and liquidation.

         The Board of Directors of the Company recommends a vote FOR the proposal to approve the Plan of Dissolution and proxies solicited by the Board of Directors will be so voted unless a stockholder specifies a different choice.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Second Option Payment


         The Second Option Payment will not be included in the Company's income at the time of receipt. If LIG exercises the Second Option, the Second Option Payment will be included in the amount realized by the Company for purposes of determining its gain or loss from the Sale of Assets. If the Second Option expires unexercised, the Second Option Payment will be ordinary income to the Company at the time of such expiration.

Payment of Purchase Price

         If LIG exercises the Second Option and the Company and LIG consummate the Sale of Assets, the Sale of Assets will be a taxable transaction for federal income tax purposes. The Company will have a gain or loss with respect to the assets sold to LIG equal to the difference between (1) the sum of (a) the cash portion of the Purchase Price, (b) the amount of the Assumed Liabilities, and
(c) the Second Option Payment and (2) the adjusted basis of such assets. The Company anticipates that a significant portion of any gain resulting from the Sale of Assets will be offset by the carry-forward of the Company's prior net operating losses. Prior to the liquidation of the Company, there would be no separate taxable event for stockholders of the Company related to the payment of the cash portion of the Purchase Price to the Company.

Liquidation of the Company

         If the Sale of Assets is consummated, the Company will dissolve and liquidate pursuant to the Plan of Dissolution, subject to approval of the Plan of Dissolution by the stockholders of the Company. The Company anticipates that, as part of such liquidation, the Company will distribute to the stockholders of the Company certain cash proceeds from the Sale of Assets.

         The receipt by a stockholder of the Company of cash for shares of Common Stock in the liquidation will be a taxable transaction for federal income tax purposes. Each stockholder of the Company will have a gain or loss with respect to each share of Common Stock owned by such stockholder equal to the difference between the total amount received as a liquidating distribution from the Company and such stockholder's tax basis for such shares. Any such gain or loss will be a capital gain or loss if such shares are held as a capital asset, and a long-term capital gain or loss if the stockholder has held such shares for more than one year as of the date of such liquidating distributions. There are limitations on the deductibility of capital losses.

         Each stockholder of the Company will, in general, be required to provide such stockholder's Social Security or other taxpayer identification number, confirmation that such stockholder is not a foreign person for purposes of the Foreign Investment in Real Property Tax Act or, in certain instances, other information, in order to avoid "back-up withholding" requirements which might apply under the Internal Revenue Code of 1986 (the "Code") or, in the case of stockholders that are foreign persons, withholding under Section 1445 of the Code. Any such person who does not furnish such information or furnishes inaccurate or incomplete information will be subject to having amounts withheld to pay certain taxes and may be subject to certain penalties imposed by the Internal Revenue Service.

         The foregoing tax discussion does not address the federal income tax consequences to special classes of taxpayers, including, without limitation, nonresident alien individuals, foreign corporations and tax exempt entities, and does not address any possible tax consequences under state, local or foreign law.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. THE COMPANY HAS NOT RECEIVED AN OPINION OF COUNSEL REGARDING FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED TRANSACTIONS AND MAKES NO REPRESENTATIONS OR ASSURANCES REGARDING THE TAX CONSEQUENCES OF THE SALE OF ASSETS OR LIQUIDATION TO ANY PARTICULAR STOCKHOLDER. EACH STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE POTENTIAL LIQUIDATION OF THE COMPANY, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH LAWS.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of the Record Date, regarding the beneficial ownership of Common Stock by: (a) each director of the Company; (b) each executive officer of the Company; (c) all directors and executive officers of the Company as a group; and (d) all other persons known by the Company to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated, the type of ownership of the shares set forth below is direct.


             Name and Address                       Number of Shares          Percent of Class
             of Beneficial Owner                   Beneficially Owned        Beneficially Owned
             -------------------                   ------------------        ------------------

             BankAmerica Corporation(1)                      496,058                  20.2%
             100 North Tryon Street
             Charlotte, NC  28255

             Edward W. Gallaher, Sr.                         103,495(2)                4.2%
             P.O. Box 346
             U.S. Highway 521 West
             Andrews, SC  29510

             Grover C. Mixon                                  63,534(3)                2.6%
             P.O. Box 346
             U.S. Highway 521 West
             Andrews, SC  29510

             William T. Sena                                  17,400                    *
             300 Main Street
             Cincinnati, OH  45202

             Harold H. Heath                                   5,000                    *
             Big Valley Ranch
             18883 Hwy. 20
             Winthrop, WA  98862

             All directors and executive officers            189,429                   7.7%
             as a group (4 persons)

---------------

* Percentage is less than 1% of the total number of outstanding shares of Common Stock.

1 The information concerning beneficial ownership is derived from an Amendment No. 1 to Schedule 13G dated February 3, 1999, which indicates that such shares are held by NationsBank, N.A., an indirect subsidiary of BankAmerica Corporation.

2    Includes 15,550 shares held by Mr. Gallaher's wife.

3    Includes 500 shares owned by Mr. Mixon's wife.

                   MARKET PRICE OF THE COMPANY'S COMMON STOCK

         Since April 1991, there has not been an active trading market for the Common Stock. The Common Stock has been quoted sporadically in the National Quotation Bureau "pink sheets." On December 23, 1997, the last trading day before the Company and LIG announced that they had signed the First Option Agreement, the bid and asked prices for the Common Stock were $0.50 per share and $1.50 per share, respectively. On May 28, 1999, the last trading day before the Company and LIG executed the Second Option Agreement, the bid and asked prices for the Common Stock were $0.25 per share and $0.59 per share, respectively. Such bid and asked prices do not necessarily represent actual transactions in the Common Stock and should not be taken to indicate the existence of any established trading market.

                                     EXPERTS

         The Company's balance sheets as of December 31, 1998 and 1997, and related statements of income, changes in retained earnings and cash flows for each of the three years in the period ended December 31, 1998, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         The Company did not hold an Annual Meeting of Shareholders during the fiscal year ended December 31, 1998. At this time, the Company does not anticipate holding an Annual Meeting of Shareholders during the fiscal year ending December 31, 1999, particularly if the Second Option is exercised and the Sale of Assets is consummated during such fiscal year. However, pursuant to Rule 14a-8(e) under the Exchange Act, if the Company does hold an Annual Meeting of Shareholders during the fiscal year ending December 31, 1998, any proposal that a shareholder intends to present for action at such meeting must be received by the Company a reasonable time before the Company makes a solicitation of proxies in connection with such meeting. If the Company does not receive notice of a shareholder proposal within a reasonable time before the Company makes such solicitation of proxies, but still plans to allow shareholders to vote on the shareholder proposals at the meeting, then the persons names as proxies in the proxy statement and form of proxy for the meeting will have discretionary authority to vote on such shareholder proposals, without discussion of the matters in the proxy statement and without such proposals appearing as separate items on the proxy card. Shareholder proposals should be mailed to Phoenix Medical Technology, Inc., P.O. Box 346, U.S. Highway 521 West, Andrews, South Carolina 29510.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed by the Company with the Commission on March 12, 1999, and the Company's Quarterly Report on Form 10-QSB for the quarterly period ended April 4, 1999, as filed by the Company with the Commission on May 18, 1999, are being provided to each stockholder of the Company as an enclosure with this Proxy Statement and are hereby incorporated by reference in this Proxy Statement.

                                                                         ANNEX A





                             SECOND OPTION AGREEMENT

                                 BY AND BETWEEN

                        LONDON INTERNATIONAL GROUP, INC.

                                       AND

                        PHOENIX MEDICAL TECHNOLOGY, INC.






                            Dated as of May 31, 1999

                                TABLE OF CONTENTS


                                                                                               PAGE

PREMISES.........................................................................................1
ARTICLE 1 SECOND OPTION..........................................................................2

         1.1      Grant of Second Option.........................................................2

         1.2      Option Payment.................................................................2

         1.3      Exercise of Option.............................................................2

         1.4      Shareholder Approval...........................................................2

         1.5      Conditions to Second Option; Term of Second Option.............................3

                  (a)      Conditions............................................................3

                  (b)      Notice to Option Escrow Agent.........................................3

                  (c)      Term..................................................................3

                  (d)      Expiration If Conditions Not Satisfied................................3

         1.6      Sale to Third Party............................................................3
ARTICLE 2 PURCHASE AND SALE OF ASSETS............................................................4

         2.1      Purchase and Sale of Assets....................................................4

         2.2      Purchase Price.................................................................4

         2.3      Purchase Price Adjustment......................................................4

                  (a)      LIG Closing Date Balance Sheet........................................4

                  (b)      Objections to LIG Closing Date Balance Sheet..........................5

                  (c)      Adjustment to Purchase Price..........................................5

         2.4      Escrow.........................................................................5

         2.5      Assumption of Liabilities......................................................6

         2.6      Assignment of Contracts........................................................6

         2.7      General Limitations on Assumption of Liabilities...............................7
ARTICLE 3 CLOSING................................................................................7

         3.1      Time and Place of Closing......................................................7

         3.2      Closing Date...................................................................7

         3.3      Documents Delivered by Phoenix at Closing......................................7

         3.4      Documents Delivered by LIG at Closing..........................................9
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PHOENIX..............................................9

         4.1      Organization, Standing, and Capital Structure..................................9

         4.2      Authority; No Breach By Agreement..............................................10

                                                                                               PAGE

         4.3      Financial Statements...........................................................11

         4.4      Title to Assets................................................................11

         4.5      Inventory......................................................................11

         4.6      Accounts Receivable............................................................11

         4.7      Absence of Undisclosed Liabilities.............................................12

         4.8      Absence of Certain Changes or Events...........................................12

         4.9      Tax Returns....................................................................12

         4.10     Environmental Matters..........................................................13

         4.11     Compliance with Laws...........................................................14

         4.12     Remuneration...................................................................14

         4.13     Labor Relations................................................................15

         4.14     Employee Benefit Plans.........................................................15

         4.15     Material Contracts.............................................................17

         4.16     Real Property..................................................................18

         4.17     Fixed Asset Leases.............................................................19

         4.18     Legal Proceedings..............................................................19

         4.19     Suppliers and Customers........................................................19

         4.20     Products Liability; Warranties.................................................20

         4.21     Intellectual Property..........................................................20

         4.22     Insurance......................................................................21

         4.23     Computer Software and Databases................................................21

         4.24     Compliance with the Immigration Reform and Control Act.........................21

         4.25     Compliance with OSHA...........................................................21

         4.26     Interested Transactions........................................................22
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF LIG..................................................22

         5.1      Organization, Standing, and Power..............................................22

         5.2      Authority; No Breach By Agreement..............................................22
ARTICLE 6 COVENANTS..............................................................................23

         6.1      Conduct of Phoenix's Business Pending Consummation.............................23

         6.2      Additional Covenants of Phoenix................................................25

                  (a)      Continuation of Corporation...........................................26

                  (b)      Continuation of Insurance.............................................26

                  (c)      Exclusive Dealing.....................................................26

                                                                                               PAGE

                  (d)      Consents and Approvals................................................26

                  (e)      Due Diligence.........................................................26

         6.3      Covenants of LIG...............................................................27
ARTICLE 7 ADDITIONAL AGREEMENTS..................................................................27

         7.1      Agreement as to Efforts to Consummate..........................................27

         7.2      Confidentiality................................................................28

         7.3      Notification of Certain Events.................................................28

         7.4      Public Releases................................................................28

         7.5      Forwarding of Amounts..........................................................28

         7.6      Plant Closing Law..............................................................28

         7.7      Assumption of Employee Benefit Plan Obligations; Transfer of Assets............29

         7.8      Change of Name.................................................................29

         7.9      Tax Matters....................................................................29

                  (a)      Sales Taxes, Etc......................................................29

                  (b)      Section 1060 Statement and Forms......................................30

                  (c)      Control of Tax Proceedings............................................30

                  (d)      Cooperation on Tax Matters............................................30

                  (e)      BULK SALES LAWS.......................................................30

         7.10     Wastewater Treatment System....................................................30
ARTICLE 8 INDEMNIFICATION........................................................................31

         8.1      Survival of Representations and Warranties.....................................31

         8.2      Obligation of Phoenix to Indemnify.............................................31

         8.3      Obligation of LIG to Indemnify.................................................32

         8.4      Limitations on Indemnification.................................................33

         8.5      Notice of Loss or Asserted Liability; Expiration of Indemnification............33

         8.6      Opportunity to Contest.........................................................34

         8.7      Disputes with Customers or Suppliers...........................................35

         8.8      Subrogation Rights.............................................................35

         8.9      Exclusive Remedies.............................................................35
ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE THE PURCHASE AND SALE OF THE ASSETS..36

         9.1      Conditions to Obligations of Each Party........................................36

                                                                                               PAGE

                  (a)      Exercise of Second Option.............................................36

                  (b)      Regulatory Approvals..................................................36

                  (c)      Consents and Approvals................................................36

                  (d)      Legal Proceedings.....................................................36

         9.2      Conditions to Obligations of LIG...............................................37

                  (a)      Representations and Warranties........................................37

                  (b)      Performance of Agreements and Covenants...............................37

                  (c)      Delivery of Documents.................................................37

                  (d)      Real Property.........................................................37

         9.3      Conditions to Obligations of Phoenix...........................................37

                  (a)      Shareholder Approval..................................................38

                  (b)      Payment of Purchase Price.............................................38

                  (c)      Representations and Warranties........................................38

                  (d)      Performance of Agreements and Covenants...............................38

                  (e)      Delivery of Documents.................................................38
ARTICLE 10 TERMINATION...........................................................................38

         10.1     Termination....................................................................38

         10.2     Effect of Termination..........................................................39

         10.3     Risk of Loss...................................................................39
ARTICLE 11 GOVERNING LAW; DISPUTE RESOLUTION.....................................................39

         11.1     Governing Law..................................................................39

         11.2     Arbitration....................................................................40

                  (a)      American Arbitration Association Rules................................40

                  (b)      Composition of Arbitral Tribunal......................................40

                  (c)      Situs; Language.......................................................40

                  (d)      Judicial Assistance...................................................40
ARTICLE 12 MISCELLANEOUS.........................................................................40

         12.1     Entire Agreement...............................................................40

         12.2     Amendments.....................................................................40

         12.3     Expenses.......................................................................41

         12.4     Brokers and Finders............................................................41

         12.5     Waivers........................................................................41

         12.6     Assignment.....................................................................42

                                                                                               PAGE

         12.7     Notices........................................................................42

         12.8     Counterparts...................................................................43

         12.9     Captions.......................................................................43

         12.10    Interpretations................................................................43

         12.11    Severability...................................................................43
ARTICLE 13 DEFINITIONS...........................................................................43

         13.1     Definitions....................................................................43

         13.2     Definitions Elsewhere in Agreement.............................................50

                             SECOND OPTION AGREEMENT


                  THIS SECOND OPTION AGREEMENT (this "Agreement") is made and entered into as of May 31, 1999, by and between LONDON INTERNATIONAL GROUP, INC. ("LIG"), a New Jersey corporation having its principal place of business at 3585 Engineering Drive, Norcross, Georgia 30092, and PHOENIX MEDICAL TECHNOLOGY, INC. ("Phoenix"), a Delaware corporation having its principal place of business at Route 521 West, Andrews, South Carolina 29510.


                                    PREMISES

         A. LIG and Phoenix were parties to an Option Agreement made and entered into as of December 22, 1997 (the "First Option Agreement"). The Option (as defined in Section 1.1 of the First Option Agreement) expired as of April 28, 1999. LIG wishes to acquire, and Phoenix wishes to sell to LIG, a Second Option on the terms and conditions set out herein.

         B. Contemporaneously with, and as part of the consideration for, this Agreement, the Parties are also entering into: (1) an Amended and Restated Loan and Security Agreement by and between LIG and Phoenix, dated as of even date herewith (the "Amended Loan Agreement"), pursuant to which LIG has loaned and will continue to loan Phoenix certain funds to purchase capital equipment and make certain related capital expenditures; (2) a Second Research and Development Agreement by and between LIG and Phoenix, dated as of even date herewith (the "Second R&D Agreement"), pursuant to which the Parties are developing and will continue to develop jointly certain technology to be used in the manufacture of nitrile gloves; and (3) a Second Agreement for the Purchase and Sale of Goods, dated as of even date herewith, pursuant to which Phoenix is agreeing to sell LIG, and LIG is agreeing to purchase from Phoenix, nitrile gloves (the "Second Supply Agreement").

         C. The Boards of Directors of LIG and Phoenix are each of the opinion that the transactions described in this Agreement are in the best interests of their respective shareholders.

         D. The transactions described in this Agreement are subject to the approval of the shareholders of Phoenix and to the satisfaction of certain other conditions described in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual warranties, representations, covenants and agreements set forth in this Agreement, the Parties agree as follows:

                                    ARTICLE 1
                                  SECOND OPTION

         1.1      GRANT OF SECOND OPTION.

                  For and in consideration of LIG's payment of the Option Payment pursuant to Article 1.2 and LIG's execution of the Amended Loan Agreement, the Second R&D Agreement, and the Second Supply Agreement, Phoenix grants LIG an option to purchase substantially all of the Assets and Business of Phoenix, and to assume substantially all of the Liabilities of Phoenix, upon the terms and conditions set out in this Agreement (the "Second Option").

         1.2      OPTION PAYMENT.

                  For and in consideration of Phoenix's grant of the Second Option pursuant to Article 1.1, LIG agrees to pay Phoenix $150,000.00 (One Hundred Fifty Thousand United States Dollars) (the "Option Payment"). LIG shall deliver the amount of the Option Payment to the Option Escrow Agent pursuant to the terms of the Second Option Escrow Agreement upon the execution by both Parties of: (a) this Agreement; (b) the Amended Loan Agreement; (c) the Second R&D Agreement; and (d) the Second Supply Agreement.

         1.3      EXERCISE OF OPTION.

                  LIG shall be entitled to exercise the Second Option at any time during the Option Period by delivering to Phoenix a notice of exercise in substantially the form of Exhibit 1.3 (the "Notice of Exercise"). LIG's decision to exercise or not exercise the Second Option shall be entirely at LIG's discretion.

         1.4      SHAREHOLDER APPROVAL.

                  Phoenix covenants and agrees with LIG to call a meeting of the shareholders of Phoenix (the "Shareholders' Meeting") as soon as reasonably practicable after the execution of this Agreement for the purpose of voting upon approval of this Agreement and such related matters as Phoenix deems appropriate. In connection with the Shareholders' Meeting: (i) Phoenix shall prepare and mail a proxy statement (the "Proxy Statement") to its shareholders;
(ii) each Party shall furnish to the other all information reasonably requested by the other Party in connection with the Proxy Statement; (iii) the Board of Directors of Phoenix shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to the shareholders of Phoenix the approval of this Agreement; and (iv) the Board of Directors and officers of Phoenix shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable best efforts to obtain such shareholders' approval. LIG agrees to bear up to $50,000.00 of the expenses incurred by Phoenix in carrying out the actions described in this Section 1.4.

         1.5      CONDITIONS TO SECOND OPTION; TERM OF SECOND OPTION.

                  (a)      Conditions

                  The Second Option shall come into effect on the date the last of the following conditions has been fulfilled (the "Effective Date"):

                           (i) LIG has been notified in writing that this Agreement has been approved by the shareholders of Phoenix; and

                           (ii) The Parties have received written Consents to this Agreement from Carolina First Bank and Bank of America N.A., and, if the Refinancing Date (as defined in the Amended Loan Agreement) has occurred before the condition in Section 1.5(a)(i) above has been met, from the lender under the New Debt Agreements (as defined in the Amended Loan Agreement).

                  (b)      Notice to Option Escrow Agent

                  LIG agrees to forward to the Option Escrow Agent the notice of Phoenix shareholder approval pursuant to Article 1.5(a) (i) promptly upon LIG's receipt of said notice from Phoenix.

                  (c)      Term

                  LIG shall be entitled to exercise the Second Option for a period expiring at midnight nine months from the Effective Date (the "Option Period"), unless this Agreement is earlier terminated pursuant to the terms of
Article 10. If LIG does not exercise the Second Option during the Option Period, this Agreement shall terminate and be of no further force or effect except as provided in Article 10.2. Time is of the essence in calculating the Option Period.

                  (d)      Expiration If Conditions Not Satisfied

                  If the conditions set forth in Article 1.5(a) have not been fully satisfied on or before August 1, 1999, this Agreement shall be of no further force or effect, except as provided in Article 10.2, and LIG shall be entitled to restitution of the Option Payment.

         1.6      SALE TO THIRD PARTY.

                  Phoenix agrees to pay LIG as a break-up fee $650,000 (Six Hundred Fifty Thousand United States Dollars), if at any time after Phoenix's receipt of the Option Payment and during the term of this Agreement: (x) Phoenix sells, or agrees to sell, to any Person other than LIG substantially all of the Assets and Business, or (y) Phoenix merges, or agrees to merge, with any Person.

                                    ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

         2.1      PURCHASE AND SALE OF ASSETS.

                  Upon LIG's exercise of the Option, and subject to the terms and conditions of this Agreement, at the Closing Phoenix, in exchange for LIG's payment of the Purchase Price and assumption of the Assumed Liabilities, shall sell, assign, transfer, convey, and deliver to LIG all of Phoenix's right, title, and interest in and to the Assets, free and clear of any and all Liens, other than Permitted Liens. Phoenix shall not be obligated by this Agreement to sell, assign, transfer, convey, or deliver to LIG, and LIG shall not be obligated to purchase from Phoenix, the Retained Assets.

         2.2      PURCHASE PRICE.

                  In consideration for the sale, transfer, conveyance, assignment and delivery of the Assets by Phoenix to LIG, and in reliance upon the representations, warranties, covenants, and agreements made in this Agreement by Phoenix, at the Closing LIG shall pay Phoenix $6,071,708 (Six Million Seventy-One Thousand Seven Hundred Eight United States Dollars) (the "Purchase Price") as follows:

                  (a) LIG shall deliver to Phoenix $4,471,708 (Four Million Four Hundred Seventy-One Thousand Seven Hundred Eight United States Dollars) in cash by wire transfer or in immediately available funds; and

                  (b) LIG shall deliver $1,600,000.00 (One Million Six Hundred Thousand United States Dollars) in cash to the Escrow Agent in accordance with the Escrow Agreement and Article 2.4 of this Agreement.

         2.3      PURCHASE PRICE ADJUSTMENT.

                  (a)      LIG Closing Date Balance Sheet.

                  Following the Closing, LIG shall cause its accountants to prepare a balance sheet for Phoenix as of the Closing Date in accordance with GAAP and, to the extent consistent with GAAP, Phoenix's past accounting practices, exclusive of the Retained Assets and the Retained Liabilities (the "LIG Closing Date Balance Sheet"). Phoenix's accountants shall be entitled to observe all stages of the preparation of the LIG Closing Date Balance Sheet. As promptly as possible, and in any event no later than sixty (60) days after Closing, LIG shall provide to Phoenix the LIG Closing Date Balance Sheet and the work papers on which its calculation was based. Unless Phoenix notifies LIG in writing, within thirty (30) days of Phoenix's receipt of the LIG Closing Date Balance Sheet, that Phoenix objects to the LIG Closing Date Balance Sheet and specifies the nature of and basis for that objection, the shareholders' equity set forth in the LIG Closing Date Balance Sheet shall be the "Shareholders' Equity" used for the calculation of the Adjusted Purchase Price pursuant to
Article 2.3(c).

                  (b)      Objections to LIG Closing Date Balance Sheet.

                  If Phoenix notifies LIG of an objection to the LIG Closing Date Balance Sheet within the thirty (30) days provided in Article 2.3(a), and LIG and Phoenix are unable to resolve that objection within thirty (30) days of LIG's receipt of Phoenix's objection, the disagreement shall be submitted to a nationally recognized independent certified public accounting firm in the United States satisfactory to both parties (the "Independent CPA"). Each Party shall provide the Independent CPA with such information and documents as the Independent CPA may reasonably request. The Independent CPA shall prepare its own Closing Date balance sheet for Phoenix in accordance with GAAP and, to the extent consistent with GAAP, Phoenix's past accounting practices, exclusive of the Retained Assets and the Retained Liabilities (the "Independent CPA Closing Date Balance Sheet"). The Independent CPA's determination shall be binding on all parties, and the shareholders' equity as set out in the Independent CPA Closing Date Balance Sheet shall be the "Shareholders' Equity" used to calculate the Adjusted Purchase Price pursuant to Article 2.3(c). The fees of the Independent CPA shall be divided equally between LIG and Phoenix.

                  (c)      Adjustment to Purchase Price.

                           (i) If the Shareholders' Equity equals or is greater than $750,000 (Seven Hundred Fifty Thousand United States Dollars), LIG shall promptly pay the difference to Phoenix by wire transfer of funds or by any other mutually agreed procedure.

                           (ii) If the Shareholders' Equity is less than $750,000 (Seven Hundred Fifty Thousand United States Dollars). LIG shall be entitled to receive the difference from the Purchase Price Adjustment Escrow Account pursuant to the terms of the Escrow Agreement. If the Purchase Price Adjustment Escrow Account is insufficient to satisfy the amount of any adjustment to which LIG is entitled, Phoenix shall promptly pay LIG the difference by wire transfer of funds or any other mutually agreed procedure.

         2.4      ESCROW.

                  At Closing, the Parties shall execute the Escrow Agreement substantially in the form of Exhibit 2.4 (the "Escrow Agreement"), setting forth the terms and conditions governing the accounts used for the escrow (the "Escrow Accounts"). The Escrow Accounts shall serve as security for (a) the payment of a Purchase Price adjustment to LIG pursuant to Article 2.3(c) (ii) (the "Purchase Price Adjustment Escrow Account"); and (b) payment of indemnification claims of LIG pursuant to Article 8 (the "Indemnification Escrow Account").

         2.5      ASSUMPTION OF LIABILITIES.

                  (a) Upon Closing, LIG shall assume and thereafter shall pay, perform, satisfy, be responsible for and discharge the Assumed Liabilities.

                  (b) Notwithstanding Article 2.5(a):

                           (i) LIG shall not be obligated to assume responsibility for (x) any Liabilities arising out of the Retained Assets or (y) the Retained Liabilities;

                           (ii) LIG shall not be required to pay, perform, satisfy, be responsible for, or discharge any Assumed Liability so long as LIG shall in good faith contest the amount or validity thereof or shall in good faith assert any defense or offset thereto; and

                           (iii) LIG shall not assume, pay, satisfy, or discharge any Assumed Liability to the extent that such Assumed Liability is covered by valid insurance carried by Phoenix.

                  (c) LIG covenants that it will do, execute, and deliver all such further acts and instruments which Phoenix may reasonably request in order to evidence more fully the assumption of the Assumed Liabilities.

         2.6      ASSIGNMENT OF CONTRACTS.

                  (a) Phoenix agrees to use its best endeavors to assign to LIG, and LIG agrees to assume from Phoenix, all of Phoenix's rights and obligations under each of Phoenix's Material Contracts, a list of which appears in Article 2.6(a) to the Phoenix Disclosure Memorandum (the "Material Contracts").

                  (b) In the event that Phoenix, despite its best endeavors, is unable to obtain the consent of the other party or parties to any Material Contract to the assignment of that Material Contract to LIG as contemplated by
Article 2.6(a): (i) Phoenix agrees to sub-contract the performance of each such Material Contract to LIG and to act as LIG's agent in the collection of any payments due under each such sub-contract; and (ii) LIG agrees to perform each such sub-contract and to hold Phoenix harmless from any loss or liability arising out of LIG's performance of it.

                  (c) Any Material Contract that can neither be assigned to LIG pursuant to Article 2.6(a) nor sub-contracted to LIG pursuant to Article 2.6(b) shall be deemed a Retained Asset, and any Liabilities associated with any such Material Contract shall be deemed Retained Liabilities.

         2.7      GENERAL LIMITATIONS ON ASSUMPTION OF LIABILITIES.

                  Nothing in this Article 2 shall be deemed to release Phoenix from its representations, warranties, covenants, and agreements contained in this Agreement. Phoenix shall pay, satisfy, and perform all of the Retained Liabilities.

                                    ARTICLE 3
                                     CLOSING

         3.1      TIME AND PLACE OF CLOSING.

                  The Closing will take place at 10:00 A.M. on the Closing Date at the offices of Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

         3.2      CLOSING DATE.

                  The Closing Date shall occur as soon as possible following LIG's exercise of the Option pursuant to Article 1.3 but no later than five (5) business days following the date on which the last of the conditions set forth in Article 9 (except for any condition involving the delivery of certificates, agreements, opinions, or documents on the Closing Date) is satisfied or waived.

         3.3      DOCUMENTS DELIVERED BY PHOENIX AT CLOSING.

                  At Closing, Phoenix shall deliver or cause to be delivered to LIG the following documents:

                  (a) Good and sufficient bills of sale, assignments, general warranty deeds, and any other instruments of sale, conveyance, transfer, or assignment, with general warranties, dated as of the Closing Date, required or deemed necessary by LIG in order to vest fully and effectively in LIG good and marketable title to the Assets free of all Material Liens, other than Permitted Liens;

                  (b) The Assignment of Trademark Registration, dated as of the Closing Date, duly executed by Phoenix, substantially in the form of Exhibit 3.3(b);

                  (c) The Escrow Agreement, dated as of the Closing Date, duly executed by Phoenix, substantially in the form of Exhibit 2.4;

                  (d) The Amendment to Consulting and Non-Competition Agreement, duly executed by Edward W. Gallaher, Sr., and the Employment Agreement, duly executed by Grover Mixon, each dated as of the Closing Date, substantially in the form of the agreements at Exhibit 3.3(d) (collectively, the "Employment Agreements");

                  (e) An Opinion of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to Phoenix, in substantially the form of Exhibit 3.3(e);

                  (f) A certificate from the Chief Executive Officer of Phoenix attesting that each of the representations and warranties of Phoenix set out in
Article 4 of this Agreement is accurate in all Material respects as of the date of this Agreement and, as qualified by the Supple-mental Disclosure Memorandum, as of the date of both the Supplemental Disclosure Memorandum and the Closing Date;

                  (g) Certified copies of resolutions duly adopted by Phoenix's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement;

                  (h) The Non-Competition Agreement, dated as of the Closing Date, duly executed by Phoenix and by Edward W. Gallaher, Sr. and Grover Mixon, substantially in the form of Exhibit 3.3(h);

                  (i) Copies of all Consents, approvals, authorizations, or Orders of third parties necessary for the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated by it, and such other Consents of third parties as are needed, in the reasonable judgment of LIG, for LIG to conduct the Business in substantially the same manner as it is now conducted;

                  (j) Good, marketable, and insurable fee simple title to the Real Property, free of all Material Liens (except any Permitted Liens) and such documents as LIG's title insurer may reasonably request to issue a title insurance policy insuring LIG's ownership of the Real Property free of all Material Liens other than Permitted Liens;

                  (k) All personnel, medical, and similar files concerning any employee who will be hired by LIG following the Closing, and all forms and materials required to be maintained by virtue of OSHA or any similar state program;

                  (l) Documents evidencing the Tail Coverage Insurance, as provided in Article 8.4(d); and

                  (m) Such other documents or certificates as shall be reasonably requested by LIG.

         3.4      DOCUMENTS DELIVERED BY LIG AT CLOSING.

                  At Closing, LIG shall deliver or cause to be delivered to Phoenix the following documents:

                  (a) Certified copies of resolutions duly adopted by LIG's board of directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement;

                  (b) The Escrow Agreement, dated as of the Closing Date, duly executed by LIG, in substantially the form of Exhibit 2.4;

                  (c) The Employment Agreements, dated as of the Closing Date, duly executed by LIG, in substantially the form of Exhibit 3.3(d);

                  (d) An Opinion of Alston & Bird LLP, counsel to LIG, in substantially the form of Exhibit 3.4(d);

                  (e) The Non-Competition Agreement, dated as of the Closing Date, duly executed by LIG, and in substantially the form of Exhibit 3.3(h);

                  (f) A certificate of a duly authorized officer of LIG attesting that each of the representations and warranties of LIG set forth in
Article 5 of this Agreement is accurate in all Material respects as of the date of this Agreement and as of the Closing Date;

                  (g) Documents demonstrating that each of the Assumed Liabilities has either been (i) fully satisfied and discharged or (ii) assumed by LIG and released as to Phoenix with the written agreement of the creditor in question; and

                  (h) Such other documents or certificates as shall be reasonably requested by Phoenix.


                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF PHOENIX


                  Phoenix represents and warrants to LIG as follows:

         4.1      ORGANIZATION, STANDING, AND CAPITAL STRUCTURE.

                  (a) Phoenix is a corporation duly organized, validly existing, and in good standing under the Laws of the State of DELAWARE, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate the Assets. Phoenix is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of the Business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Phoenix.

                  (b) The authorized capital stock of Phoenix consists of five million (5,000,000) authorized shares of Phoenix Common Stock, of which (i) 2,459,621 shares are issued and outstanding as of the date of this Agreement, and (ii) 21,000 shares are subject to option at an option price of less than $2.45 . All of the issued and outstanding shares of capital stock of Phoenix are duly and validly issued and outstanding and are fully paid and non-assessable under the Delaware Business Corporation Act. None of the outstanding shares of capital stock of Phoenix has been issued in violation of any preemptive rights of the current or past shareholders of Phoenix.

         4.2      AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) Phoenix has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated by it. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, have been, or at the Effective Date will have been, duly and validly authorized by all necessary corporate action on the part of Phoenix, and this Agreement will at the Effective Date represent a legal, valid, and binding obligation of Phoenix, enforceable against Phoenix in accordance with its terms.

                  (b) Except as set forth in Article 4.2(b) of the Phoenix Disclosure Memorandum, neither the execution and delivery of this Agreement by Phoenix, nor the consummation by Phoenix of the transactions contemplated hereby, nor compliance by Phoenix with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of Phoenix's Certificate of Incorporation or Bylaws; (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset under, any Contract or Permit of Phoenix; or (iii) violate any Law or Order applicable to Phoenix or any Asset.

                  (c) No notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Phoenix of the transactions contemplated in this Agreement other than: (i) in connection or compliance with the provisions of U.S. securities Laws and applicable state corporate and securities Laws; (ii) Consents required from Regulatory Authorities; and (iii) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans.

         4.3      FINANCIAL STATEMENTS.

                  The Phoenix Financial Statements: (a) have been prepared from the books and records of Phoenix, which are complete and correct in all Material respects, (b) have been prepared in accordance with GAAP, and (c) fairly present the financial position of Phoenix as of their respective dates and the results of operations of Phoenix for the periods then ended.

         4.4      TITLE TO ASSETS.

                  Phoenix has, or will have on the Closing Date, and as a result of the transactions contemplated by this Agreement LIG will receive, good and marketable title to all of the Assets free and clear of any Liens, except Permitted Liens. Phoenix is not a party to any Contract under which any right to purchase, obtain, or acquire any rights in any of the Assets or the Business has been granted to anyone, except Contracts providing for the sale of inventory in the ordinary course of business.

         4.5      INVENTORY.

                  (a) All Transferred Inventory shall consist of items of a quality, quantity and condition usable and saleable in the ordinary course of the Business without discount or reduction

(other than trade discounts or reductions granted in the ordinary course of business) and conform to generally accepted standards in the industry of which Phoenix is a part. The value of each item of Transferred Inventory reflected on the 1998 Phoenix Balance Sheet was, in each instance, valued at a reasonable amount in accordance with GAAP and based on the ordinary course of the Business consistent with the historical valuation policy of Phoenix and is not subject to any write-down or write-off in excess of the inventory reserves stated in that balance sheet.

                  (b) To Phoenix's Knowledge, Contracts for the purchase of raw materials, parts and services were not in excess of the prevailing market prices at the time the Contracts were entered into. Contracts for the sale of finished goods are at prices in excess of the prices used in valuing Transferred Inventory, after allowing for reasonable selling expenses and production overhead. At December 31, 1998, there were no pending or, to Phoenix's Knowledge, threatened claims against Phoenix seeking return of, credit for, or reimbursement for merchandise by reason of alleged overshipments, defective merchandise, or otherwise, including merchandise held by customers of Phoenix pursuant to a Contract providing that such merchandise is or would be returnable, except to the extent reserved against on the 1998 Phoenix Balance Sheet.

         4.6      ACCOUNTS RECEIVABLE.

                  Phoenix's accounts receivable reflected on the 1998 Phoenix Balance Sheet (a) represent monies legally owed to Phoenix for goods sold or delivered or for services provided, and (b) have been properly reserved against on the 1998 Phoenix Balance Sheet in accordance with GAAP.

         4.7      ABSENCE OF UNDISCLOSED LIABILITIES.

                  To Phoenix's knowledge, except as set forth in Article 4.7 of the Disclosure Memorandum, Phoenix has no Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Assets, except Liabilities which are accrued or reserved against in the 1998 Phoenix Balance Sheet. Phoenix has incurred or paid no Liability since December 31, 1998, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Assets.

         4.8      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Since December 31, 1998, except as disclosed in the Phoenix Financial Statements, (a) the Business has been carried on only in the ordinary course consistent with past practice, (b) Phoenix has not made any change in any method of accounting or accounting practice, (c) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Phoenix, and (d) Phoenix has taken no action, or failed to take any action, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Phoenix provided in Article 6.1 of this Agreement.

         4.9      TAX RETURNS.

                  All Tax Returns applicable to the Assets or the Business required by Law to be filed by Phoenix on or before the date of this Agreement have been or will be filed, and Phoenix has neither requested nor been granted any extension that would extend the time for filing any Tax Return applicable to the Assets or the Business to a date after the date of this Agreement. All such Tax Returns were correct and complete in all Material respects. Phoenix has not agreed to any waiver of any statute of limitations or extension of time within which to make an assessment or assert a deficiency in respect of Taxes. Except as disclosed in Article 4.9 of the Phoenix Disclosure Memorandum, all Taxes upon the Business or the Assets which were required to be paid by Phoenix on or before this date (whether or not shown on any Tax Return) have been duly paid and satisfied. Phoenix has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Insofar as any such matter would have a Material Adverse Effect on the Business or the
Assets: no claim of Taxes due is being contested by Phoenix; no request by Phoenix has been granted or is pending for extensions of the time for payment of any Tax; no notice has been received by Phoenix of any additional assessments; and no additional assessment or Tax against the Assets or the Business is pending or, to Phoenix's Knowledge, threatened. Adequate provision has been made in the 1998 Phoenix Balance Sheet for all accrued Tax Liabilities not required to be paid by Phoenix prior to the dates thereof. Except as provided in this Agreement, there is no Contract, agreement, election, or intercompany account under which LIG as owner of the Business will have an obligation to contribute to the payment of any Tax payable by Phoenix or an Affiliate of Phoenix.

         4.10     ENVIRONMENTAL MATTERS.

                  Except as set forth in Article 4.10 of the Phoenix Disclosure Memorandum, to Phoenix's Knowledge:

                  (a) There are no Environmental Claims or Litigation pending or threatened against Phoenix with respect to (i) the ownership, use, condition or operation of the Business, the Assets or any other asset of Phoenix or any asset formerly held for use or sale by Phoenix, or (ii) any violation or alleged violation by Phoenix of any Environmental Law or any Order related to Environmental Matters.

                  (b) There are no existing Material violations of (i) any Environmental Law, or (ii) any Order related to Environmental Matters, with respect to the ownership, use, condition or operation of the Business, the Assets or any other asset of Phoenix.

                  (c) There are no past or present circumstances, conditions, or events that could form the basis of (i) any Environmental Claim against Phoenix, or (ii) any Litigation against any Person whose Liability (or any portion thereof) for Environmental Matters or violation of Environmental Laws Phoenix has or may have retained or assumed contractually or by operation of law.

                  (d) Phoenix has not used any assets or premises of Phoenix or any part thereof for the handling, treatment, storage, or disposal of any Hazardous Material in Material violation of any Environmental Law.

                  (e) No release, discharge, spillage or disposal of any Hazardous Material has occurred or is occurring at any assets of Phoenix or any part thereof while or before such assets or premises were owned, leased, operated, or managed, directly or indirectly, by Phoenix except in Material compliance with all applicable Environmental Laws.

                  (f) No soil or water in, under or adjacent to any assets or premises of Phoenix or assets formerly held for use or sale by Phoenix has been contaminated by any Hazardous Material while or before such assets or premises were owned, leased, operated or managed, directly or indirectly, by Phoenix.

                  (g) All waste containing any Hazardous Material generated, used, handled, stored, treated or disposed of, directly or indirectly, by Phoenix has been released or disposed of in compliance with all applicable reporting requirements under all Environmental Laws; Phoenix is not aware of any Environmental Claim with respect to any such release or disposal; all on-site and off-site locations where Phoenix has stored, disposed or arranged for the disposal of Hazardous Materials are identified in Article 4.10(g) to the Phoenix Disclosure Memorandum; Phoenix has complied with all applicable reporting requirements under all Environmental Laws concerning the disposal or release of Hazardous Materials; and Phoenix has made no such reports concerning the Real Property of Phoenix or concerning the operations or activities of Phoenix.

                  (h) All underground tanks and other underground storage facilities presently or previously located at any real property owned, leased, operated or managed by Phoenix or any such tanks or facilities located at any real property while such real property was owned, leased, operated, or managed by Phoenix are listed together with the capacity and contents (former and current) of each such tank or facility in Article 4.10(h) to the Phoenix Disclosure Memorandum. No such underground tank or facility is leaking or has ever leaked.

                  (i) No building or other real property currently owned, leased, operated or managed by Phoenix contains any asbestos-containing materials.

                  (j) No polychlorinated biphenyls (PCB's) are used or stored on or in any real property currently owned, leased, operated or managed by Phoenix.

         4.11     COMPLIANCE WITH LAWS.

                  Phoenix has in effect all Permits, including Permits pertaining to Environmental Matters, necessary for it to own, lease, or operate the Assets and to carry on the Business as now conducted, and there has occurred no Default under any such Permit. Except as disclosed in Article 4.11 of the Phoenix Disclosure Memorandum, Phoenix:

                  (a) To Phoenix's Knowledge, is not in violation of any Law, Order, or Permit applicable to any Asset or to the Business; and

                  (b) Has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority (i) asserting that Phoenix is not in compliance with any Law or Order; (ii) threatening to revoke any Permit; or (iii) requiring Phoenix to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts the conduct of the Business.

         4.12     REMUNERATION.

                  Article 4.12 to the Phoenix Disclosure Memorandum contains a complete and accurate list of the compensation (including bonuses and vacation benefits) paid in the calendar years 1997 and 1998 to salaried employees of Phoenix (taken from W-2 forms) who remain currently employed by Phoenix and whose compensation during either year exceeded $50,000 (Fifty Thousand United States Dollars).

         4.13     LABOR RELATIONS.

                  Except as set forth in Article 4.13 of the Phoenix Disclosure
Memorandum: Phoenix is not a party to any Contract with a labor organization; Phoenix is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; there is no strike or other labor dispute involving Phoenix, pending or, to Phoenix's Knowledge, threatened; to the Knowledge of Phoenix, there is no activity involving Phoenix's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         4.14     EMPLOYEE BENEFIT PLANS.

                  (a) Phoenix has disclosed in Article 4.14 of the Phoenix Disclosure Memorandum, and has delivered or made available to LIG prior to the execution of this Agreement:

                           (i) Copies or, in the case of an unwritten plan, fund or arrangement, a brief description, of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, which are currently or have, within the six (6) years preceding the Closing Date, been (in the case of a Phoenix ERISA Plan (as defined below)) adopted, maintained by, sponsored in whole or in part by, or contributed to by Phoenix for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Phoenix Benefit Plans");

                           (ii) All determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the United States Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1988;

                           (iii) Annual reports or returns or, in the case of a Form 5500, a statement as to the reason no such report or return was required, audited or unaudited Phoenix Financial Statements, actuarial valuations and reports, summary annual reports prepared for any Phoenix Benefit Plan with respect to the most recent three plan years and each trust agreement and group annuity or insurance contract relating to any such Phoenix Benefit Plan; and

                           (iv) the most recent summary plan descriptions and any material modifications thereto. Any of the Phoenix Benefit Plans which is an "employee pension benefit plan," as that term is defined in
         Section 3(2) of ERISA, is referred to herein as a "Phoenix ERISA Plan." Each Phoenix ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as an "Phoenix Pension Plan." As used herein, the term Phoenix Benefit Plan shall include any Phoenix ERISA Plan and Phoenix Pension Plans.

                  (b) Except as disclosed in Article 4.14(b) of the Phoenix Disclosure Memorandum: All Phoenix Benefit Plans have been maintained, administered and funded in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Law. All Phoenix Benefit Plans have been administered in accordance with their written terms except to the extent inconsistent with applicable Law. No oral or written representation or communication with respect to any aspect of the Phoenix Benefit Plans has been made to employees of Phoenix prior to the Closing which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. There are no unresolved claims or disputes under the terms of, or in connection with, the Phoenix Benefit Plans other than claims for benefits which are payable in the ordinary course of business, and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Phoenix Benefit Plan. Each Phoenix ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service with respect to currently applicable tax laws, and Phoenix is not aware of any circumstances which could result in revocation of any such favorable determination letter. All filings and reports as to each Phoenix Benefit Plan which are required to have been made on or before the Closing Date have been made. No Phoenix Benefit Plan is a Phoenix Pension Plan and neither the Company nor any ERISA Affiliate of the Company has ever incurred or expects to incur any liability under Title IV of ERISA that has not already been satisfied or any liability or penalty under Section 4975 or 4980B of the Code or Section 502(i) of ERISA that has not already been satisfied.

                  (c) Within the six-year period preceding the Closing, neither Phoenix nor any ERISA Affiliate has incurred any withdrawal Liability with respect to a multi-employer plan under

Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), nor has Phoenix engaged in any transaction with a principal purpose of evading or avoiding withdrawal liability. If, as of a date which is ninety (90) days after the Closing Date, Phoenix and its ERISA Affiliates were to withdraw from all multiemployer plans to which it (or any of them) has contributed or been obligated to contribute, it (or they) would incur no liabilities to such plans under Title IV of ERISA. With respect to each multiemployer plan, (A) no such plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Company or its ERISA Affiliates under Title IV of ERISA; (B) no proceeding has been initiated by any person or entity (including the PBGC) to terminate any such multiemployer plan; (C) the Company has no reason to believe that any such plan will be terminated or reorganized under ERISA; and (D) neither the Company nor its ERISA Affiliates intend to withdraw from any multiemployer plan. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the thirty (30)-day reporting requirement has not been waived, has been required to be filed for any Phoenix Pension Plan or by any ERISA Affiliate, whether before or after the date such affiliation commenced.

                  (e) Except as disclosed in Article 4.14(e) of the Phoenix Disclosure Memorandum, PHOENIX has no current or contingent Liability under any of the Phoenix Benefit Plans which would be required to be disclosed under SFAS 106 or 116 (assuming such standards applied), and there are no restrictions on the rights of Phoenix to amend or terminate any such Benefit Plan without incurring any Liability thereunder.

                  (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Phoenix under any Phoenix Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Phoenix Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Phoenix and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Phoenix Financial Statements to the extent required by and in accordance with GAAP.

                  (h) All contributions or premium payments due or accrued with respect to any Phoenix Benefit Plan through the Closing have been paid by Phoenix to or on behalf of such Plan, or are disclosed in the Phoenix Financial Statements.

         4.15     MATERIAL CONTRACTS.

                  With respect to each Material Phoenix Contract and except as disclosed in Article 4.15 of the Phoenix Disclosure Memorandum: (i) such Material Contract is in full force and effect; (ii) Phoenix has the legal authority to assign such Material Contract to LIG; (iii) Phoenix is not in

Default thereunder; (iv) Phoenix has not repudiated or waived any Material provision of such Material Contract; and (v) to the Knowledge of Phoenix, no other party to such Material Contract is in Default in any respect, or has repudiated or waived any Material provision thereunder.

         4.16     REAL PROPERTY.

                  Article 4.16 to the Phoenix Disclosure Memorandum contains a complete and correct description of all Real Property used in the Business. Except as disclosed in Article 4.16 of the Phoenix Disclosure Memorandum:

                  (a) There are no written or oral promises, understandings or commitments with any Person concerning the purchase, sale, or lease of the Real Property.

                  (b) All rights and easements for public vehicular access to the Real Property and necessary for the Business are available to the Real Property, and to Phoenix's Knowledge no facts or circumstances exist that do, or may, adversely effect such rights and easements.

                  (c) All public and private utilities required for the operation of the Real Property and the Business are installed and operating, and to Phoenix's Knowledge all such public and private utilities enter through public land or in accordance with valid recorded public easements or private easements that will inure to the benefit of LIG.

                  (d) All of the Real Property is in compliance with all applicable zoning or similar land use restrictions and with all recorded restrictions, covenants, and conditions; Phoenix has performed all affirmative covenants relating to the Real Property; and to Phoenix's Knowledge, no zoning or similar land use restrictions are presently proposed by any governmental authority that would impair the operation of the Business or that would impair the use, occupancy, or enjoyment of any of the Real Property.

                  (e) No third party has made or, to Phoenix's Knowledge, threatened to make a claim of adverse possession with respect to any of the Real Property.

                  (f) None of the Real Property is subject to any Order for its sale, condemnation, expropriation, or taking by any governmental authority, nor, to Phoenix's Knowledge, has any such sale, condemnation, expropriation, or taking been proposed or threatened.

                  (g) There is no pending litigation, and Phoenix has received no notice of any dispute, concerning the location of the lines and corners of the Real Property of the Plant, and Phoenix has not been served with any legal action concerning the location of the lines and corners of said Real Property.

                  (h) To Phoenix's Knowledge, there are no Material defects in or damage to the improvements and Real Property comprising the Plant, including, without limitation, the roof, the elevators, the structure, or the heating, air conditioning, plumbing, electrical, drainage, fire alarm and exhaust systems and their component parts. Phoenix has received no notice from a governmental authority that the operation of the Plant does not comply with any applicable fire, electrical, or building codes, rules, or regulations. There is no license, approval or permit, necessary for either the lawful operation of the Plant or the lawful occupancy thereof, including utility, building occupancy or construction, subdivision control, land or water use, or flood hazard permits, which has not been obtained, and all required permits and licenses, including occupancy and building permits, have been paid for, are in full force and effect.

                  (i) There is no Default by Phoenix nor, to the best of Phoenix's Knowledge, any other party thereto, under any covenants, conditions, restrictions or easements which may affect the Plant or any portion or portions thereof which are to be performed or complied with by the owner of the Plant.

         4.17     FIXED ASSET LEASES.

                  Article 4.17 to the Phoenix Disclosure Memorandum contains a list of the leases or other agreements under which Phoenix leases, licenses, holds, or operates any Material Fixed Asset in connection with the Business, and each such lease requiring the consent or authorization of the lessor in order to effect the assignment or transfer of such lease to LIG is so identified. All such leases and agreements are in full force and effect, and there have not been and there are currently not any Material Defaults thereunder by Phoenix or any other party thereto.

         4.18     LEGAL PROCEEDINGS.

                  Article 4.18 of the Phoenix Disclosure Memorandum includes a summary report of all Litigation to which Phoenix is a party, or which is threatened against Phoenix, as of the date of this Agreement. Except as disclosed in Article 4.18 of the Phoenix Disclosure Memorandum, to the Knowledge of Phoenix there is no Litigation instituted, pending, or threatened against Phoenix, any officer or director of Phoenix, or any Asset, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Assets or the Business, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Phoenix, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Assets or the Business.

         4.19     SUPPLIERS AND CUSTOMERS.

                  (a) Article 4.19(a) of the Phoenix Disclosure Memorandum sets forth each supplier of Phoenix to whom payments were made which equaled or exceeded five percent (5%) of Phoenix's cost of goods sold for the fiscal years ended December 31, 1997, and 1998 or to whom payments are projected to equal or exceed such percentage for the current fiscal year ("Large Suppliers") and the percentage of Phoenix's cost of goods sold allocable to each Large Supplier for each such fiscal year. Except as reflected in Article 4.19(a) of the Phoenix Disclosure Memorandum, no supplier is a sole source of supply of any good or service to Phoenix.

                  (b) Article 4.19(b) of the Phoenix Disclosure Memorandum identifies each customer or group of related customers from whom payments were received which equaled or exceeded five percent (5%) of Phoenix's gross sales for the fiscal years ended December 31, 1997, and 1998 or from whom payments are projected to equal or exceed such percentage for the current fiscal year ("Large Customers") and the percentage of Phoenix's gross sales allocable to each of such Large Customer for each such fiscal year.

                  (c) To the Knowledge of Phoenix: the relationships of Phoenix with its Large Suppliers and Large Customers are good commercial working relationships; no Large Supplier nor any Large Customer has terminated, or threatened to terminate, its relationship with Phoenix or has during the last twelve (12) months decreased or limited, or threatened to decrease or limit, its services, supplies or materials to Phoenix or its usage or purchase of the goods or services of Phoenix; Phoenix has no Knowledge that any Large Supplier or any Large Customer intends to terminate or otherwise Materially and adversely modify its relationship with Phoenix or decrease or limit its services, supplies or materials to Phoenix or its usage or purchase of the goods or services of Phoenix; and the acquisition of the Assets by LIG will not, to the Knowledge of Phoenix, Materially and adversely affect the relationship of the Business or of LIG as successor to Phoenix with any Large Supplier or any Large Customer.

         4.20     PRODUCTS LIABILITY; WARRANTIES.

                  Except as set forth in Article 4.20 of the Phoenix Disclosure Memorandum, to the Knowledge of Phoenix no Material product liability or warranty claims arising out of the Business, no Material claim arising out of an implied or expressed warranty, and no Material claims in whole or in part premised from product liability which relates to the Business, is pending or threatened against Phoenix.

         4.21     INTELLECTUAL PROPERTY.

                  Article 4.21 of the Phoenix Disclosure Memorandum contains a true and complete list of Phoenix's patents, trademarks, service marks, trade names, copyrights, and applications or registrations therefor. All licenses of Intellectual Property are in full force and effect and constitute legal, valid, and binding obligations of their respective parties; there have not been and there currently are not any Material Defaults under those licenses by any party; and no event has occurred which would constitute a Material Default thereunder. Except as disclosed in Article 4.21 of the Phoenix Disclosure Memorandum, Phoenix has all title, rights, and interest in the Intellectual Property free and clear of all assignments, licenses, restrictions, encumbrances, charges, or claims of infringement, and Phoenix has received no written claim or notice from any third party, including any employee of Phoenix, that such third party has any interest in such rights. To the Knowledge of Phoenix, none of the Intellectual Property applications, trademark or service mark registrations, trade names, or copyrights and related rights as used by Phoenix infringes upon or otherwise violates the rights of any other Person nor has any Person asserted to Phoenix a written claim of such infringement or other violation except as disclosed in Article 4.21 of the Phoenix Disclosure Memorandum. Except as disclosed in Article 4.21 of the Phoenix Disclosure Memorandum, Phoenix is not obligated to pay any royalties for the Intellectual Property to any Person.

         4.22     INSURANCE.

                  Article 4.22 of the Phoenix Disclosure Memorandum contains a complete and accurate list of all insurance policies held by Phoenix insuring the Assets or the Business and indicates the nature of each policy, the risks covered thereby, and the amount of coverage in each case. All such policies are in full force and effect, and all premiums have been timely paid.

         4.23     COMPUTER SOFTWARE AND DATABASES.

                  Article 4.23 of the Phoenix Disclosure Memorandum accurately identifies all computer software and databases owned, licensed, leased, internally developed or otherwise used in connection with the Business. Phoenix has, and upon consummation of the transactions contemplated by this Agreement LIG will have, all computer software and databases and all rights to use all computer software and databases that are necessary to conduct the Business as presently conducted by Phoenix and all documentation relating to all such computer software and databases. All such computer software and databases perform substantially in accordance with the documentation related thereto or used in connection therewith. Except as disclosed in Article 4.23 of the Phoenix Disclosure Memorandum, all software developed internally, or externally, for use with the Business was developed initially by Phoenix employees or has been assigned, including all copyrights therein, to Phoenix. Article 4.23 of the Phoenix Disclosure Memorandum identifies each Person to whom Phoenix, in the last two (2) years, has sold, licensed, leased or otherwise transferred or granted any interest or rights to any of such computer software and databases and the date of each such sale, license, lease or other transfer or grant. Phoenix has previously delivered to LIG complete and accurate copies of all documents relating to each such sale, license, lease or other transfer or grant.

         4.24     COMPLIANCE WITH THE IMMIGRATION REFORM AND CONTROL ACT.

                  Phoenix is in Material compliance with and has not Materially violated the terms and provisions of the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (the "Immigration Laws"). Phoenix has supplied, or shall supply prior to the Closing Date, to LIG the Form I-9, and all other records, documents or other papers retained with the Form I-9 by the employer pursuant to the Immigration Laws, for each employee of Phoenix for whom compliance with the Immigration Laws by an employer is required. Phoenix has never been the subject of any inspection or, to Phoenix's Knowledge, investigation relating to its compliance with or violation of the Immigration Laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or threatened.

         4.25     COMPLIANCE WITH OSHA.

                  To the Knowledge of Phoenix, the Assets and Business (a) are and have been operated in substantial compliance with all applicable Occupational Safety and Health Laws, (b) are not the subject of any pending written notice from any governmental entity alleging the violation of any Occupational Safety and Health Law, and (c) are not currently subject to any court order, administrative order, decree, notice or citation arising under any Occupational Safety and Health Law.

         4.26     INTERESTED TRANSACTIONS.

                  Except as disclosed in Article 4.26 of the Phoenix Disclosure Memorandum, Phoenix is not a party to any Contract or other transaction with any Affiliate of Phoenix, any Related Party of any Affiliate of Phoenix (other than as a shareholder or employee of Phoenix), or any Person in which any of the foregoing (individually or in the aggregate) beneficially or legally owns, directly or indirectly, five percent (5%) or more of the equity or voting interests. Each of such Contracts and other transactions described in the preceding sentence was negotiated on an arm's length basis, contains pricing terms that reflected fair market value at the time entered into and otherwise contains terms and conditions comparable to those customarily contained in similar transactions between unrelated parties. Except as described in Article
4.26 of the Phoenix Disclosure Memorandum, none of the Persons described in the first sentence of this Article 4.26 owns, or during the last three (3) years has owned, directly or indirectly, beneficially or legally, (individually or in the aggregate) five percent (5%) or more of the equity or voting interests of any Person that competes with Phoenix or the Business.


                                    ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF LIG


                  LIG represents and warrants to Phoenix as follows:

         5.1      ORGANIZATION, STANDING, AND POWER.

                  LIG is a corporation duly organized, validly existing, and in good standing under the Laws of New Jersey, and has the power and authority to carry on its business as now conducted. LIG is duly qualified or licensed to transact business in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LIG.

         5.2      AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) LIG has the power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by it. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in it have been, and the exercise of the Option by LIG will be, duly and validly authorized by all necessary action in respect thereof on the part of LIG. This Agreement represents a legal, valid, and binding obligation of LIG, enforceable against LIG in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by LIG, nor the consummation by LIG of the transactions contemplated by it, nor compliance by LIG with any of the provisions of this Agreement will: (i) conflict with or result in a breach of any provision of LIG's Certificate of Incorporation or Bylaws; (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien, on any asset of LIG under any Contract or Permit of LIG; or (iii) violate any Law or Order applicable to LIG or its assets.

                  (c) Other than in connection or compliance with the provisions of U.S. securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by LIG of the transactions contemplated in this Agreement.


                                    ARTICLE 6
                                    COVENANTS

         6.1      CONDUCT OF PHOENIX'S BUSINESS PENDING CONSUMMATION.

                  (a) Affirmative Covenants. Phoenix covenants and agrees with LIG that, from the date of execution of this Agreement until the earlier of the Closing Date or the expiration or termination of this Agreement, Phoenix shall:

                           (i) Operate the Business only in the usual, regular, and ordinary course (activities pursuant to the R&D Agreement excepted);

                           (ii) Maintain the Assets in accordance with normal practices in the same working order as the Assets are in as of the date of this Agreement, ordinary wear and tear excepted;

                           (iii) Use its reasonable best efforts to keep the Business and the Assets intact and maintain all relationships with suppliers, customers, and contractors of the Business;

                           (iv) Maintain inventory at levels consistent with Phoenix's current requirements and strategic plans and sufficient to support sales growth;

                           (v) Use its reasonable best efforts to maintain the services of employees of Phoenix;

                           (vi) Keep in force at their existing levels all insurance policies applicable to the Assets or the Business; and

                           (vii) Promptly advise LIG in writing of any matter arising or discovered after the date of this Agreement that has or is reasonably expected to have a Material Adverse Effect on the Assets or the Business.

                  (b) Negative Covenants. Phoenix covenants and agrees with LIG that, from the date of execution of this Agreement until the earlier of the Closing Date or the expiration or termination of this Agreement, Phoenix will not do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of LIG, which consent shall not be unreasonably withheld:

                           (i) Voluntarily permit or allow any of the Assets to be subjected to any Lien other than Liens disclosed in the Phoenix Financial Statements, except that Phoenix may refinance the one or more of the credits provided under and secured by that certain Loan and Security Agreement, dated March 28, 1995 by the CIT Group/Credit Finance and may permit the Assets to be subjected to Liens in connection with the New Debt Agreements (as defined in the Amended Loan Agreement);

                           (ii) Incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 (One Hundred Thousand United States Dollars) which relates to the Assets or the Business other than debts under the New Debt Agreements (as defined in the Amended Loan Agreement) and trade debt incurred in the ordinary course of business;

                           (iii) Make any capital expenditure or capital commitment relating to the Business or enter into any agreement for the lease, as lessee or lessor, of any real estate, machinery or equipment relating to the Business in excess of $50,000 (Fifty Thousand United States Dollars) per expenditure, commitment or agreement or $100,000 (One Hundred Thousand United States Dollars) in the aggregate for all capital expenditures, commitments, or agreements, exclusive of capital expenditures made pursuant to the Amended Loan Agreement and the New Debt Agreements (as defined in the Amended Loan Agreement);

                           (iv) Cancel or waive any debt of the Business for borrowed money owed to Phoenix with respect to the Business or any claims, rights or leases of the Business;

                           (v) Dispose of or voluntarily permit to lapse any previously unexpired right to the use of the Intellectual Property or dispose of or disclose to any person any of the Intellectual Property that is used exclusively or primarily in connection with the operation of the Business and that is not theretofore in public knowledge;

                           (vi) Grant any increase in compensation or benefits to the employees or officers of Phoenix, except as required by Law; pay any severance or termination pay or any bonus; enter into or amend any severance agreements with officers of Phoenix; or grant any material increase in fees or other increases in compensation or other benefits to directors of Phoenix, except that Phoenix may grant one-time raises of up to 5% to non-officer managers of Phoenix during July of 1999;

                           (vii) Subsequent to receipt of the Notice of Exercise and prior to Closing, terminate the employment of any individual employed by Phoenix except for cause or when the employee voluntarily terminates his or her own employment;

                           (viii) Adopt any new employee benefit plan of Phoenix or make any Material change in or to any existing Phoenix Benefit Plan other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan in which case Phoenix shall notify LIG in advance and in writing;

                           (ix) Commence any Litigation relating to the Assets or the Business other than in accordance with past practice, or settle any Litigation involving the Assets or the Business;

                           (x) Except in the ordinary course of business or in connection with the Refinancing Agreements, modify, amend or terminate any Material Contract or any Assumed Liability listed in Article 13.1.1 of the Phoenix Disclosure Memorandum, or waive, release, compromise or assign any Material rights or claims;

                           (xi) Take any action that would (1) prevent either Party from obtaining any Consent required for the transactions contemplated hereby, or (2) prevent either Party from performing its covenants and agreements under this Agreement;

                           (xii) Issue new shares of Phoenix capital stock, except such shares as are subject, as of the date of this Agreement, to the exercise of a warrant or an option at an option price of $2.45 or less;

                           (xiii) Declare or pay any distribution to Phoenix shareholders; or

                           (xiv) negotiate or renegotiate any collective bargaining agreement with any labor union.

         6.2      ADDITIONAL COVENANTS OF PHOENIX.

                  Phoenix further covenants and agrees with LIG as follows:

                  (a)      Continuation of Corporation.

                  Except as required by law or with the written consent of LIG, which shall not be unreasonably withheld, Phoenix shall continue its corporate existence and shall not liquidate, merge, or otherwise terminate its corporate existence so long as this Agreement is in force and effect and so long as any indemnification claim by LIG pursuant to Article 8 may be outstanding.

                  (b)      Continuation of Insurance.

                  Phoenix shall continue in force after Closing all necessary and appropriate insurance coverage for the Retained Liabilities, consistent with Phoenix's past and current practice.

                  (c)      Exclusive Dealing.

                  Unless and until this Agreement expires or is terminated pursuant to Article 10, Phoenix will not, directly or through any officer, director, agent or other Person, solicit or initiate any proposal or offer from any Person relating to: (i) any purchase of the Assets or any Material portion thereof; (ii) any merger of Phoenix with any third Person; (iii) a sale of the stock of Phoenix; or (iv) any similar transaction involving Phoenix.

                  (d)      Consents and Approvals.

                  Phoenix will use its reasonable best efforts to obtain all waivers, Consents, and approvals of, and provide all notices to, all Persons whose waiver, Consent, or approval is required by any Contract, Order, Law or License relating to Phoenix in order to consummate the transactions contemplated by this Agreement. All written waivers, Consents, and approvals obtained by, and all notices provided by, Phoenix shall be delivered to LIG at or before the Closing in form and content reasonably satisfactory to LIG.

                  (e)      Due Diligence.

                  Prior to the Closing Date, Phoenix shall keep LIG advised of all Material developments relevant to the Business and to consummation of the transactions contemplated by this Agreement and shall permit LIG to make or cause to be made such investigation of the Business and Assets and of its financial and legal conditions as LIG reasonably requests. No investigation by LIG shall affect the representations and warranties of Phoenix.

                  (f)      Withdrawal Liability.

                  Phoenix expressly assumes liability for (and covenants that it will pay in full) any "withdrawal liability" arising under Title IV Subtitle E of ERISA which is imposed on Phoenix or LIG as a result of any transaction contemplated herein but only to the extent said liability applies to the period prior to Closing.

                  (g)      Supplemental Disclosure Memorandum.

                  At LIG's request and at any time prior to LIG's exercise of the Option pursuant to Article 1.3, Phoenix agrees to prepare a Supplemental Disclosure Memorandum that will, as of the date of said Supplemental Disclosure Memorandum : (i) make current the information disclosed by Phoenix in the Phoenix Disclosure Memorandum; and (ii) restate and affirm to LIG Phoenix's representations and warranties in Article 4 of this Agreement, as qualified by the Supplemental Disclosure Memorandum. In the event that the Supplemental Disclosure Memorandum is executed on or after March 31, 2000, all representations and warranties thereby restated and affirmed by Phoenix shall be amended so that: (i) all references to the "1998 Phoenix Balance Sheet" shall be changed to the "1999 Phoenix Balance Sheet," and all references to "December 31, 1998" shall be changed to "December 31, 1999."

                  (h)      Compliance with Federal Pension Laws

                  Phoenix agrees that, if and to the extent any Phoenix Benefit Plan is not in Material compliance with section 401(a) of the Internal Revenue Code or ERISA, including any non-compliance disclosed in Article 4.14(b) of the Phoenix Disclosure Memorandum, Phoenix will use its reasonable best efforts to remedy any such non-compliance as soon as practicable after execution of this Agreement.

         6.3      COVENANTS OF LIG.

                  LIG covenants and agrees with Phoenix that, except as required by Law, from the date of this Agreement until the earlier of the Closing Date or the expiration or termination of this Agreement, LIG shall take no action that would (a) Materially adversely affect the ability of any Party to obtain any Consent required for the transactions contemplated hereby, or (b) Materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.


                                    ARTICLE 7
                              ADDITIONAL AGREEMENTS

         7.1      AGREEMENT AS TO EFFORTS TO CONSUMMATE.

                  Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement. Each Party shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. This Article 7.1 shall not, however, be construed to require LIG to exercise the Option.

         7.2      CONFIDENTIALITY.

                  Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to Closing, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

         7.3      NOTIFICATION OF CERTAIN EVENTS

                  Each Party shall promptly notify the other Party as soon as practicable after it has Knowledge of (a) the occurrence, or failure to occur, of any event that would, or would be likely to cause, either Party's representations or warranties in this Agreement to be untrue or incorrect in any Material respect, or (b) any failure on its part or the part of any of its officers, directors, employees, Representatives, or agents to comply with or satisfy in any Material respect any covenant, condition, or agreement in this Agreement.

         7.4      PUBLIC RELEASES.

                  Phoenix and LIG shall consult with each other as to the form and substance of any press release or other public disclosure Materially related to this Agreement or any other transaction contemplated hereby, including the Proxy Statement; provided, that nothing in this Article 7.4 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy that Party's disclosure obligations imposed by Law.

         7.5      FORWARDING OF AMOUNTS.

                  Phoenix shall promptly forward to LIG any amounts received by Phoenix after the Closing which pertain to the operation of the Business or the use of the Assets.

         7.6      PLANT CLOSING LAW.

                  Set forth in Article 7.6 of the Phoenix Disclosure Memorandum is a list of all employees of Phoenix whose employment has been terminated during the six-month period prior to the date of this Agreement, the dates of such terminations, and the location of their employment. LIG shall bear all responsibility for any liability or obligation under the Workers' Assistance and Retraining Notification Act in connection with the Business arising from any action by LIG (whether or not considered in conjunction with the activity specified in said Article 7.6 of the Phoenix Disclosure Memorandum) after the Closing.

         7.7      ASSUMPTION OF EMPLOYEE BENEFIT PLAN OBLIGATIONS; TRANSFER OF
                  ASSETS.

                  (a) As of the Closing, LIG shall assume sponsorship of the Benefit Plans listed in Article 4.14 of the Phoenix Disclosure Memorandum. Phoenix agrees to take whatever action is necessary to transfer sponsorship of such Benefit Plans to LIG, including any reasonable action requested by LIG.

                  (b) Phoenix further agrees as follows:

                           (i) To maintain all records associated with such Benefit Plans between the date of execution of this Agreement and the earlier of the termination of this Agreement and the Closing and to deliver or make available to LIG such records at Closing;

                           (ii) To maintain all such Benefit Plans without modification or amendment thereto between the date of execution of this Agreement and the earlier of the termination of this Agreement and the Closing, except to the extent the amendment or modification is required to maintain the Benefit Plans' tax qualified status or is otherwise required to comply with applicable law; and

                           (iii) To maintain all insurance contracts, administrative contracts, trust agreements, and other agreements, or arrangements pertaining to such Benefit Plans between the date of execution of this Agreement and the earlier of the termination of this Agreement and the Closing except as otherwise agreed between Phoenix and LIG, and to take any and all action requested by LIG to assign such contracts or agreements to LIG or its designee at the Closing.

         7.8      CHANGE OF NAME.

                  On the Closing Date, or as soon thereafter as practicable, Phoenix shall take all actions necessary to change its corporate name to a name that is not likely to be confused with "Phoenix."

         7.9      TAX MATTERS.

                  (a)      Sales Taxes, Etc.

                  Phoenix and LIG shall each pay one-half of all applicable sales, transfer, documentary, use and filing taxes and fees that are, or become, due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Assets, whether levied on Phoenix or LIG. Except for Taxes that constitute Assumed Liabilities and except to the extent such proration occurs automatically as a result of the Purchase Price adjustment procedure in Article 2.3, all real estate, personal property, ad valorem and any other local or state Taxes relating to the Assets which shall be accrued but unpaid as of the Closing Date, or which shall be paid as of the Closing Date but related in whole or part to periods after the Closing Date, shall be prorated to the Closing Date.

                  (b)      Section 1060 Statement and Forms.

                  LIG and Phoenix shall each be responsible for the preparation of its own Section 1060 Statements and Section 1060 Forms in accordance with applicable Tax Laws. LIG and Phoenix agree, however, to provide to each other such information as is reasonably necessary to prepare such Section 1060 Statements and Section 1060 Forms and to execute and deliver to each other such
Section 1060 Statements and Section 1060 Forms as are reasonably requested.

                  (c)      Control of Tax Proceedings.

                  If any claim, suit, or proceeding shall be made by any Tax authority that could give rise to an additional payment of Tax, interest or penalty related to the Business or the Assets, the

Party under this Agreement responsible for payment of that Tax, interest or penalty shall control all proceedings arising in connection with the claim, suit or proceeding.

                  (d)      Cooperation on Tax Matters.

                  LIG and Phoenix, upon request, shall use their respective reasonable best efforts to obtain any certificate or other document from any Tax authority, customer or other person that may be necessary to mitigate, reduce or eliminate any Tax (including interest and penalties) that would otherwise be imposed with respect to the Business, the Assets, or the transfer thereof contemplated in this Agreement. The Party requesting such information and assistance pursuant to this Article shall reimburse the other Party for all reasonable out-of-pocket costs and other third-party costs incurred by that Party in providing such information and in rendering such assistance. Notwithstanding the foregoing, neither Party shall be entitled to reimbursements for costs incurred in connection with securing either (i) any certificate or other document in connection with the transactions contemplated by this Agreement, or (ii) Tax clearance or similar certificates necessary in order to avoid or limit LIG's exposure for successor liability.

                  (e)      BULK SALES LAWS.

                  LIG waives compliance with the bulk sales Law of any state or other jurisdiction that may be applicable to the transactions contemplated in this Agreement. LIG retains the right to assert as a bar or defense to any action or proceeding brought under such Law that it is not applicable to the sale contemplated under this Agreement.

         7.10     WASTEWATER TREATMENT SYSTEM

                  (a) Each Party agrees to cause its own environmental advisers to conduct, at such Party's own expense, additional tests of Phoenix's wastewater treatment system to determine whether that system is capable of meeting zinc discharge standards currently proposed or actually implemented by the Town of Andrews for Phoenix's facilities, and, if not, what additional capital expenditures or other measures may be necessary to permit the system to meet those standards. The Parties further agree to cause their environmental advisers to consult and cooperate with one another with a view toward minimizing testing expenses for each Party.

                  (b) If, as of Closing, Phoenix has presented documentation to LIG sufficient, in LIG's sole and reasonable judgment, to demonstrate that Phoenix's existing wastewater treatment system will be able, without additional capital expenditures, to comply with the Town of Andrews' zinc discharge standards in effect or officially proposed as of the Closing Date: (i) Article 2.2(a) shall be amended to provide for a payment to Phoenix at Closing of $4,571,708 (Four Million, Five Hundred Seventy One Thousand, Seven Hundred Eight United States Dollars); (ii) Article 2.2(b) shall be amended to provide for the delivery to the Escrow Agent at Closing of $1,500,000.00 (One Million Five Hundred Thousand United States Dollars); (iii) Article 8.2(e) shall be deleted from this Agreement; and (iv) the phrase ", other than the matters governed by paragraph 8.2(e)" in Article 8.2(d) shall be deleted from this Agreement.

                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (a) All representations, warranties, agreements and covenants made or undertaken by the Parties in this Agreement are Material, have been relied upon by the other Party, shall survive the Closing, and shall not merge in the performance of any obligation by any Party.

                  (b) The representations and warranties made by Phoenix and contained in Article 4 of this Agreement are deemed by the Parties to have been made by Phoenix on and as of the date of this Agreement, the date of the Supplemental Disclosure Memorandum, and the Closing Date with the same force and effect as if this Agreement were executed by Phoenix and LIG on each such date.

                  (c) The representations and warranties made by LIG and contained in Article 5 of this Agreement are deemed by the Parties to have been made by LIG on and as of both the date of this Agreement and the Closing Date with the same force and effect as if this Agreement were executed by Phoenix and LIG on each such date.

         8.2      OBLIGATION OF PHOENIX TO INDEMNIFY.

                  Subject to the limitations contained in Articles 8.4 and 8.5, Phoenix agrees to indemnify LIG and its officers, directors, employees, counsel, agents, Affiliates and assigns against, and hold each of them harmless from, all Losses asserted against, imposed upon or incurred by any of the foregoing resulting from, arising out of, or based upon the following:

                  (a) Any inaccuracy in any representation or warranty made by Phoenix, or any breach of any covenant or agreement made or to be performed by Phoenix pursuant to this Agreement or any of the documents to be executed and delivered by Phoenix in connection with the transactions contemplated by this Agreement;

                  (b) Any liability for personal injury or related property damage to any third party arising out of and attributable to the manufacture, sale, or distribution of any product by Phoenix prior to Closing;

                  (c) Any liability for infringement or other violation of any Intellectual Property right of any third party arising out of and attributable to the manufacture, sale, or distribution of any Phoenix product or the conduct of the Business prior to Closing;

                  (d) Any cleanup, correction, removal, or remedial action related to the Assets, the Real Property, or the Business attributable to conditions existing at or prior to the Closing and necessary to comply with any Environmental Law, other than the matters governed by paragraph 8.2(e);

                  (e) Any capital expenditure or related correction to the wastewater treatment system at Phoenix's facilities in Andrews, South Carolina reasonably necessary to permit that system to comply with zinc discharge standards of the Town of Andrews in effect as of Closing or coming into effect within eighteen months of Closing, provided, that Phoenix shall not be liable to indemnify LIG to the extent that the wastewater treatment system is unable to satisfy said discharge standards because LIG has changed the products manufactured by, or the processes used in manufacturing at, the facilities; or

                  (f) Any Retained Liability, including any pending or threatened litigation, charges of discrimination, citation, or the like based on conduct occurring or accruing up to Closing.

         8.3      OBLIGATION OF LIG TO INDEMNIFY.

                  Subject to the limitations in Articles 8.4 and 8.5, LIG agrees to indemnify Phoenix and each of its respective officers, directors, employees, counsel, agents, Affiliates and assigns against, and hold each of them harmless from, all Losses asserted against, imposed upon or incurred by any of the foregoing resulting from, arising out of, or based upon the following, notwithstanding any actual or alleged negligence of any Person indemnified hereunder:

                  (a) Any inaccuracy in any representation or warranty made by LIG pursuant to this Agreement;

                  (b) Any breach of any covenant or agreement made or to be performed by LIG pursuant this Agreement or any of the documents to be executed and delivered by LIG in connection with the transactions contemplated by this Agreement;

                  (c) Any Liability incurred by Phoenix as a consequence of LIG's operation of the Business post-Closing; or

                  (d) Any Assumed Liability.

         8.4      LIMITATIONS ON INDEMNIFICATION.

                  (a) Phoenix shall not be required to indemnify LIG with respect to a claim for indemnification pursuant to Article 8.2 (an "Indemnification Claim") unless the amount of the Loss on which the Indemnification Claim is based, when aggregated with all other such Losses, exceeds $50,000.00 (Fifty Thousand United States Dollars) (the "Minimum Aggregate Liability Amount"), at which time Losses may be asserted for the Minimum Aggregate Liability Amount and any amounts in excess of the Minimum Aggregate Liability Amount.

                  (b) Phoenix's maximum aggregate liability for Indemnification Claims shall be $1,000,000.00 (One Million United States Dollars) (the "Maximum Aggregate Liability Amount").

                  (c) The Minimum and Maximum Aggregate Liability Amounts shall not apply to any Loss which results from or arises out of fraud or intentional misrepresentation or an intentional breach of warranty on the part of Phoenix.

                  (d) Phoenix agrees to continue in force until the third anniversary of the Closing Date, at Phoenix's expense, insurance against any Loss that would give rise to an Indemnification Claim pursuant to Article 8.2(b) (subject to usual policy exclusions) in a maximum aggregate amount of $5,000,000.00 (Five Million United States Dollars) (the "Tail Coverage Insurance") and to name LIG and its Affiliates as additional insureds under that insurance. Phoenix shall be responsible for satisfying any such Indemnification Claim only to the extent that such claim is not covered by the Tail Coverage Insurance.

                  (e) Each Party shall act reasonably and in good faith to mitigate any Loss arising out of or related to an indemnifiable claim pursuant to this Article 8. No Party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such Party's Losses are increased or extended by the willful misconduct, violation of Law or bad faith of such Party.

         8.5      NOTICE OF LOSS OR ASSERTED LIABILITY; EXPIRATION OF
                  INDEMNIFICATION.

                  (a) Promptly after (i) becoming aware of circumstances that have resulted in a Loss for which any Person or Persons entitled to indemnification pursuant to Articles 8.2 or 8.3 intends to seek indemnification under such Article (the "Indemnified Party") or (ii) receipt by the Indemnified Party of written notice of any demand, claim or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any Litigation that may result in a Loss (an "Asserted Liability"), the Indemnified Party shall give notice (the "Claims Notice") to the Party obligated to provide indemnification pursuant to Articles 8.2 or 8.3 (the "Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Loss at any time prior to final resolution of the obligation to indemnify relating to the Asserted Liability or the Loss. If a Claims Notice is not provided promptly as required by this Article 8.5(a), the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party to the extent that the Indemnifying Party has not established that it has been prejudiced by late receipt of the Claims Notice. If, however, the Claims Notice is not provided prior to compromise or payment of any Asserted Liability by the Indemnified Party, the Indemnified Party shall only be entitled to indemnification by the Indemnifying Party to the extent that the Indemnified Party has established that the Indemnifying Party has not been prejudiced by such late receipt of the Claims Notice.

                  (b) Claims Notices shall be made within eighteen (18) months of the Closing Date. Failure by an Indemnified Party to provide a Claims Notice within such notice period shall constitute a waiver of the claim in question, and the Indemnified Party's right to make an indemnification claim for the Losses in question shall expire.

         8.6      OPPORTUNITY TO CONTEST.

                  Subject to the provisions of Article 8.7, the Indemnifying Party may elect to compromise or contest, at its own expense and with counsel reasonably acceptable to the Indemnified Party, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so by sending a notice to the Indemnified Party (the "Contest Notice"), and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party. Anything in this Article 8.6 to the contrary notwithstanding, (i) the Indemnified Party shall have the right, at its own cost and for its own account (except as provided in Article 8.7), to compromise or contest any Asserted Liability, and (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional term releasing the Indemnified Party from all Liability in respect of such Asserted Liability. In any event, the Indemnified Party and the Indemnifying Party may participate, each at its own expense, in the contest of such Asserted Liability. Phoenix and LIG shall cooperate fully with one another as to all Asserted Liabilities, shall make available to one another as reasonably requested all information, records, and documents relating to all Asserted Liabilities and shall preserve all such information, records, and documents until the termination of any Asserted Liability. Phoenix and LIG also shall make available to one another, as reasonably requested, their personnel, agents, and other Representatives who are responsible for preparing or maintaining information, records, or other documents, or who may have particular knowledge with respect to any Asserted Liability.

         8.7      DISPUTES WITH CUSTOMERS OR SUPPLIERS.

                  Article 8.6 notwithstanding, in the case of any Asserted Liability by any present or former supplier or customer of either LIG or Phoenix in connection with which LIG may make a claim against Phoenix for indemnification pursuant to Article 8.2, LIG shall give a Claims Notice with respect thereto but, unless LIG and Phoenix otherwise agree, LIG shall have the exclusive right at its option to defend, at its own expense, any such matter, subject to the duty of LIG to consult with Phoenix and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by LIG (other than compromises or settlements at LIG's expense and for its account) without the prior consent of Phoenix, which consent shall not be unreasonably withheld.

         8.8      SUBROGATION RIGHTS.

                  In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 8, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; provided, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it or its insurance carriers pursuant to this
Article 8 in connection with such Loss.

         8.9      EXCLUSIVE REMEDIES.

                  The remedies provided in Article 1.5 and 1.6 and in this
Article 8 shall be exclusive and no Indemnified Party shall be entitled to any other remedy at law or in equity.


                                    ARTICLE 9
                     CONDITIONS PRECEDENT TO OBLIGATIONS TO
                 CONSUMMATE THE PURCHASE AND SALE OF THE ASSETS

         9.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY.

                  The respective obligations of each Party to consummate the purchase and sale of the Assets pursuant to Article 2 are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Article 12.5 of this Agreement:

                  (a)      Exercise of Second Option

                  LIG shall have exercised the Second Option pursuant to Article
1.3 during the Option Period.

                  (b)      Regulatory Approvals.

                  All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner, which, in the reasonable judgment of the Board of Directors of LIG or Phoenix, would have such a Material Adverse Effect on the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, LIG or Phoenix, as the case may be, would not, in its reasonable judgment, have entered into this Agreement.

                  (c)      Consents and Approvals.

                  Each Party shall have obtained any and all Consents required for consummation of the transactions contemplated by this Agreement or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which, in the reasonable judgment of the Board of Directors of either LIG or Phoenix, would have such a Material Adverse Effect on the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, LIG or Phoenix, as the case may be, would not, in its reasonable judgment, have entered into this Agreement.

                  (d)      Legal Proceedings.

                  No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

         9.2      CONDITIONS TO OBLIGATIONS OF LIG.

                  The obligations of LIG to consummate the purchase and sale of the Assets pursuant to Article 2 are subject to the satisfaction of the following conditions, unless waived by LIG pursuant to Article 12.5(a) of this
Agreement:

                  (a)      Representations and Warranties.

                  The representations and warranties of Phoenix set forth or referred to in this Agreement shall be true and correct in all Material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date; and, in the event Phoenix prepares a Supplemental Disclosure Memorandum pursuant to Article 6.2(g), the representations and warranties of Phoenix as restated and affirmed therein shall be true and correct in all Material respects as of the date of said Supplemental Disclosure Memorandum and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date.

                  (b)      Performance of Agreements and Covenants.

                  Each and all of the agreements and covenants of Phoenix to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to Closing shall have been duly performed and complied with in all Material respects.

                  (c)      Delivery of Documents.

                  Phoenix shall have delivered to LIG each of the documents specified in Article 3.3.

                  (d)      Real Property.

                  A title insurer selected by LIG shall be prepared to issue, at the Closing, upon the sole condition of the payment of an amount no greater than its regularly scheduled premium, its standard ALTA Form policy of title insurance insuring LIG's interest in the Real Property, in a form reasonably acceptable to LIG, assuming LIG has used its reasonable best efforts to obtain such policy.

         9.3      CONDITIONS TO OBLIGATIONS OF PHOENIX.

                  The obligations of Phoenix to consummate the purchase and sale of the Assets pursuant to Article 2 are subject to the satisfaction of the following conditions, unless waived by Phoenix, pursuant to Article 12.5(b) of this Agreement:

                  (a)      Shareholder Approval.

                  The resolution adopted by the shareholders of Phoenix pursuant to Article 1.4 shall authorize the execution, delivery, and performance of the transactions contemplated by this Agreement in accordance with all requirements of Delaware Law and of Phoenix's Certificate of Incorporation and Bylaws.

                  (b)      Payment of Purchase Price.

                  LIG shall have paid the Purchase Price in accordance with the terms of Article 2.2.

                  (c)      Representations and Warranties.

                  The representations and warranties of LIG set forth in this Agreement shall be true and correct in all Material respects as of the date of this Agreement and as of Closing with the same effect as though all such representations and warranties had been made on and as of Closing.

                  (d)      Performance of Agreements and Covenants.

                  Each and all of the agreements and covenants of LIG to be performed and complied with pursuant to this Agreement prior to Closing shall have been duly performed and complied with in all Material respects.

                  (e)      Delivery of Documents.

                  LIG shall have delivered to Phoenix each of the documents specified in Article 3.4.


                                   ARTICLE 10
                                   TERMINATION

         10.1     TERMINATION.

                  This Agreement may be terminated as provided in Article 1.5 or at any time prior to the Closing:

                  (a) By mutual consent of the Parties;

                  (b) By the Board of Directors of either Party in the event of a Material breach by the other Party of any representation, warranty, covenant, or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the other Party of such breach; or

                  (c) By the Board of Directors of either Party in the event that any Consent of any Regulatory Authority required for consummation of the transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal.

         10.2     EFFECT OF TERMINATION.

                  In the event of the termination or expiration of this Agreement pursuant to Articles 1.5 or 10.1:

                  (a) This Agreement shall become void and have no effect, except that: (i) the provisions of Articles 1.5, 7.2 AND 10 of this Agreement shall survive any such termination or expiration, and (ii) a termination pursuant to Article 10.1(b) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; and

                  (b) Each Party shall pay the costs and expenses incurred by it in connection with this Agreement, provided that, if termination is the direct or indirect result of an uncured willful breach of a representation, warranty, covenant or agreement, the breaching Party shall be fully liable to the non-breaching Party for such Default.

         10.3     RISK OF LOSS.

                  Phoenix assumes all risk of condemnation, destruction, or Loss due to fire or other casualty from the date of this Agreement until the Closing. If the condemnation, destruction, or Loss is such that the Business is interrupted or curtailed for at least sixty (60) days or the Assets are Materially affected, LIG shall have the right to terminate this Agreement. If the condemnation, destruction, or Loss is such that the Business is neither interrupted nor curtailed nor the Assets Materially affected, or if the Business is interrupted or curtailed or the Assets are Materially affected and LIG nevertheless foregoes the right to terminate this Agreement, the Purchase Price shall be equitably adjusted at Closing to reflect such condemnation, destruction, or Loss, to the extent that insurance or condemnation proceeds paid or to be paid to LIG are not sufficient to cover such destruction or Loss.


                                   ARTICLE 11
                        GOVERNING LAW; DISPUTE RESOLUTION

         11.1     GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia applicable to contracts executed and wholly performed within that State.

         11.2     ARBITRATION.

                  (a)      American Arbitration Association Rules.

                  Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules").

                  (b)      Composition of Arbitral Tribunal.

                  The arbitration shall be held before a panel of three arbitrators, one of whom, who shall serve as chairman, shall be nominated by the American Arbitration Association in accordance with the Rules, one of whom shall be nominated by LIG, and one of whom shall be nominated by Phoenix.

                  (c)      Situs; Language.

                  The arbitration shall be conducted in Atlanta, Georgia. All arbitral proceedings shall be in English.

                  (d)      Judicial Assistance.

                  The award of the arbitrators shall be final and binding. The Parties waive any right to appeal the award, to the extent a right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance:
(i) to compel arbitration; (ii) to obtain interim measures of protection pending arbitration; and (iii) to enforce any decision of the arbitrators, including the final award.


                                    ARTICLE 12
                                  MISCELLANEOUS

         12.1     ENTIRE AGREEMENT.

                  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated under this Agreement and supersedes all prior arrangements or understandings with respect thereto, written or oral.

         12.2     AMENDMENTS.

                  This Agreement may be amended only by a subsequent writing signed by each of the Parties.

         12.3     EXPENSES.

                  Except as provided in Article 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

         12.4     BROKERS AND FINDERS.

                  Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated by it.

         12.5     WAIVERS.

                  (a) Prior to or at Closing, LIG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Phoenix, to waive or extend the time for the compliance or fulfillment by Phoenix of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of LIG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of LIG.

                  (b) Prior to or at Closing, Phoenix, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by LIG, to waive or extend the time for the compliance or fulfillment by LIG of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Phoenix under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Phoenix.

                  (c) The failure of any Party to require performance of any provision of this Agreement shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         12.6     ASSIGNMENT.

                  This Agreement and the rights, interests or obligations under this Agreement may be assigned (whether by operation of Law or otherwise) by a Party only to an Affiliate of that Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         12.7     NOTICES.

                  All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided under this Agreement), and shall be deemed to have been delivered as of the date so delivered:

              Phoenix:               PHOENIX MEDICAL TECHNOLOGY, INC.
                                     P.O. Box 346
                                     Route 521 West
                                     Andrews, South Carolina  29510
                                     Telecopy Number: (843) 221-5201

                                     Attention: Edward W. Gallaher, Sr.

              Copy to Counsel:       Barbara R. Frith
                                     KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                                     Suite 4200
                                     Bank of America Corporate Center
                                     100 North Tryon Street
                                     Charlotte, North Carolina  28202-4006
                                     Telecopy Number:  (704) 331-7598

              LIG:                   LONDON INTERNATIONAL GROUP, INC.
                                     3585 Engineering Drive, Suite 200
                                     Post Office Box 926090
                                     Norcross, Georgia 30092-9204
                                     Telecopy Number: (770) 582-2226

                                     Attention:  Robert Kaiser

              Copy to Counsel:       Bernard L. Greer
                                     ALSTON & BIRD LLP
                                     One Atlantic Center
                                     1201 West Peachtree Street
                                     Atlanta, Georgia  30309-3424
                                     Telecopy Number:  (404) 881-7777

         12.8     COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         12.9     CAPTIONS.

                  The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         12.10    INTERPRETATIONS.

                  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either Party, whether under any rule of construction or otherwise. Neither Party shall be considered the draftsman of this Agreement. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by both Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of both Parties.

         12.11    SEVERABILITY.

                  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                                    ARTICLE 13
                                   DEFINITIONS

         13.1     DEFINITIONS.

                  The following terms shall, whenever capitalized in this Agreement, have the meanings ascribed below:

                  "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any ten percent (10%) or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "Agreement" shall mean this Agreement, including the Exhibits and Schedules delivered pursuant to this Agreement and incorporated in it by reference.

                  "Amended Loan Agreement" shall mean that Amended and Restated Loan and Security Agreement by and between the Parties, dated as of even dated herewith, amending and restating that certain Loan Agreement by and between the parties, dated as of December 22, 1997, as amended, whereby LIG agrees to loan Phoenix $750,000 (Seven Hundred and Fifty Thousand United States Dollars) on the terms and for the purposes set out therein.

                  "Assets" shall mean the following as they exist immediately prior to Closing:

                           (a) All Fixed Assets;

                           (b) The Real Property;

                           (c) All Contracts;

                           (d) All Transferred Inventory;

                           (e) All Contingent Payments pursuant to Section 1.3 of the Asset Purchase Agreement dated March 18, 1996 by and between Phoenix and Microtek Medical, Inc. (as the term "Contingent Payments" is defined therein);

                           (f) All prepaid items and accounts receivable of the Business and rights to invoice customers of the Business for goods and services, regardless of when provided, existing on the Closing Date;

                           (g) Copies of all Customer Lists, files, advertising and promotional literature, price lists, records, correspondence, plats, architectural plans, manufacturing and engineering drawings and specifications, patterns, sales information, and other technical and business records relating to the Business and existing on the Closing Date;

                           (h) The Intellectual Property; and

                           (i) To the extent not covered by subparagraphs (a) through (h), all other assets of the Business that are reflected on the most current balance sheet in the Phoenix Financial Statements, except for assets disposed of in the ordinary course of business since the date of that balance sheet, as permitted or contemplated by this Agreement.

"Assets" shall not include the Retained Assets.

                  "Assumed Liabilities" shall mean all liabilities of the Business other than the Retained Liabilities. "Assumed Liabilities" shall specifically include: (i) all Liabilities pursuant to the Contracts listed at
Article 13.1.1 of the Phoenix Disclosure Memorandum; (ii) all Tax Liabilities reflected on the balance sheet of Phoenix, consistent with the accounting methodology used in preparation of the 1998 Phoenix Balance Sheet; and (iii) the liability of Phoenix to pay $100,589 (One Hundred Thousand, Five Hundred Eighty-Nine United States Dollars) to Edward W. Gallaher, Sr. and $69,411 (Sixty-Nine Thousand, Four Hundred Eleven United States Dollars) to Grover Mixon, in each case as reimbursement for previously deferred compensation.

                  "Business" shall mean the business of manufacturing and selling latex, vinyl, and nitrile gloves as that business is currently being conducted by Phoenix.

                  "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

                  "Consent" shall mean any consent, approval, estoppel, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "Contract" shall mean any written or oral agreement, license, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "Customer Lists" shall mean a list of all customers of Phoenix invoiced at any time during the twenty-four month period preceding the date of this Agreement and a list of any prospective customers of Phoenix to which Phoenix has submitted quotations on products at any time during the twenty-four month period preceding the date of this Agreement.

                  "Default" with respect to a Contract, Order, or Permit shall mean (i) any breach or violation of or default under such Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under such Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, such Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                  "Environmental Claim" means any Litigation in any court or before or by any Regulatory Authority or private arbitrator, mediator, or tribunal against the Business, Phoenix or its assets (including notice or other communication (written or oral) by any Person alleging potential liability for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon, or resulting from (i) any Environmental Matter or (ii) any circumstances or state of facts forming the basis of any Liability or alleged Liability under, or any violation or alleged violation of, any Environmental Law.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including CERCLA and RCRA, and similar Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material. "Environmental Laws" shall not include Laws relating to occupational health and safety.

                  "Environmental Matter" shall mean any matter or circumstance related to the following, if before Closing: (a) the disposal or release of any Hazardous Material into the environment, (b) the treatment, storage, or other handling of any Hazardous Material, (c) the placement of structures or discharge of pollutants into waters of the United States, or (d) the presence of any Hazardous Material in, on, or emanating from any building, structure, or workplace.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" shall mean a bank mutually agreed by the Parties to serve as the escrow agent pursuant to the Escrow Agreement.

                  "Fixed Assets" shall mean all fixed assets of Phoenix on the Closing Date used exclusively or primarily in the Business, including all property, plant, and equipment and all the motor vehicles listed in Article
13.1.2 to the Phoenix Disclosure Memorandum.

                  "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved.

                  "Hazardous Material" shall mean any hazardous substance, hazardous material, hazardous waste, or regulated substance (as those terms are defined by any applicable Environmental Law), including petroleum products, oil, asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities, and any polychlorinated biphenyls.

                  "Intellectual Property" shall mean all patents, trade secrets, inventions, formulae, know-how, and processes, whether trade secrets or not, trade names, trademarks, service marks, brand names, design rights, and copyrights, and the registrations and applications thereof, which are used exclusively or primarily in connection with the operation of the Business, together with the goodwill of the Business symbolized thereby.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Knowledge" as used with respect to Phoenix shall mean the personal knowledge after reasonable due inquiry of Edward W. Gallaher, Sr. and Grover Mixon.

                  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest.

                  "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  "Loss" shall mean any loss, liability, damage, cost, deficiency, or other expense, including reasonable attorneys' fees.

                  "Material" shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations of a Party, or on (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement

                  "Option Escrow Agent" shall mean SunTrust Bank, Atlanta, a Georgia banking corporation, or its successors, as provided in the Second Option Escrow Agreement.

                  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                  "OSHA" shall mean the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651, et seq.

                  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

                  "Permitted Liens" shall mean: (i) Liens arising out of any Assumed Liability; (ii) Liens for current property Taxes not yet due and payable, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party

                  "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Phoenix Disclosure Memorandum" shall mean the written information entitled "Phoenix Disclosure Memorandum" delivered prior to the date of this Agreement describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Article of this Agreement under which such disclosure is being made. Information disclosed with respect to one Article shall not be deemed to be disclosed for purposes of any other Article unless otherwise specifically stated therein.

                  "Phoenix Financial Statements" shall mean the audited financial statements (including related notes and schedules) of Phoenix as of December 31, 1996, December 31, 1997, and December 31, 1998, and, if the Closing Date is after January 1, 2000, the audited financial statement of Phoenix as of December 31, 1999.

                  "Plant" shall mean the approximately 150,000 square foot building located on the Real Property, which is used by Phoenix to carry out the manufacturing aspect of its Business.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.

                  "Real Property" shall mean all interests in Real Property owned, leased, or used by Phoenix in the Business, a complete list of which appears as Article 4.16 of the Phoenix Disclosure Memorandum.

                  "Regulatory Authority" shall mean any federal, state, local, or foreign governmental regulatory agencies having jurisdiction over the Parties, including the Federal Trade Commission and the United States Department of Justice.

                  "Related Party" means, with regard to any natural Person, his spouse, parent, sibling, child, aunt, uncle, niece, nephew, in-law, grandparent and grandchild (including by adoption) and any trustees or other fiduciaries for the benefit of such relatives.

                  "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                  "Retained Assets" shall mean (a) those Assets listed in
Article 13.1.3 to the Phoenix Disclosure Memorandum; (b) all net loss carryforwards of Phoenix for tax purposes; and (c) any Contract deemed a "Retained Asset" pursuant to Article 2.6(c).

                  "Retained Liabilities" shall mean (a) those Liabilities listed in Article 13.1.4 of the Phoenix Disclosure Memorandum; (b) all Liability connected with any pending or threatened litigation, charges of discrimination, citations, or allegations based on actions of Phoenix, or on conduct of officers, agents, employees, or Representative of Phoenix, occurring or accruing up to Closing; (c) any Liability deemed a "Retained Liability" pursuant to
Article 2.6(c); and (d) any Liability of Phoenix to any shareholders of Phoenix as shareholders, other than business liabilities incurred in the ordinary course, or pursuant to any option to acquire Phoenix stock.

                  "Second Option Escrow Agreement" shall mean an agreement in substantially the form of Exhibit 1.2 by and among LIG, Phoenix, and the Option Escrow Agent.

                  "Second R&D Agreement" shall mean that Second Research and Development Agreement by and between the Parties and of even date herewith, pursuant to which the Parties agree to cooperate in the development of a marketable nitrile glove on the terms and conditions set out therein.

                  "Second Supply Agreement" shall mean the Agreement for the Purchase and Sale of Goods by and between the Parties of even date herewith, whereby Phoenix agrees to supply LIG, and LIG agrees to purchase from Phoenix, nitrile gloves on terms and conditions set out therein.

                  "Section 1060 Forms" shall mean all returns, documents, statements and other forms that are required to be submitted to any federal, state, county or other local Taxing authority in connection with a Section 1060 Statement, and shall include any "asset acquisition statement" and United States Internal Revenue Service Form 8594 (together with any schedules or attachments) that are required pursuant to United States Treasury Department Regulations.

                  "Section 1060 Statement" shall mean a statement described in United States Treasury Regulations Section 1.1060-1T(h) with respect to LIG's purchase of the Assets, and shall include any corresponding statement under any other applicable Tax law that requires a separate statement with respect to LIG's purchase of the Assets.

                  "Shareholders' Equity" shall mean, for purposes of Article 2.3, the shareholder's equity of Phoenix as of the Closing Date calculated in accordance with GAAP and consistent with past accounting practices of Phoenix, without giving effect to either the Retained Assets or the Retained Liabilities.

                  "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

                  "Tax Returns" means all returns, reports, filings, declarations and statements relating to Taxes that are required to be filed, recorded, or deposited with any Regulatory Authority, including any attachment thereto or amendment thereof.

                  "Transferred Inventory" shall mean all of the inventory and supplies relating exclusively or primarily to the Business and existing on the Closing Date, including raw materials, work in process, and finished goods.

                  "1998 Phoenix Balance Sheet" shall mean the balance sheet at December 31, 1998 and accompanying notes thereto included in the Phoenix Financial Statements.

                  "1997 Phoenix Balance Sheet" shall mean the balance sheet at December 31, 1997 and accompanying notes thereto included in the Phoenix Financial Statements.

         13.2     DEFINITIONS ELSEWHERE IN AGREEMENT.

                  The following terms shall, whenever capitalized in this Agreement, have the meanings ascribed to them in the referenced sections:

              Asserted Liability                             Article 8.5
              Claims Notice                                  Article 8.5
              Closing                                        Article 3.1
              Closing Date                                   Article 3.2
              Contest Notice                                 Article 8.6
              Employment Agreements                          Article 3.3(d)
              Effective Date                                 Article 1.5(a)
              Escrow Accounts                                Article 2.4
              Escrow Agreement                               Article 2.4
              ERISA Affiliate                                Article 4.14(c)
              Immigration Laws                               Article 4.24
              Indemnification Claim                          Article 8.4(a)
              Indemnification Escrow Account                 Article 2.4
              Indemnified Party                              Article 8.5
              Indemnifying Party                             Article 8.5
              Independent CPA                                Article 2.3(b)
              Independent CPA Closing Date Balance Sheet     Article 2.3(b)
              Large Customer                                 Article 4.19(b)
              Large Supplier                                 Article 4.19(a)
              LIG                                            Preamble
              LIG Closing Date Balance Sheet                 Article 2.3(a)
              Material Contracts                             Article 2.6(a)
              Maximum Aggregate Liability Amount             Article 8.4(b)
              Minimum Aggregate Liability Amount             Article 8.4(a)
              New Debt Agreements                            Article 1.5(a)
              Non-Competition Agreements                     Article 3.3(h)

              Notice of Exercise                             Article 1.3
              Option Payment                                 Article 1.2
              Option Period                                  Article 1.5(c)
              Phoenix                                        Preamble
              Phoenix Benefit Plans                          Article 4.14(a)
              Phoenix ERISA Plan                             Article 4.14(a)
              Phoenix Pension Plan                           Article 4.14(a)
              Proxy Statement                                Article 1.4(a)
              Purchase Price                                 Article 2.2
              Purchase Price Adjustment Escrow Account       Article 2.4
              Rules                                          Article 11.2(a)
              Second Option                                  Article 1.1
              Shareholders' Meeting                          Article 1.4(a)
              Supplemental Disclosure Memorandum             Article 6.2(g)
              Tail Coverage Insurance                        Article 8.4(c)
              U.S. Trademark Assignment                      Article 3.3(b)


                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                PHOENIX MEDICAL TECHNOLOGY, INC.



/s/ Jacqueline L. Gallaher             By: /s/ Edward W. Gallaher, Sr.
--------------------------                 -------------------------------------
Assistant Secretary                    Name:  Edward W. Gallaher, Sr.
                                       Title: President


[CORPORATE SEAL]



ATTEST:                                LONDON INTERNATIONAL GROUP, INC.



/s/ William L. Gunn, Jr.               By: /s/ Robert Kaiser
------------------------                   -------------------------------------
Secretary                              Name:  Robert Kaiser
                                       Title: Vice President and General Counsel


[CORPORATE SEAL]

                   FIRST AMENDMENT TO SECOND OPTION AGREEMENT

         This FIRST AMENDMENT TO SECOND OPTION AGREEMENT (this "Amendment"), dated as of June 11, 1999, by and among London International Group, Inc., a New Jersey company ("LIG") and Phoenix Medical Technology, Inc., a Delaware corporation ("Phoenix"; LIG and Phoenix, each a "Party" and collectively, the "Parties).
         WHEREAS, LIG and Phoenix are parties to that certain Second Option Agreement, dated May 31, 1999 (the "Original Agreement"); and

         WHEREAS, the Parties desire to amend the Original Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties hereto hereby agree as follows:

         Section 1. Amendments to Original Agreement. The Parties hereto agree that the Original Agreement is amended as follows:

         (a) Section 1.5(d) of the Original Agreement is amended by deleting "August 1, 1999" and substituting therefor "September 15, 1999".

         Section 2. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

         Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

         Section 4. Effect. Except as expressly herein amended, the terms and conditions of the Original Agreement remain in full force and effect.

         Section 5. Counterparts. This Amendment may be executed in any number of counterparts, each of which need not contain the signature of more than one Party and all of which taken together shall constitute one and the same original instrument.

         Section 6. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Original Agreement.


                           [Signatures on Next Page]

         IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to Second Option Agreement to be executed as of the date first above written.


                                     LONDON INTERNATIONAL GROUP, INC.


                                     By:  /s/ Robert Kaiser
                                          --------------------------------------
                                     Name: Robert Kaiser
                                     Title: Vice President and General Counsel



                                     PHOENIX MEDICAL TECHNOLOGY, INC.


                                     By:  /s/ Edward W. Gallaher, Sr.
                                          --------------------------------------
                                     Name: Edward W. Gallaher, Sr.
                                     Title: President

                                                                         ANNEX B





                    SECOND RESEARCH AND DEVELOPMENT AGREEMENT

                                 By and Between

                        LONDON INTERNATIONAL GROUP, INC.,

                                       and

                        PHOENIX MEDICAL TECHNOLOGY, INC.,

                            Dated as of May 31, 1999

                                TABLE OF CONTENTS


                                                                                                        PAGE

ARTICLE 1--DEFINITIONS...........................................................................        1

         1.1      Definitions....................................................................        1

ARTICLE 2--ENGAGEMENT............................................................................        2

ARTICLE 3--PHOENIX'S OBLIGATIONS.................................................................        2

         3.1      Project Undertaking............................................................        2

         3.2      Facilities and Personnel.......................................................        3

         3.3      Utilization of Funding.........................................................        3

         3.4      Responsibilities Appurtenant to the Research and Development...................        3

         3.5      Selection and Retention of Independent Contractors and Consultants.............        4

         3.6      Access to Facilities and Books and Records.....................................        4

ARTICLE 4--LIG'S OBLIGATIONS.....................................................................        4

         4.1      Funding........................................................................        4

         4.2      Technical Assistance...........................................................        4

         4.3      Responsibilities Appurtenant to the Research and Development...................        4

ARTICLE 5--PHOENIX REPRESENTATIONS AND WARRANTIES................................................        5

         5.1      Organization, Standing, and Power..............................................        5

         5.2      Right to Contract..............................................................        5

         5.3      No Infringement................................................................        5

         5.4      No Inconsistent Agreements.....................................................        5

ARTICLE 6---LIG REPRESENTATIONS AND WARRANTIES....................................................       5

         6.1      Organization, Standing, and Power..............................................        5

         6.2      Right to Contract..............................................................        6

         6.3      No Infringement................................................................        6

         6.4      No Inconsistent Agreements.....................................................        6

ARTICLE 7--PROGRESS REPORTS AND FINAL REPORT.....................................................        6

         7.1      Progress Reports...............................................................        6

         7.2      Final Report...................................................................        6

ARTICLE 8--CONFIDENTIALITY.......................................................................        7

         8.1      Proprietary Information........................................................        7

         8.2      Treatment of Proprietary Information...........................................        7

         8.3      Existence and Contents of the Agreements.......................................        7

         8.4      Employees and Representatives..................................................        7

         8.5      Exclusions from Confidentiality................................................        7

ARTICLE 9--RIGHTS IN DEVELOPMENTS AND INVENTIONS.................................................        8

         9.1      Results of the Research and Development........................................        8

         9.2      Assignment of Rights...........................................................        8

         9.3      Employee Assignment of Rights..................................................        8

ARTICLE 10--INDEPENDENT CONTRACTOR...............................................................        9

ARTICLE 11--TERM AND TERMINATION.................................................................        9

         11.1     Term...........................................................................        9

         11.2     Termination Prior to the Conclusion of the Term................................        9

         11.3     Effect of Termination..........................................................        9

ARTICLE 12--INDEMNIFICATION......................................................................       10

ARTICLE 13--GOVERNING LAW; DISPUTE RESOLUTION....................................................       10

         13.1     Governing Law..................................................................       10

         13.2     Arbitration....................................................................       10

                  (a)      American Arbitration Rules............................................       10

                  (b)      Composition of Arbitral Tribunal......................................       10

                  (c)      Situs; Language.......................................................       11

                  (d)      Judicial Assistance...................................................       11

ARTICLE 14--MISCELLANEOUS PROVISIONS.............................................................       11

         14.1     Entire Agreement...............................................................       11

         14.2     Amendments.....................................................................       11

         14.3     No Waiver......................................................................       11

         14.4     Assignment.....................................................................       11

         14.5     Notices........................................................................       11

         14.6     Counterparts...................................................................       12

         14.7     Captions.......................................................................       12

         14.8     Interpretations................................................................       12

         14.9     Severability...................................................................       13

         14.10    Further Assurances.............................................................       13

                    SECOND RESEARCH AND DEVELOPMENT AGREEMENT


                  THIS SECOND RESEARCH AND DEVELOPMENT AGREEMENT (this "Agreement") is made and entered into as of May 31, 1999, by and between LONDON INTERNATIONAL GROUP, INC. ("LIG"), a New Jersey corporation having its principal place of business at 3585 Engineering Drive, Norcross, Georgia 30093, and PHOENIX MEDICAL TECHNOLOGY, INC. ("Phoenix"), a Delaware corporation having its principal place of business at Route 521 West, Andrews, South Carolina 28510.

                              W I T N E S S E T H:

                  WHEREAS, Phoenix is in the business of manufacturing latex and vinyl gloves and has certain know-how related to the manufacture of such gloves and Phoenix desires to develop a glove containing nitrile and desires additional resources to do so; and

                  WHEREAS, LIG is also in the business of manufacturing, inter alia, medical and industrial gloves and is willing to provide resources in order to assist Phoenix in developing technology to manufacture a marketable nitrile glove; and

                  WHEREAS, pursuant to a Second Option Agreement of even date herewith (the "Second Option Agreement"), LIG is acquiring from Phoenix an option to purchase substantially all of the assets of Phoenix on the terms and conditions set out therein; and

                  WHEREAS, pursuant to a Loan Agreement dated as of December 22, 1997, as amended through that Second Amendment to Loan Agreement of even date herewith (the "Loan Agreement"), LIG is agreeing to loan Phoenix funds with which to conduct the technology development activities set out in this Agreement;

                  NOW, THEREFORE, in consideration of the agreements set forth in this Agreement, the Parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         1.1      DEFINITIONS

                  The following terms shall, whenever capitalized in this Agreement, have the meanings ascribed below:

                  "Affiliate" of a person shall mean: (i) any other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any ten percent (10%) or greater equity or voting interest of such person; or
(iii) any other person for a person described in clause (ii) acts in any such capacity.

                  "Agreement" shall mean this Agreement, including the Exhibits attached hereto.

                  "Effective Date" shall have the meaning ascribed to that term in the Second Option Agreement.

                  "Final Report" shall have the meaning ascribed to that term in
Article 7.2.

                  "Loan Agreement" shall mean the Loan and Security Agreement by and between the Parties, dated as of December 22, 1997, as amended through the Second Amendment to Loan Agreement of even date herewith.

                  "Second Option Agreement" shall mean the Second Option Agreement between the Parties of even date herewith.

                  "Products" shall mean all nitrile gloves made pursuant to the Research Plan.

                  "Property Rights" shall have the meaning ascribed to that term in Article 9.1.

                  "Proprietary Information" shall have the meaning ascribed to that term in Article 8.1.

                  "Research and Development" shall mean the research and development to be performed by Phoenix on behalf of LIG, including the development of new products and processes for making nitrile containing gloves and glove stripping technology.


                                    ARTICLE 2
                                   ENGAGEMENT

                  LIG hereby engages Phoenix to perform the Research and Development and Phoenix hereby agrees to perform the Research and Development commencing as of the Effective Date.


                                    ARTICLE 3
                              PHOENIX'S OBLIGATIONS

         3.1      PROJECT UNDERTAKING

                  Phoenix shall perform the Research and Development to the best of its ability during the term of this Agreement and subject to the availability of funding from LIG pursuant to the Loan Agreement.

         3.2      FACILITIES AND PERSONNEL

                  Phoenix agrees to maintain such facilities, equipment, and personnel as may be reasonably necessary in order to enable it to carry out its obligations hereunder.

         3.3      UTILIZATION OF FUNDING

                  Funding for the Research and Development shall be provided in part by LIG to Phoenix pursuant to the Loan Agreement on the terms and conditions set out therein. Phoenix agrees that such funds designated for the Research and Development shall only be used by Phoenix in furtherance and support of the Research and Development.

         3.4      RESPONSIBILITIES APPURTENANT TO THE RESEARCH AND DEVELOPMENT

                  Phoenix, in connection with the Research and Development to be performed by it hereunder, agrees to do the following:

                  (a) Provide technical support with respect to the prosecution of any patent application relating to any inventions developed as a result of the Research and Development and execute all documents including patent, copyright or other applications and assignments in a prompt and diligent manner as may be necessary for LIG to preserve its rights with respect to the Research and Development;

                  (b) Assist LIG in perfecting any other intellectual property rights relating to the Research and Development including copyrights and trademarks;

                  (c) Provide support and assistance in the event that LIG asserts the intellectual property rights relating to the Research and Development against any third party for infringement thereof;

                  (d) Furnish LIG with technical information and instruction regarding the results of the Research and Development, including methods of manufacture of Products, methods of use of Products, testing or clinical data in connection with the Research and Development, alternate embodiments of the Products and recommended applications of the Products;

                  (e) Maintain, and require its researchers to maintain, accurate and complete written work records and inform LIG promptly and in writing of all Research Milestones and the date such Research Milestones were achieved;

                  (f) Provide LIG the Progress Reports as required by Article 7.1; and

                  (g) Upon the earlier of (i) the conclusion of the Research and Development or (ii) the termination of this Agreement, provide LIG with a Final Report as required by Article 7.2 and detailing the findings, developments and results of the Research and Development.

         3.5      SELECTION AND RETENTION OF INDEPENDENT CONTRACTORS AND
                  CONSULTANTS

                  Prior to retaining or employing any independent contractor to perform services under this Agreement, Phoenix shall obtain from LIG, and LIG shall not unreasonably withhold, approval for such retention or employment.

         3.6      ACCESS TO FACILITIES AND BOOKS AND RECORDS

                  At the request of LIG, Phoenix shall permit LIG or its designees to visit Phoenix facilities during normal business hours on such number of occasions as are reasonably necessary for any reasonable purpose consistent with this Agreement, including to observe, become familiar with, or evaluate the Research and Development and, in connection therewith, to speak to Phoenix personnel concerning the Research and Development and to review and copy documents pertaining to the Research and Development. LIG and its designees shall further be entitled to review and copy, at LIG's expense, any documents in the control of Phoenix and relating to disbursements, purchase orders, allocations and other accounting information in connection with Phoenix's obligations under this Agreement.


                                    ARTICLE 4
                                LIG'S OBLIGATIONS

         4.1      FUNDING

                  LIG shall provide funding for the Research and Development on the terms and conditions set out in the Loan Agreement.

         4.2      TECHNICAL ASSISTANCE

                  LIG shall, at its cost, send LIG technical personnel, selected by LIG in its sole discretion, to Phoenix's facilities to participate in and assist with the Research and Development.

         4.3      RESPONSIBILITIES APPURTENANT TO THE RESEARCH AND DEVELOPMENT

                  LIG, in connection with the Research and Development to be performed hereunder, agrees to do the following:

                  (a) Provide technical support with respect to the prosecution of any patent application relating to any inventions developed as a result of the Research and Development and execute all documents including patent, copyright or other applications and assignments in a prompt and diligent manner as may be necessary for Phoenix to preserve its rights with respect to the Research and Development;

                  (b) Assist Phoenix in perfecting any other intellectual property rights relating to the Research and Development including copyrights and trademarks; and

                  (c) Provide support and assistance in the event that Phoenix asserts the intellectual property rights relating to the Research and Development against any third party for infringement.


                                    ARTICLE 5
                     PHOENIX REPRESENTATIONS AND WARRANTIES

         5.1      ORGANIZATION, STANDING, AND POWER

                  Phoenix is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the power and authority to carry on its business as now conducted.

         5.2      RIGHT TO CONTRACT

                  Phoenix represents and warrants that it has full power and authority to enter into this Agreement and to fulfill its obligations hereunder.

         5.3      NO INFRINGEMENT

                  Phoenix represents and warrants that to the best of its information, knowledge, and belief, the technology and know-how of Phoenix to be used in the Research and Development will not involve the use of or infringe any intellectual property of any third party.

         5.4      NO INCONSISTENT AGREEMENTS

                  Phoenix represents, warrants, and agrees that it has not entered into, and during the term of this Agreement will not enter into, any agreement with any third party relating to the Research and Development or any potential application thereof. Phoenix further represents that its obligations under this Agreement are not subject to any prior commitment or obligation to any third party.


                                    ARTICLE 6
                       LIG REPRESENTATIONS AND WARRANTIES

         6.1      ORGANIZATION, STANDING, AND POWER

                  LIG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of New Jersey, and has the power and authority to carry on its business as now conducted.

         6.2      RIGHT TO CONTRACT

                  LIG represents and warrants that it has full power and authority to enter into this Agreement and to fulfill its obligations hereunder.

         6.3      NO INFRINGEMENT

                  LIG represents and warrants that to the best of its information, knowledge, and belief, the LIG technology and know-how to be used in the Research and Development will not involve the use of or infringe any intellectual property of any third party.

         6.4      NO INCONSISTENT AGREEMENTS

                  LIG represents, warrants, and agrees that it has not entered into, and during the term of this Agreement will not enter into, any agreement with any third party relating to the Research and Development or any potential application thereof. LIG further represents that its obligations under this Agreement are not subject to any prior commitment or obligation to any third party.


                                    ARTICLE 7
                        PROGRESS REPORTS AND FINAL REPORT

         7.1      PROGRESS REPORTS

                  Commencing thirty (30) days after the Effective Date, Phoenix will furnish to LIG on or before the fifteenth day of each calendar month during the term hereof, a written monthly progress report describing, with reasonable particularity and detail, the status of the Research and Development, including results obtained during the preceding month. The progress reports shall further indicate any Research Milestones achieved and the date of such achievement.

         7.2      FINAL REPORT

                  No later than sixty (60) days following the expiration or earlier termination of this Agreement or the completion of the Research and Development (whichever is earlier), Phoenix shall furnish to LIG a written final report describing, with reasonable particularity and detail, the results of the Research and Development, including all findings, data, know-how, processes and procedures resulting from the Research and Development. The final report shall further detail all Research Milestones achieved and the date of such achievement.

                                    ARTICLE 8
                                 CONFIDENTIALITY

         8.1      PROPRIETARY INFORMATION

                  LIG and Phoenix each recognize the proprietary interests and rights of the other Party in the Research and Development, including any technical information which may be disclosed from time to time pursuant to this Agreement (the "Proprietary Information").

         8.2      TREATMENT OF PROPRIETARY INFORMATION

                  The Parties shall not, either during the term of this Agreement or for three (3) years thereafter, directly or indirectly disclose any Proprietary Information to any person, other than to its employees who participate directly in the performance of the activities of the Research and Development, and the Parties shall not copy or use any of the Proprietary Information except for the purpose of fulfilling its obligations hereunder or to the extent consistent with their ownership interest in the Property Rights. Furthermore, the Parties shall not, either during or subsequent to the term of this Agreement, publish any of the Proprietary Information unless the prior written consent of the other Party shall first have been obtained. Notwithstanding the foregoing, in the event the Second Option is exercised by LIG and LIG purchases the Assets of Phoenix in accordance with the terms of the Second Option Agreement, the foregoing restrictions shall not apply to LIG but shall apply to Phoenix in perpetuity.

         8.3      EXISTENCE AND CONTENTS OF THE AGREEMENTS

                  Each of the Parties agrees that it will not discuss the existence or subject matter of this Agreement with any third party except as reasonably necessary for the performance of the Research and Development under this Agreement or with the prior written consent of the other party, which consent will not be unreasonably withheld.

         8.4      EMPLOYEES AND REPRESENTATIVES

                  Each employee, agent, representative, contractor, vendor and consultant of Phoenix performing services under this Agreement and having access to Proprietary Information shall execute a non-disclosure agreement indicating such employee's, agent's, representative's, contractor's, vendor's or consultant's willingness to be bound by the terms of this Article.

         8.5      EXCLUSIONS FROM CONFIDENTIALITY

                  The obligations set forth in this Article 8 shall not be applicable to any information: (i) which is or becomes generally known or part of the public domain through no fault of either Party or its employees, agents, representatives, contractors, vendors, or consultants; (ii) is known to one Party prior to the disclosure thereof by the other Party, its consultants or one of their respective representatives or agents, as clearly and expressly established by documentary evidence; or (iii) is required to be disclosed in the context of any administrative or judicial proceeding, but only the extent required by such action and only after giving the other Party not less than ten (10) working days' prior written notice of any such required disclosure.


                                    ARTICLE 9
                      RIGHTS IN DEVELOPMENTS AND INVENTIONS

         9.1      RESULTS OF THE RESEARCH AND DEVELOPMENT

                  Phoenix and LIG acknowledge and agree that all information, inventions, technology and know-how developed pursuant to the Research and Development and any and all intellectual property rights resulting therefrom (the "Property Rights") shall be jointly owned by Phoenix and LIG.

         9.2      ASSIGNMENT OF RIGHTS

                  (a) Phoenix agrees to promptly grant and assign, and does hereby grant and assign, to LIG an undivided interest in and to any and all of the Property Rights for the life of such Property Rights. Such grant and assignment shall be at no additional cost or expense to LIG.

                  (b) LIG agrees to promptly grant and assign, and does hereby grant and assign, to Phoenix an undivided interest in and to any and all of the Property Rights for the life of such Property Rights. Such grant and assignment shall be at no additional cost or expense to Phoenix.

         9.3      EMPLOYEE ASSIGNMENT OF RIGHTS

                  (a) In order that Phoenix and its employees can effectively grant and assign to LIG the Property Rights described in Article 9.1, Phoenix shall, as a condition and in consideration of their employment or continued employment with Phoenix, and for other good and valuable consideration furnished to its employees, require its employees who shall in any way be connected with the Research and Development, to acknowledge such consideration and to grant and assign to Phoenix, for Phoenix's conveying, or granting and assigning to LIG, to the extent consistent with this Agreement, any and all right, title, or interest such Phoenix employees may have or acquire with respect to the Research and Development.

                  (b) In order that LIG and its employees can effectively grant and assign to Phoenix the Property Rights described in Article 9.1, LIG shall, as a condition and in consideration of their employment or continued employment with LIG, and for other good and valuable consideration furnished to its employees, require its employees who shall in any way be connected with the Research and Development, to acknowledge such consideration and to grant and assign to LIG, for LIG's conveying, or granting and assigning to Phoenix, to the extent consistent with this Agreement, any and all right, title, or interest such LIG employees may have or acquire with respect to the Research and Development.

                  (c) The provisions of this Article 9.3 shall further apply to any independent contractors or consultants retained by either Party to perform the Research and Development. In such case, all such independent contractors and consultants shall be required to execute a document assigning all rights with respect to the Research and Development to, as the case may be, Phoenix, for Phoenix's conveying to LIG, or LIG, for LIG's conveying to Phoenix.


                                   ARTICLE 10
                             INDEPENDENT CONTRACTOR

                  Phoenix acknowledges and agrees that it is operating as an independent contractor of LIG and not as an agent thereof. Nothing in this Agreement shall be deemed to create an employment relationship between Phoenix employees, consultants or independent contractors and LIG. Phoenix agrees that it shall not hold itself out as an agent of LIG. This Agreement shall not constitute a partnership or joint venture, and neither party may be bound by the other to any contract, arrangement or understanding except as specifically stated herein.


                                   ARTICLE 11
                              TERM AND TERMINATION

         11.1     TERM

                  The term of this Agreement shall commence upon the Effective Date and, unless terminated in accordance with the provisions of Article 11.2, below, shall continue for a period of nine months therefrom.

         11.2     TERMINATION PRIOR TO THE CONCLUSION OF THE TERM

                  (a) This Agreement may be terminated (without any further action required of the Parties) at any time prior to the term specified in
Article 11.1 by mutual consent of the Parties on such terms and conditions as they may agree.

                  (b) This Agreement shall terminate with immediate effect upon the expiration or termination of the Second Option Agreement in accordance with the terms of that agreement.

                  (c) This Agreement may be terminated, upon sixty (60) days' notice, by providing written notice of the election of such termination, by either Party in the event of default by the other Party of any material covenant, duty or obligation provided for by this Agreement. In such case, the non-defaulting Party shall provide notice of such default and the particularities thereof as well as stating an intent to terminate and the defaulting party shall have the aforesaid sixty (60) days from receipt of such notice to cure such default. If such default is not cured at the end of said sixty (60) day period, the non-defaulting party may terminate this Agreement immediately.

         11.3     EFFECT OF TERMINATION

                  In the event that the Second Option Agreement expires or terminates without LIG's exercise of the Second Option (as that term is defined in the Second Option Agreement), LIG agrees that, for a period of two (2) years from the expiration of the Second Option Agreement and in consideration of the rights and interests it is acquiring hereunder, LIG will not exercise its Property Rights to manufacture, use, or sell clean room or clean room-related gloves anywhere in the world. Phoenix understands and agrees that any rights, technology, or know-how (a) in the possession or knowledge of LIG prior to the commencement of the Research or Development or (b) developed or coming into LIG's possession or knowledge independent from (i) the Research and Development and (ii) the due diligence process leading up to this Agreement (collectively, "Independent Rights") do not constitute Property Rights, and that the foregoing agreement of LIG does not therefore apply to such Independent Rights.


                                   ARTICLE 12
                                 INDEMNIFICATION

                  Each Party agrees to comply in all material respects with all applicable laws and regulations with respect to the Research and Development and other obligations and duties under this Agreement. In the event of claims or suits by third parties, including government agencies, against one or both of the Parties,each Party agrees that it will: (i) maintain its own defense; (ii) assume all costs and attorney's fees associated with its defense; and (iii) assume all liability adjudicated against it; provided that the foregoing shall not apply in the event of claims or suits involving a breach of Section 5.3 or
6.3 of this Agreement.


                                   ARTICLE 13
                        GOVERNING LAW; DISPUTE RESOLUTION

         13.1     GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia applicable to contracts executed and wholly performed within that State.

         13.2     ARBITRATION

                  (a)      American Arbitration Rules

                  Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules").

                  (b)      Composition of Arbitral Tribunal

                  The arbitration shall be held before a panel of three arbiters, one of whom, who shall serve as chairman, shall be nominated by the American Arbitration Association in accordance with the Rules, one of whom shall be nominated by LIG, and one of whom shall be nominated by Phoenix.

                  (c)      Situs; Language

                  The arbitration shall be conducted in Atlanta, Georgia. All arbitral proceedings shall be in English.

                  (d)      Judicial Assistance

                  The award of the arbiters shall be final and binding. The parties waive any right to appeal the award, to the extent a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance:
(i) to compel arbitration; (ii) to obtain interim measures of protection pending arbitration; and (iii) to enforce any decision of the arbiters, including the final award.


                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

         14.1     ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement between the Parties with respect to the Research and Development contemplated under this Agreement and supersedes all prior arrangements or understandings with respect thereto, written or oral.

         14.2     AMENDMENTS

                  This Agreement may be amended only by a subsequent writing signed by each of the Parties.

         14.3     NO WAIVER

                  No provision hereof may be waived except with the written approval of the Party against whom waiver is sought. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

         14.4     ASSIGNMENT

                  This Agreement and the rights, interests or obligations under this Agreement may be assigned (whether by operation of Law or otherwise) by a Party only to an Affiliate of that party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         14.5     NOTICES

                  All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided under this Agreement), and shall be deemed to have been delivered as of the date so delivered:

                  Phoenix:         PHOENIX MEDICAL TECHNOLOGY, INC.
                                   P.O. Box 346
                                   Route 521 West
                                   Andrews, South Carolina 29510
                                   Telecopy Number:  (843)221-5201

                                   Attention:  Edward W. Gallaher, Sr.

                  Copy to:         Barbara R. Frith
                                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                                   Suite 4200
                                   Nationsbank Corporate Center
                                   100 North Tryon Street
                                   Charlotte, North Carolina 28202-4006
                                   Telecopy Number:  (704) 331-7598

                  LIG              LONDON INTERNATIONAL GROUP, INC.
                                   3585 Engineering Drive
                                   Second Floor
                                   Norcross, Georgia 30092
                                   Telecopy Number: (770) 582-2226

                                   Attention: Robert Kaiser

                  Copy to:         Bernard L. Greer, Jr.
                                   ALSTON&BIRD LLP
                                   1201 West Peachtree Street, NW
                                   Atlanta, Georgia  30309
                                   Telecopy Number:  (404) 881-4777

         14.6     COUNTERPARTS

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same instrument.

         14.7     CAPTIONS

                  The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         14.8     INTERPRETATIONS

                  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either Party, whether under any rule of construction or otherwise. Neither Party shall be considered the draftsman of this Agreement. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by both Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of both Parties.

         14.9     SEVERABILITY

                  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         14.10    FURTHER ASSURANCES

                  Each of the Parties agrees to execute, deliver and acknowledge all such other agreements, instruments and documents and to take all such other actions as either party may reasonably deem necessary or desirable to give effect to this Agreement and to consummate the transactions contemplated hereby.


                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                           PHOENIX MEDICAL TECHNOLOGY, INC.


/s/ Jacqueline L. Gallaher        By:  /s/  Edward W. Gallaher, Sr.
--------------------------             -----------------------------------------
Assistant Secretary                    Name: Edward W. Gallaher, Sr.
                                       Title: President

[CORPORATE SEAL]


ATTEST:                           LONDON INTERNATIONAL GROUP, INC.


/s/ William L. Gunn, Jr.          By:  /s/ Robert Kaiser
------------------------               -----------------------------------------
Secretary                              Name: Robert Kaiser
                                       Title: Vice President and General Counsel

[CORPORATE SEAL]

                                                                         ANNEX C










                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                                 By and Between



                        PHOENIX MEDICAL TECHNOLOGY, INC.,
                                   as Borrower

                                       and

                        LONDON INTERNATIONAL GROUP, INC.,
                                    as Lender



                            Dated as of May 31, 1999

                                TABLE OF CONTENTS


                                                                                                     Page
                                                                                                     ----

ARTICLE I            DEFINITIONS.......................................................................2
         Section 1.1       Definitions.................................................................2

ARTICLE II           CREDIT FACILITY...................................................................5
         Section 2.1       Loans.......................................................................5
         Section 2.2       Repayment of Loans..........................................................5
         Section 2.3       Application of Insurance Proceeds...........................................5
         Section 2.4       Borrowings Under Credit Facility............................................5
         Section 2.4       Disbursements...............................................................6
         Section 2.5       Note........................................................................6

ARTICLE III          INTEREST, FEES AND OTHER PROVISIONS...............................................6
         Section 3.1       Interest....................................................................6
         Section 3.2       Payments....................................................................6

ARTICLE IV           CONDITIONS PRECEDENT..............................................................7
         Section 4.1       Conditions Precedent to the Effectiveness of Agreement......................7
         Section 4.2       Conditions Precedent to Certain Loans.......................................7
         Section 4.3       Additional Conditions Precedent for Each Loan...............................7

ARTICLE V            REPRESENTATIONS AND WARRANTIES....................................................8
         Section 5.1       Representations and Warranties..............................................8
         Section 5.2       Survival of Representations and Warranties, Etc.............................9

ARTICLE VI           SECURITY INTEREST.................................................................9
         Section 6.1       Security Interest...........................................................9
         Section 6.2       Continued Priority of Security Interest/Further Assurances..................9
         Section 6.3       Disposal of Collateral......................................................9

ARTICLE VII          COVENANTS........................................................................10
         Section 7.1       Preservation of Corporate Existence and Similar Maters.....................10
         Section 7.2       Compliance with Law........................................................10
         Section 7.3       Maintenance of Collateral; No Liens........................................10
         Section 7.4       Insurance..................................................................10
         Section 7.5       Location of Offices and Collateral/Change of Name..........................10
         Section 7.6       Power of Attorney..........................................................10
         Section 7.7       Use of Proceeds............................................................11
         Section 7.8       Inspection of Books, Records, Properties...................................11
         Section 7.9       Merger, Consolidation and Sale of Assets...................................11
         Section 7.10      Reporting Requirements.....................................................11

ARTICLE VIII         DEFAULT..........................................................................11
         Section 8.1       Events of Default..........................................................11
         Section 8.2       Remedies...................................................................13
         Section 8.3       Rights Cumulative..........................................................14

ARTICLE IX        MISCELLANEOUS.......................................................................15
         Section 9.1       Notices....................................................................15
         Section 9.2       Expenses...................................................................16
         Section 9.3       Amendments.................................................................16
         Section 9.4       Governing Law..............................................................16
         Section 9.5       Integration................................................................16
         Section 9.6       Indemnification............................................................16
         Section 9.7       Counterparts...............................................................17
         Section 9.8       Descriptive Headings.......................................................17
         Section 9.9       Time Is of the Essence.....................................................17
         Section 9.10      No Novation................................................................17

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as the same may be amended, modified or supplemented from time to time, this "Agreement"), dated as of May 31, 1999 by and between PHOENIX MEDICAL TECHNOLOGY, INC., a Delaware corporation ("Phoenix"), as Borrower, and LONDON INTERNATIONAL GROUP, INC., a New Jersey corporation ("LIG"), as Lender.

                                    PREMISES

         A. Pursuant to an Option Agreement dated as of December 22, 1997 (the "First Option Agreement"), LIG acquired from Phoenix an Option to purchase substantially all the Assets and Business of Phoenix and to assume substantially all the Liabilities of Phoenix;

         B. The Option under the First Option Agreement expired on April 28, 1999, and LIG is now acquiring from Phoenix a Second Option to purchase substantially all the Assets and Business of Phoenix and to assume substantially all the Liabilities of Phoenix on terms and conditions set forth in that certain Second Option Agreement dated as of even date herewith (the "Second Option Agreement");

         C. Under the terms of the Option Agreement, LIG and Phoenix also entered into an R&D Agreement dated of December 22, 1997 for the development of commercially viable technology for the manufacture of nitrile gloves for industrial and medical uses (the "R&D Agreement");

         D. In order to implement the R&D Agreement, LIG agreed to make available to Phoenix a $750,000 term loan facility (the "Facility") to be used for the acquisition of certain capital equipment for the manufacture of nitrile gloves and glove autostripping equipment and related capital expenditures under the terms of the Loan and Security Agreement dated of December 22, 1997, as amended by that certain First Amendment to Loan and Security Agreement dated of April __, 1998 (as amended, the "Original Loan Agreement");

         E. Under the terms of the Second Option Agreement, LIG and Phoenix are entering into a Second R&D Agreement dated of even date herewith (the "Second R&D Agreement") under which the parties will continue to develop jointly certain technology for the manufacture of nitrile gloves;

         F. In order to implement the Second R&D Agreement, LIG and Phoenix have agreed to amend and restate the Original Loan Agreement to extend the Facility to Phoenix during the term of the Second Option Agreement, all on the terms and conditions set forth in this Agreement; and

         G. Upon the closing of this Agreement, the obligations of Phoenix under the Original Loan Agreement shall become obligations hereunder and Phoenix will have no further obligations under the Original Loan Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Second Option Agreement, which meanings shall survive the termination of the Second Option Agreement. For the purposes of this Agreement:

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in South Carolina are authorized to close.

         "Change in Control" shall mean, as applied to Phoenix, that, during any period of twelve (12) consecutive calendar months (i) more than fifty percent (50%) of the members of the Board of Directors of Phoenix who were members on the first day of such period shall have resigned or been removed or replaced, other than as a result of death, disability, change in personal circumstances, or as approved by the Board of Directors of Phoenix who were members on the first day of such period in accordance with Phoenix's bylaws and other applicable corporate law, or (ii) any Person or "Group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall have acquired more than twenty percent (20%) of the combined voting power of all classes of common stock of Phoenix.

         "Collateral" means and includes all of Phoenix's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising: (a) all Equipment; (b) all books, records and files of Phoenix and correspondence in any way related to the foregoing; (c) all patents, franchises and other general intangibles of Phoenix necessary for the operation of the Equipment; and (d) any and all products and proceeds of any of the foregoing (including, but not limited to, any claims to any items referred to in this definition, and any claims of Phoenix against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under policies of insurance) in whatever form.

         "Commitment" means $750,000 as such amount may be reduced from time to time pursuant to the terms hereof.

         "Conversion Date" means a date nine months from the Effective Date of the Second Option as defined in Section 1.5(a) of the Second Option Agreement.

         "Default" shall mean any event or condition the occurrence of which constitutes or would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Equipment" means and includes, all equipment, machinery, apparatus, fittings, fixtures and other tangible personal property (other than inventory) as set forth in any Notice of Borrowing.

         "Existing Loans" means loans under the Original Loan Agreement made prior to date of this Agreement, which such loans shall be deemed to be Loans hereunder as of the date hereof.

         "Existing Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of May 13, 1998, by and between LIG and The CIT Group/Credit Finance, Inc., it being understood that if The CIT Group/Credit Finance, Inc. is the lender under the New Debt Agreement, the Existing Intercreditor Agreement shall be amended and restated by the terms of the Second Intercreditor Agreement.

         "Event of Default" means any of the events specified in Section 8.1 hereof.

         "Loan Documents" means this Agreement, the Note, the Existing Intercreditor Agreement, the Second Intercreditor Agreement and any other document or instrument executed and delivered by Phoenix in connection herewith or therewith.

         "Loans" shall have the meaning set forth in Section 2.1.

         "Material Adverse Effect" means a material, adverse effect on the business operations and/or financial condition of Phoenix and/or which would materially impair the ability of Phoenix to perform its obligations hereunder.

         "New Debt Agreements" means any loan agreement, security agreement, or any documents, agreements and instruments executed in connection therewith evidencing a refinancing amendment, restatement or replacement of that certain Loan and Security Agreement, dated March 28, 1995, by and between Phoenix and The CIT Group/Credit Finance, Inc., as the same may be amended, restated, replaced, modified, or supplemented from time to time.

         "Note" means that certain Note dated December 22, 1997 executed by Phoenix in favor of LIG in the original principal amount of $750,000.

         "Notice of Borrowing" means a notice given by Phoenix to LIG in accordance with Section 2.3 hereof that it intends to borrow a Loan hereunder, such notice to be in substantially the form of Exhibit B attached hereto.

         "Other Debt Agreements" mean each of the following, as amended, modified or supplemented: (i) that certain Loan and Security Agreement, dated March 28, 1995, by and between Phoenix and the CIT Group/Credit Finance, Inc. as in effect as of the date hereof, but not including any amendment, restatement or replacement thereof (the "Existing CIT Loan"); (ii) that certain Loan Agreement, dated March 27, 1995 by and between Phoenix and Carolina First Bank; (iii) that certain Mortgage and Security Agreement, dated March 27, 1995, between Phoenix and Carolina First Bank (the "Carolina First Mortgage"), (iv) that certain Promissory Note, dated March 27, 1995, between Phoenix and NationsBank N.A. (Carolinas) ; and (v) any refinancing of items (ii), (iii) or (iv) provided that any collateral security for such refinanced debt is limited to the collateral, if any, securing the debt being refinanced.

         "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies not yet due and payable or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business but not yet due and payable; (b) Liens in favor of LIG; (c) Liens pursuant to the Carolina First Mortgage, as in effect on the date hereof; (d) Liens securing to the Existing CIT Loan so long as the Existing Intercreditor Agreement is in effect; (e) other Liens securing indebtedness under the Other Debt Agreements provided such Liens are subordinated to LIG's Security Interest; and, (f) after the Refinancing Date, Liens securing the New Debt Agreements.

         "Refinancing Date" means the effective date of the New Debt Agreements.

         "Second Intercreditor Agreement" means an intercreditor agreement by and between LIG and the lender under the New Debt Agreement pursuant to which the Secured Obligations shall be subordinated to Phoenix's obligations under the New Debt Agreement upon terms and conditions mutually acceptable to LIG and such lender.

         "Secured Obligations" means, individually and collectively:

                  (a) the aggregate principal amount of all Loans and all accrued interest thereon; and

                  (b) all obligations of Phoenix to LIG of every kind, nature and description, under or in respect of this Agreement or any other Loan Document, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

         "Security Interest" means the Lien of LIG in the Collateral effected hereby or by any of the Loan Documents.

         "Termination Date" shall mean the earlier of (i) thirty (30) months after the Conversion Date, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII hereof.

                                   ARTICLE II

                                 CREDIT FACILITY

         Section 2.1 Loans. Subject to the terms and conditions of this Agreement, (including the right of LIG to approve such Loan as set forth in Section 2.4) LIG shall make loans (each a "Loan" and, together with the Existing Loans, collectively, the "Loans") to Phoenix from time to time during the period from the date hereof through the Conversion Date; provided, however, that the aggregate principal amount of Loans shall not exceed the Commitment. The Commitment shall be reduced by the principal amount of each Loan.

         Section 2.2 Repayment of Loans. After the Conversion Date, the principal balance of the Loans shall be repaid in thirty (30) consecutive monthly installments due and payable on the last day of each calendar month commencing with the first such day following the Conversion Date. The first twenty-nine (29) such installments shall each be in an amount equal to 1/30th of the principal balance of the Loans as of the Conversion Date and the final installment shall be equal to the remaining principal balance of the Loans. Notwithstanding the foregoing, on the Termination Date, the principal amount of the Loans then outstanding shall be due and payable in full. Once repaid, the Loans may not be reborrowed.

         Section 2.3 Application of Insurance Proceeds. The amount of any insurance proceeds distributed to LIG pursuant to Section 7.4 or otherwise and not paid over to another lender pursuant to the terms of the Second Intercreditor Agreement shall be applied to reduce the aggregate principal amount of the Loans outstanding. Such insurance proceeds shall be applied to reduce scheduled principal payments in inverse order of maturity.

         Section 2.4 Borrowings Under Revolving Credit Facility.

                  (a) If Phoenix desires to make a borrowing it shall give LIG written notice thereof pursuant to a Notice of Borrowing. The Notice of Borrowing shall (i) describe the Equipment in detail that is being financed by such Loan, or if none, specify the purpose for the Loan, (ii) specify the principal amount of the Loan to be borrowed from LIG, (iii) specify the date such Loan is to be borrowed and (iv) set forth disbursement instructions relating to such Loan. Each Notice of Borrowing shall be delivered to LIG before 10:00 a.m. on the date five Business Days prior to the date of any borrowing hereunder.

                  (b) Upon receipt of a Notice of Borrowing, LIG shall have the right to approve or deny the request, in part or in whole, provided that LIG shall not unreasonably withhold its consent. LIG shall communicate its decision orally or in writing to Phoenix prior to the borrowing date, stating the basis for its decision if a denial. Notwithstanding anything to the contrary in this Agreement or the Loan Documents, Phoenix agrees and acknowledges that LIG has no obligation to make a Loan under this Agreement unless LIG approves the Loan request as provided in this Section 2.3.

         Section 2.5 Disbursements. Not later than 12:00 noon on the date specified in the Notice of Borrowing, and provided that (i) LIG has approved the Loan in accordance with Section 2.4 and (ii) the applicable conditions precedent set forth in Article IV hereof have been satisfied or waived by LIG, LIG shall make available the amount of the Loan in immediately available funds, in the manner specified in the Notice of Borrowing to which such Loan relates.

         Section 2.6 Note. The obligation of Phoenix to repay the Loans shall also be evidenced by the Note executed by Phoenix in favor of LIG.


                                   ARTICLE III

                       INTEREST, FEES AND OTHER PROVISIONS

         Section 3.1 Interest.

                  (a) Phoenix shall pay interest (calculated on the basis of a year of three hundred sixty days (360) days and the actual number of days elapsed) on the unpaid principal amount of each Loan for each day, such interest to start to accrue from the Conversion Date until such Loan is paid (whether upon demand, at maturity, by reason of acceleration or otherwise) at a rate per annum equal to the prime rate as reported in the Eastern Edition of the Wall Street Journal plus two percent (2%) calculated as of the first day of each month. Unless otherwise provided herein, such interest shall be payable monthly in arrears on the last Business Day of each calendar month, commencing on the first such date after the Conversion Date, as applicable.

                  (b) If Phoenix shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) all or any portion of the principal of, or interest on, any Loan, each such unpaid amount shall bear interest (calculated as described in Section 3.1(a)) for each day from the date it was so due until paid in full at a rate per annum equal to three percent (3%) per annum above the rate per annum set forth in Section 3.1(a).

         Section 3.2 Payments. All payments of principal, interest and other amounts owing under this Agreement and the other Loan Documents shall be made in immediately available funds to LIG at its address set forth in Section 9.1 below. All such payments shall be made by Phoenix in full in accordance with the terms of this Agreement and the other Loan Documents without any reduction or offset.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.1 Conditions Precedent to the Effectiveness of Agreement. The effectiveness of this Agreement is subject to the condition that LIG shall have received each of the following documents, each of which shall be reasonably satisfactory in form and substance to LIG:

                  (a) this Agreement executed and delivered by Phoenix; and

                  (b) such other documents and instruments as LIG may reasonably request.

         Section 4.2 Conditions Precedent to Certain Loans. The obligation of LIG to make the first Loan requested by Phoenix after the date hereof is subject to the condition that LIG shall have received each of the following documents, each of which shall be reasonably satisfactory in form and substance to LIG:

                  (a) the Second Option Agreement executed and delivered by Phoenix, and satisfaction by Phoenix of all of the conditions precedent to the effectiveness of the Second Option Agreement as set forth in Section 1.5(a) of the Second Option Agreement;

                  (b) the Second Intercreditor Agreement executed and delivered by the parties thereto; and

                  (c) such other documents and instruments as LIG may reasonably request.

         Section 4.3 Additional Conditions Precedent for Each Loan. The obligation of LIG to make Loans (other than the Existing Loans) is subject to the further conditions precedent that:

                  (a) as of the date of each such Loan and after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing; (ii) the representations and warranties made by Phoenix in Article V hereof and in Article 4 of the Second Option Agreement, shall be true on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except for such changes expressly permitted under this Agreement; and (iii) no change has occurred in the operations or condition, financial or otherwise, of Phoenix since the date of the most recent Loan which has had a Material Adverse Effect. Each Notice of Borrowing delivered by Phoenix to LIG hereunder and/or each borrowing of a Loan hereunder shall constitute a certification by Phoenix to the effect set forth in the preceding sentence (both as of the date of such instrument and as of the date of such borrowing); and

                  (b) Phoenix delivers executed Uniform Commercial Code financing statements for each jurisdiction where the filing of such financing statements may be necessary or appropriate to perfect the Security Interest in the Equipment described in the Notice of Borrowing, as reasonably determined by LIG.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Representations and Warranties. Phoenix represents and warrants to LIG as follows:

                  (a) Authorization of Loan Documents and Borrowings/Compliance with Laws/Contravention with Other Documents. Phoenix has the right and power, and has taken all necessary corporate action to authorize it, to borrow hereunder and to execute, deliver and perform the Loan Documents to which it is party in accordance with their respective terms. The Loan Documents to which Phoenix is a party have been duly executed and delivered by Phoenix and each is a legal, valid and binding obligation of Phoenix enforceable in accordance with its terms. Phoenix is in compliance with all Laws binding upon it and its properties where the non-compliance with which would have a Material Adverse Effect. The execution and delivery by Phoenix of the Loan Documents to which it is a party do not require any consent except such as have been previously obtained and do not conflict with, and will not result in a breach of, any contract, agreement or other document or instrument to which Phoenix is a party, the breach of which would have a Material Adverse Effect.

                  (b) Name, Taxpayer ID Number. The correct corporate name of Phoenix is set forth in the first paragraph of this Agreement, and Phoenix does not conduct and, since its formation has not conducted, business under any trade name or other fictitious name other than Phoenix Glove Company. The Internal Revenue Service taxpayer identification number of Phoenix is 31-092-9195.

                  (c) Liens. None of the Collateral or equipment of Phoenix is subject to any Lien, except Permitted Liens. Notwithstanding the foregoing, no breach of this section shall result from the failure or delay of The CIT Group/Credit Finance to subordinate its lien on certain Collateral pursuant to the terms and conditions of the Existing Intercreditor Agreement.

                  (d) Chief Executive Office. The chief executive office and principal place of business of Phoenix and the books and records relating to equipment such as the Collateral are located at Phoenix's address set forth on Schedule 5.1(e), and the chief executive office and principal place of business have been located there for the five-year period ending on the date hereof. Phoenix has not changed its name, identity or corporate structure in any way since Phoenix's formation, except that it changed its name from Phoenix Glove Company in 1983.

                  (e) Equipment. All Equipment of Phoenix is in good order and repair, except as previously disclosed to LIG, is located on or at the address provided for Phoenix in Section 9.1 hereof.

         Section 5.2 Survival of Representations and Warranties, etc. All statements contained in any certificate or other instrument delivered by or on behalf of Phoenix to LIG pursuant to or in connection with this Agreement or any of the other Loan Documents shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of each Notice of Borrowing.

                                   ARTICLE VI

                                SECURITY INTEREST

         Section 6.1 Security Interest. To secure the payment, observance and performance of the Secured Obligations, Phoenix hereby assigns and grants to LIG a security interest in, and Lien upon, all of the Collateral.

         Section 6.2 Continued Priority of Security Interest/Further Assurances. Phoenix shall cause the Security Interest granted by Phoenix to be at all times a valid and perfected Lien and enforceable against Phoenix, the Collateral and all third parties, in accordance with the terms of this Agreement and the Collateral shall not at any time be subject to any Liens other than Permitted Liens. In this connection, Phoenix shall, at its sole cost and expense, take all action that may be necessary, as reasonably determined and requested by LIG, so as at all times to maintain the validity, perfection and enforceability of the Security Interest or to enable LIG to exercise or enforce its rights hereunder, including paying applicable Taxes, using reasonable efforts to obtain third party releases, subordinations or waivers and executing and delivering financing statements, assignments or notices. Notwithstanding the foregoing, no breach of this section shall result from the failure or delay of The CIT Group/Credit Finance to subordinate its lien on certain Collateral pursuant to the terms and conditions of the Existing Intercreditor Agreement.

         Section 6.3 Disposal of Collateral. Phoenix shall not sell, lease or transfer or otherwise dispose of any of the Collateral, without the written consent of LIG, such consent not to be unreasonably withheld. The inclusion of "proceeds" of the Collateral under the definition thereof shall not be deemed a consent by LIG to any other sale or other disposition of any part or all of the Collateral.

                                   ARTICLE VII

                                    COVENANTS

                  So long as any of the Secured Obligations remain unpaid or unperformed, or this Agreement is in effect:

         Section 7.1 Preservation of Corporate Existence and Similar Matters. Phoenix shall preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified and authorized to do business in South Carolina.

         Section 7.2 Compliance with Law. Phoenix shall comply with all Law, including the obtaining of all consents, where the failure to comply with which would have a Material Adverse Effect.

         Section 7.3 Maintenance of Collateral; No Liens. Phoenix shall protect and preserve and maintain in good repair, working order and condition all of the Collateral. Phoenix shall not, directly or indirectly, create, assume, incur or suffer to exist any Lien upon any of the Collateral other than Permitted Liens.

         Section 7.4 Insurance. Phoenix shall at all times maintain insurance on the Collateral against loss or damage in such amounts as are reasonably customary for a business of Phoenix's type. All insurance policies required under this Section 7.4 shall contain loss payable clauses that are in form and substance reasonably satisfactory to LIG which, among other things, provide that all insurance proceeds attributable to loss or damage of the Collateral be distributed to LIG; provided, however, that upon execution and delivery of the Second Intercreditor Agreement by the parties thereto, and so long as the Second Intercreditor Agreement is in effect, such loss payable clauses shall be maintained, and such proceeds shall be payable, in accordance with the Second Intercreditor Agreement.

         Section 7.5 Location of Offices and Collateral/Change of Name. Phoenix shall keep all Equipment at the location(s) set forth in Schedule 5.1(e) hereof. Phoenix shall give LIG thirty days' prior written notice before: (i) removing such Equipment to another location, (ii) changing its principal place of business, chief executive office or name, (iii) using any new tradename or trademark in connection with its business operations.

         Section 7.6 Power of Attorney. Phoenix hereby irrevocably designates, makes, constitutes and appoints LIG (and all Persons designated by LIG from time to time) as Phoenix's true and lawful attorney and agent in fact, and LIG, or any agent of LIG, may, without notice to Phoenix, and at such time or times after the occurrence of an Event of Default and the expiration of the applicable grace period as LIG or any such agent in its reasonable discretion may determine, in the name of Phoenix or LIG, carry out any of the following: (a) to endorse the name of Phoenix on any document or instrument relating to the Collateral and; (b) to sign the name of Phoenix on any invoice or bill of lading relating to the Collateral, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, on verifications of account and on notices to or from customers; and (c) to use all computer programs, tapes, disks, other computer software and the information recorded on or contained in any data processing equipment and computer hardware relating to the Collateral to which Phoenix has access. This power-of-attorney shall be irrevocable and shall be coupled with an interest and all acts taken by LIG pursuant to this power-of-attorney are hereby ratified and approved by Phoenix.

         Section 7.7 Use of Proceeds. Phoenix shall use the proceeds of the Loans solely to purchase the Equipment in accordance with a Notice of Borrowing, except as may otherwise be authorized by LIG.

         Section 7.8 Inspection of Books, Records, Properties. Allow LIG, during normal business hours of Phoenix, a reasonable inspection of the books, records and properties of Phoenix and to discuss the business and financial affairs of Phoenix with representatives of Phoenix.

         Section 7.9 Merger, Consolidation and Sale of Assets. Phoenix shall not
(a) merge or consolidate with or into any other Person or (b) sell, lease or transfer or otherwise dispose of (including in any sale-leaseback transaction) (each, a "Disposition") in any fiscal year of Phoenix an amount of assets with a fair market value in excess of ten percent (10%) of the total fair market value of all assets of Phoenix immediately prior to such Disposition.

         Section 7.10 Reporting Requirements. Upon becoming aware thereof, Phoenix shall notify LIG of the occurrence of (i) any Default or Event of Default, (ii) any event that could reasonably be expected to have a Material Adverse Effect, (iii) any Litigation claiming money damages in excess of $50,000.00 (Fifty Thousand United States Dollars) or (iv) any Environmental Claim that could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII

                                     DEFAULT

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default hereunder:

                  (a) Default in Payment. Phoenix shall fail to pay the principal of, or interest on, any of the Loans or any of the other Secured Obligations, within three days of when due (whether upon demand, at maturity, by reason of acceleration or otherwise).

                  (b) Misrepresentations. Any representation or warranty made by Phoenix under or pursuant to any Loan Document to which it is a party, the Second R&D Agreement or the Second Option Agreement or in any other writing or statement at any time furnished or made by Phoenix to LIG shall at any time prove to have been materially incorrect or misleading in any material respect when furnished or made.

                  (c) Default in Performance. (i) Phoenix shall fail to perform or observe any other term, covenant, condition or agreement contained in Article II, VI and VII hereof or (ii) Phoenix shall fail to perform or observe any other term, covenant, condition or agreement in this Agreement or in any other Loan Document to which it is a party, including, but not limited to, the Second Option Agreement, and such failure shall continue for a period of thirty days.

                  (d) Cross-Default. Any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice or both, would, under the terms of the New Debt Agreements, the Second R&D Agreement and the Second Option Agreement, permit (i) any holder (or trustee or agent of such holder) of such document or instrument to accelerate the stated maturity of such obligations or permit such Person to require Phoenix to repay such obligations prior to their stated maturity or (ii) a party (other than Phoenix) to terminate such agreement.

                  (e) Other Cross-Default. Any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice or both, would, under the terms of any agreement or instrument evidencing an obligation for indebtedness for money borrowed or the deferred purchase or lease of property to which Phoenix is a party having a principal amount of $50,000 (Fifty Thousand United States Dollars) or more, permit any holder (or trustee or agent of such holder) of such document or instrument to accelerate the stated maturity of such obligations or permit such Person to require Phoenix to repay such obligations prior to their stated maturity.

                  (f) Insolvency/Bankruptcy Proceedings. (a) Phoenix shall (i) become insolvent, (ii) become generally unable to pay its debts as they become due, (iii) make an assignment for the benefit of creditors, (iv) call a meeting of creditors for the compensation of debts, or (v) fail to make payments due to LIG or any Affiliate or LIG with respect to any indebtedness or obligations owing by such Person; or (b) there shall be filed by or against Phoenix a petition for bankruptcy or for reorganization (whether under the Bankruptcy Code of 1978 or other federal or state bankruptcy or insolvency law), or a custodian, receiver or agent is appointed or authorized to take charge of any of its properties, or Phoenix shall take any corporate action to authorize any of the foregoing (and, in the case of any involuntary petition for bankruptcy or reorganization or for the appointment of a receiver or similar proceeding filed against Phoenix if such petition, appointment or proceeding is not dismissed or stayed within sixty days after the filing thereof).

                  (g) Change in Control. A Change in Control shall occur.

                  (h) Judgment. A judgment or order for the payment of money shall be entered against Phoenix by any court or tribunal which exceeds $50,000 (Fifty Thousand United States dollars) in amount.

                  (i) Loss or Action Against Collateral. There shall occur any uninsured loss or reduction in value of the Collateral in excess of $50,000 (Fifty Thousand United States dollars), or any Person shall seek to levy upon, foreclose upon or otherwise take possession of any of the Collateral.

                  (j) Challenge of Other Documents. If Phoenix or any other Person shall challenge or threaten to challenge the validity or enforceability of any Loan Document, the Second Option Agreement or the Second R&D Agreement.

         Section 8.2 Remedies. Upon the occurrence and continuation of an Event of Default and expiration of all applicable grace periods, LIG may exercise any or all of the following rights and remedies:

                  (a) Acceleration. If any Event of Default shall have occurred and be continuing and all applicable grace periods have expired, LIG may: (i) declare the principal of, and accrued but unpaid interest on, the Loans and the Note at the time outstanding, and all of the other Secured Obligations, to be forthwith immediately due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in any Loan Document or any other agreement evidencing any Secured Obligations to the contrary notwithstanding and (ii) terminate this Agreement and the making of Loans hereunder; provided, however, that if the Event of Default set forth in Section 8.1(f) hereof with respect to Phoenix shall have occurred, all of the principal of, and accrued but unpaid interest on, the Loans and all other Secured Obligations shall become automatically due and payable and this Agreement and the making of Loans shall automatically terminate.

                  (b) Collateral.

                           (i) Entry. LIG may enter upon any premises in which Equipment may be located and, without resistance or interference by Phoenix, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as LIG shall choose, without being liable to Phoenix on account of any loss, damage or depreciation that may occur as a result thereof, other than for actions that were not taken in good faith.

                           (ii) Assembly. Phoenix shall, upon the reasonable request of and without charge to LIG, assemble the Equipment and maintain or deliver it into the possession of LIG or any agent or representative of LIG at such place or places as LIG may designate and as are reasonably convenient to both LIG and Phoenix.

                           (iii) Warehousing. LIG may, at the reasonable expense of Phoenix, cause any of the Equipment to be placed in a public or field warehouse, and LIG shall not be liable to Phoenix on account of any loss, damage or depreciation that may occur as a result thereof, other than for actions that were not reasonable or not taken in good faith.

                  (c) Rights as a Secured Creditor. LIG may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in South Carolina or other applicable jurisdictions and under any other Law with respect to all or any portion of the Collateral, including the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale at any location chosen by LIG, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as LIG may deem commercially reasonable. Phoenix agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Phoenix of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. LIG shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. LIG may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (d) Appointment of Receiver. LIG may appoint a custodian or receiver for the Collateral.

                  (e) Other Rights. LIG may exercise all rights and remedies it may have under any other Loan Document, under Article VI hereof which are exercisable upon the occurrence and continuation of an Event of Default and expiration of all applicable grace periods, and under all Law relating to creditors' rights generally.

                  (f) Licenses. In the exercise of the rights of LIG under this Agreement, without payment or compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchises (excluding designations to the extent prohibited by Law) and the like to the extent of the rights of Phoenix therein, and Phoenix grants a license to LIG for this purpose.

         Section 8.3 Rights Cumulative. The rights and remedies of LIG under the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising its rights and remedies LIG may be selective and no failure or delay by LIG in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Notices. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, to the following addresses at such other address as shall be designated by such party in a written notice to the other parties:

         Phoenix:

         PHOENIX MEDICAL TECHNOLOGY, INC.
         Route 521 West
         P.O. Box 346
         Andrews, South Carolina  29510
         Telecopy Number:  (843) 221-5201
         Attn:  Edward W. Gallaher, Sr.

         With a copy to:

         KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
         Suite 4200
         Bank of America Corporate Center
         100 North Tryon Street
         Charlotte, North Carolina  28202-4006
         Telecopy Number:  (704) 331-7598
         Attn: Barbara R. Frith and David L. Batty

         LIG:

         LONDON INTERNATIONAL GROUP, INC.
         3585 Engineering Drive, Suite 200
         Norcross, Georgia  30092
         Telecopy Number:  (770) 582-2226
         Attn:  Robert Kaiser, Esq.

         With a copy to:

         ALSTON & BIRD LLP
         1201 West Peachtree Street, NW
         Atlanta, Georgia  30309
         Telecopy Number:  (404) 881-4777

         Attn:    Bernard L. Greer, Jr., and Kimberly Verska

All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered.

         Section 9.2 Expenses. Each of LIG and Phoenix shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including the fees and expenses of its own counsel, provided that Phoenix shall pay all out-of-pocket expenses incurred by LIG in connection with: (i) all recording and filing fees or taxes (other than such fees and taxes incurred in connection with the negotiation, execution and delivery of this agreement); (ii) the collection or enforcement of the Loan Documents or the Secured Obligations including the reasonable fees and reasonable disbursements of counsel to LIG if such collection or enforcement is done through or by an attorney; and (iii) the exercise by LIG of any right or remedy granted to it under any Loan Document whether or not an Event of Default has occurred.

         Section 9.3 Amendments. Any term, covenant, agreement or condition of any Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by LIG and, in the case of an amendment, by Phoenix.

         Section 9.4 Governing Law. This Agreement and the Loan Documents shall be construed in accordance with, and governed by, the Laws of the State of South Carolina.

         Section 9.5 Integration. Except as set forth in Section 1, this Agreement and the other Loan Documents constitute the entire agreement between the parties with respect to the transactions set forth herein and the credit facility described hereby.

         Section 9.6 Indemnification.

                (a) Phoenix agrees to indemnify and hold LIG harmless from and against any claim (including any Environmental Claim), loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever, brought against or incurred by LIG, in any manner arising out of or, directly or indirectly, related to or connected with the operation of any of Phoenix's business, any action taken by LIG with respect to any Collateral pursuant to this Agreement, or any other action taken by LIG pursuant to the terms of this Agreement other than for the gross negligence or willful misconduct of LIG.

                  (b) Notwithstanding Section 9.6(a):

                         (i) Phoenix shall not be required to indemnify LIG with respect to a claim for indemnification unless the amount of the claim, when aggregated with all other such claims, exceeds $50,000.00 (Fifty Thousand United States Dollars)(the "Minimum Aggregate Liability Amount");

                         (ii) Phoenix's maximum aggregate liability for indemnification claims under this Agreement shall be $1,000,000.00 (One Million United States Dollars)(the "Maximum Aggregate Liability Amount"); and

                         (iii) The Minimum and Maximum Aggregate Liability Amounts shall not apply to any claim which results from or arises out of fraud or intentional misrepresentation or an intentional breach of warranty on the part of Phoenix.

        Section 9.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

        Section 9.8 Descriptive Headings. The descriptive headings of the several sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        Section 9.9 Time Is of the Essence. Time is of the essence in interpreting and performing this Agreement and all other Loan Documents.

        Section 9.10 No Novation. The parties hereto have entered into this Agreement and the other documents and instruments executed in connection herewith solely to amend and restate the terms of, and the obligations owing under an in connection with, the Original Loan Agreement. The parties do not intend this Agreement nor the transactions contemplated hereby to be, and this Agreement and the transaction contemplated hereby shall not be deemed or construed to be, a novation of any of the obligations owing by Phoenix by or in connection with the Original Loan Agreement or any other Loan Document.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed by their authorized officers all as of the day and year first above written.

                                     PHOENIX MEDICAL TECHNOLOGY, INC.


                                     By:  /s/  Edward W. Gallaher, Sr.
                                          --------------------------------------
                                     Name:    Edward W. Gallaher, Sr.
                                     Title:   President



                                     Attest:    /s/  Jacqueline L. Gallaher
                                             -----------------------------------
                                     Name:    Jacqueline L. Gallaher
                                     Title:   Assistant Secretary


                                                    [CORPORATE SEAL]



                                     LONDON INTERNATIONAL
                                     GROUP, INC.


                                     By:  Robert Kaiser
                                          --------------------------------------
                                     Name:    Robert Kaiser
                                     Title:   Vice President and General Counsel



                                     Attest:  William L. Gunn, Jr.
                                             -----------------------------------
                                     Name:    William L. Gunn, Jr.
                                     Title:   Secretary

                                                    [CORPORATE SEAL]

                                                                         ANNEX D












                            SECOND AGREEMENT FOR THE

                           PURCHASE AND SALE OF GOODS







                            Dated as of May 31, 1999

                            SECOND AGREEMENT FOR THE
                           PURCHASE AND SALE OF GOODS


                  THIS SECOND AGREEMENT FOR THE PURCHASE AND SALE OF GOODS (this "Agreement") is made and entered into as of May 31, 1999, by and between LONDON INTERNATIONAL GROUP, INC. ("LIG"), a New Jersey corporation having its principal place of business at 3585 Engineering Drive, Suite 200, P.O. Box 926090, Norcross, Georgia 30092-9204, and PHOENIX MEDICAL TECHNOLOGY, INC. ("Phoenix"), a Delaware corporation having its principal place of business at Route 521 West, Andrews, South Carolina 29510.


                                    PREMISES

         A. Pursuant to a Second Option Agreement of even date herewith
(the "Second Option Agreement"), LIG is acquiring from Phoenix a Second Option (as defined in the Second Option Agreement) to purchase substantially all of the Assets and Business of Phoenix and to assume substantially all of the Liabilities of Phoenix on terms and conditions mutually agreed by the parties and set out in the Option Agreement.

         B. Pursuant to a Second Research & Development Agreement of even date herewith (the "R&D Agreement"), the Parties are agreeing to develop jointly certain technology to be used in the manufacture of nitrile gloves.

         C. LIG wishes to purchase from Phoenix, and Phoenix wishes to sell to LIG, nitrile gloves in such quantities and on such terms as are set out in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual warranties, representations, covenants and agreements set forth in this Agreement, the Parties agree as follows:


                                    ARTICLE 1
                              AGREEMENT TO PURCHASE

         1.1      AGREEMENT TO SELL AND PURCHASE

                  Phoenix agrees to sell to LIG and LIG agrees to buy from Phoenix nitrile gloves (the "Products") on the terms and conditions set out in this Agreement.

         1.2      SPECIFICATIONS

                  All Products sold by Phoenix to LIG pursuant to the terms of this Agreement shall satisfy the specifications set out in Exhibit 1.2 to this Agreement (the "Specifications").

         1.3      PURCHASE ORDERS

                  (a) LIG shall submit to Phoenix, by telecopy or otherwise, purchase orders indicating: the specific types, sizes, and quantities of Products that LIG wishes to purchase; the destination to which LIG wishes the Products shipped; and the date on which LIG wishes the Products shipped.

                  (b) Phoenix shall promptly notify LIG by telecopy whether it accepts the conditions in LIG's purchase order. If Phoenix is unable to accept LIG's conditions, the parties shall consult to determine mutually acceptable conditions on which a sale may be concluded.

                  (c) LIG may modify or terminate an order for Products at any time up to shipment; provided, that LIG shall be responsible for any costs of Phoenix reasonably incurred up to the time of modification or termination that Phoenix is unable to mitigate by reasonable commercial efforts to sell the Products to third parties.

         1.4      MINIMUM PURCHASES; PRIORITY OF PHOENIX CUSTOMERS

                  (a) During the nine-month period commencing on the Effective Date, Phoenix agrees to supply to LIG, and LIG agrees to purchase from Phoenix, an aggregate of at least 23,250,000 (twenty three million, two hundred fifty thousand) Products. Specific orders for such Products shall be submitted and filled in accordance with the procedures set out in Section 1.3.

                  (b) After Phoenix has satisfied the minimum supply required by
Section 1.4 (a), Phoenix shall not be obligated to fill any LIG purchase order to the extent that Phoenix requires its own manufacturing output of Products for sales by Phoenix under the Phoenix brand (including Phoenix's current private label business).

                  (c) In the event that, during the term of this Agreement, Phoenix manufactures Products in excess of both the minimum supply required by
Section 1.4(a) and Phoenix's own sales under the Phoenix brand as provided in
Section 1.4(b), Phoenix agrees that it will not sell such excess Products to any third party without first offering to sell such excess Products to LIG on the same terms and conditions as Phoenix intends to offer those Products to third parties.

         1.5      DELIVERY TERMS

                  All deliveries of Products pursuant to this Agreement shall be CIP (INCOTERMS 1990 Edition) LIG's facilities in Anderson, South Carolina or other facility designated by LIG. Upon delivery, title to the Products and risk of loss or damage to or delay of the Products shall pass to LIG.

         1.6      PURCHASE PRICE

                  All powdered Products purchased pursuant to this Agreement shall be $65 (Sixty Five United States Dollars) per case, and all powder-free Products shall be $82 (Eighty-Two United States Dollars) per case. A case includes ten boxes of 100 ND10B nitrile gloves. The prices set forth in this
Section 1.6 do not include freight, insurance and shipping costs, which shall be added to the purchase price on a per case of gloves basis.

         1.7      FORECASTS

                  Commencing with the first month after Phoenix succeeds in manufacturing at least three (3) days' production of Products, Phoenix shall, as of the first of each month for the remaining term of this Agreement, provide LIG with a forecast of Phoenix's anticipated production of Products for the following six months. Each such forecast shall include Phoenix's reasonable best estimate of the quantities of Products that Phoenix anticipates will be required to fill sales by Phoenix under the Phoenix brand (including private label business).


                                    ARTICLE 2
                                     PAYMENT

         2.1      TIME

                  Phoenix shall invoice LIG for all Products sold pursuant to this Agreement, and LIG shall pay all such invoices within thirty (30) days of LIG's receipt of such invoices.

         2.2      WORKING CAPITAL ADVANCES

                  (a) LIG has provided to Phoenix $350,000 (Three Hundred Fifty Thousand Dollars) as working capital for the production of the Products.

                  (b) Upon termination of this Agreement, Phoenix shall be obligated to pay LIG $350,000 (or any lesser balance of the loaned working capital then outstanding pursuant to Section 2.1). Any unpaid balance shall accrue interest at a rate of three percent (3%) from the date of termination.

         2.3      TAXES AND DUTIES

                  LIG shall be solely responsible for and shall pay, or reimburse Phoenix for, all taxes, duties, import deposits, assessments and other governmental charges, however designated, which are imposed under or by any governmental authority or agency, and are: associated with the performance by Phoenix of its obligations hereunder; based on the Products or their uses; or related to the import of the Products into any jurisdiction outside the United States in accordance with then prevailing law or regulations.

                                    ARTICLE 3
                            INSPECTION AND REJECTION

         3.1      RIGHT TO INSPECT

                  Regardless of whether an inspection has taken place prior to shipment, LIG has the right to inspect Products upon their delivery to LIG's warehouse and, in addition to any other rights which it may have, the right to reject any Products that fail to conform to the Specifications. Non-conforming Products will be held for Phoenix's instructions and, if Phoenix so directs, will be returned to Phoenix at Phoenix's expense. Products damaged during shipment shall not be deemed non-conforming for these purposes. The failure to inspect, either prior to shipment or upon delivery to LIG's warehouse, shall not be deemed a waiver of any rights of LIG under any provision of this Agreement.

         3.2      INSPECTION OF PRODUCTION FACILITIES

                  LIG shall have the right to inspect at any time during normal business hours the production facilities where the Products are being produced and to inspect the Products during production. Phoenix shall cooperate with such inspections.


                                    ARTICLE 4
                          WARRANTY AND INDEMNIFICATION

         4.1      WARRANTY

                  Phoenix warrants that all of the Products delivered hereunder will conform strictly to the Specifications. This warranty shall survive any inspection, delivery or acceptance of any Products, and payment therefor by LIG. Phoenix's obligation, shall apply only to failure to meet the foregoing warranty (except as to title). If any of the Products fails to meet the foregoing warranty (except as to title), Phoenix shall, at its option, replace that Product or refund the purchase price and any related costs (freight, insurance, etc.) incurred by LIG. Any such failure shall not be cause for extension of the duration of the warranty specified in this Article 4.1. Phoenix's obligations under this Article 4.1 shall not apply to any Product, or part thereof, which:

                  (a) Is not properly stored, shipped, handled, installed, used, maintained or repaired, or is modified other than pursuant to Phoenix's instructions or approval; or

                  (b) Has been subjected to any other kind of misuse or detrimental exposure, or has been involved in an accident.

         4.2      PRODUCT LIABILITY

                  (a) Except for claims, losses or damages directly and solely resulting from or arising out of LIG's active negligence, Phoenix specifically agrees to defend, indemnify and hold

LIG harmless from and against any and all product liability claims, losses or damages, whether brought as express or implied warranty, negligence, or strict liability actions, including the costs of defending any proceedings, resulting in whole or in part from the failure of any Product to conform to the Specifications.

                  (b) Phoenix covenants and agrees with LIG to maintain in force during the term of this Agreement product liability insurance with aggregate coverage limits of at least $2 million (Two Million United States Dollars).

         4.3      PATENT INDEMNIFICATION

                  Phoenix shall defend any suit or proceeding brought against LIG and shall pay any adverse judgment entered therein, together with LIG's costs, attorneys' fees, and expert witness fees, insofar as such suit or proceeding is based upon a claim that the use or sale of the Products or any part thereof manufactured by Phoenix and furnished under this Agreement constitutes infringement of any patent right of any third party, provided that Phoenix is promptly notified in writing and given authority, information, and assistance for defense of same. Phoenix shall not indemnify LIG if, or to the extent that, an infringement claim is based upon the Specifications.

         4.4      LIMITATION ON DAMAGES

                  Notwithstanding any other provision of this Agreement: Claims by either Party shall be limited to direct damages and in no event shall Phoenix be liable for any special, consequential, incidental, indirect, punitive, or exemplary damages, including loss of profit or revenues, loss of use of or increased expense of operation of the Products or any associated equipment, impairment of other goods, cost of capital or modifications to or substitutions for the Products, facilities or services, downtime costs or other increased expense of operation, or claims of LIG's customers due to added costs or losses, service interruption or failure of supply.


                                    ARTICLE 5
                                  FORCE MAJEURE

         5.1      DEFINITION

                  "Force Majeure" shall mean any event or condition, not existing as of the date of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either Party, which prevents in whole or in material part the performance by a Party of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Force Majeure shall include: acts of State, governmental action(including governmental orders, legislation, regulations, restrictions, priorities and rationing), riots, disturbance, war (declared or undeclared), strikes, lockouts, slowdowns, prolonged shortage of energy supplies, interruption of transportation, embargo, prohibition of import or export of goods covered by this Agreement, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

         5.2      NOTICE

                  Upon giving written notice to the other Party, a Party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The Party claiming Force Majeure shall promptly notify the other Party of the termination of such event.

         5.3      CONFIRMATION

                  The Party invoking Force Majeure shall provide to the other Party confirmation of the existence of the circumstances constituting Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

         5.4      SUSPENSION OF PERFORMANCE

                  During the period that the performance by one of the Parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other Party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

         5.5      TERMINATION

                  Should the period of Force Majeure continue for more than six
(6) consecutive months, either Party may terminate this Agreement without liability to the other Party, except for payments due to such date, upon giving written notice to the other Party.


                                    ARTICLE 6
                                TERM; TERMINATION

         6.1      TERM

                  This Agreement shall take effect as of the Effective Date of the Second Option Agreement (as the term "Effective Date" is defined therein) and shall continue for a term of nine months unless sooner terminated in accordance with Article 6.2.

         6.2      TERMINATION

                  Prior to the expiration of the term of this Agreement pursuant to Article 6.1, this Agreement may be terminated as follows:

                  (a) This Agreement shall terminate with immediate effect upon the termination of the Second Option Agreement.

                  (b) Either Party may terminate this Agreement at any time by giving notice in writing to the other Party, which notice shall be effective upon dispatch, should the other Party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership, or otherwise lose legal control of its business, or should the other party or a substantial part of its business come under the control of a third party.

                  (c) Either Party may terminate this Agreement by giving notice in writing to the other Party in the event the other Party is in material breach of this Agreement and shall have failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first Party.

         6.3      CONSEQUENCES OF TERMINATION

                  Upon the termination of this Agreement pursuant to Articles
6.1 or 6.2, this Agreement shall be of no further force or effect, provided:

                  (a) Phoenix shall fill any purchase order of LIG that Phoenix has accepted prior to the date of termination;

                  (b) LIG shall remain liable to pay Phoenix for any Product delivered prior to the date of termination or ordered prior to the date of termination and delivered thereafter;

                  (c) Phoenix shall remain liable to pay LIG the working capital balance pursuant to Article 2.1; and

                  (d) Phoenix's warranties and indemnification of LIG pursuant to Article 4 shall continue in full force and effect.


                                    ARTICLE 7
                        GOVERNING LAW; DISPUTE RESOLUTION

         7.1      GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia applicable to contracts executed and wholly performed within that State.

         7.2      ARBITRATION

                  (a)      American Arbitration Association Rules.

                  Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules").

                  (b)      Composition of Arbitral Tribunal.

                  The arbitration shall be held before a panel of three arbitrators, one of whom, who shall serve as chairman, shall be nominated by the American Arbitration Association in accordance with the Rules, one of whom shall be nominated by LIG, and one of whom shall be nominated by Phoenix.

                  (c)      Situs; Language.

                  The arbitration shall be conducted in Atlanta, Georgia. All arbitral proceedings shall be in English.

                  (d)      Judicial Assistance.

                  The award of the arbitrators shall be final and binding. The Parties waive any right to appeal the award, to the extent a right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance:
(i) to compel arbitration; (ii) to obtain interim measures of protection pending arbitration; and (iii) to enforce any decision of the arbitrators, including the final award.


                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1      ENTIRE AGREEMENT

                  This Agreement (including the documents and instruments referred to herein) and the Second Option Agreement constitute the entire agreement between the Parties with respect to the transactions contemplated under this Agreement and supersede all prior arrangements or understandings with respect thereto, written or oral.

         8.2      AMENDMENTS

                  This Agreement may be amended only by a subsequent writing signed by each of the Parties.

         8.3      ASSIGNMENT

                  This Agreement and the rights, interests or obligations under this Agreement may be assigned (whether by operation of Law or otherwise) by a Party only to an Affiliate of that Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         8.4      NOTICES

                  All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided under this Agreement), and shall be deemed to have been delivered as of the date so delivered:

                  Phoenix:          PHOENIX MEDICAL TECHNOLOGY, INC.
                                    Box 346
                                    Route 521 West
                                    Andrews, South Carolina 29510
                                    Telecopy Number:  (843) 221-5201

                                    Attention:  Edward W. Gallaher, Sr.

                  Copy to Counsel:  Barbara R. Frith
                                    KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                                    Suite 4200
                                    Bank of America Corporate Center
                                    100 North Tryon Street
                                    Charlotte, North Carolina  28202-4006
                                    Telecopy Number:  (704) 331-7598

                  LIG:              LONDON INTERNATIONAL GROUP, INC.
                                    3585 Engineering Drive, Suite 200
                                    P.O. Box 926090
                                    Norcross, Georgia 30092-9204
                                    Telecopy Number:  (770) 582-2226

                                    Attention:  Robert Kaiser

                  Copy to Counsel:  Bernard L. Greer
                                    ALSTON & BIRD LLP
                                    One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia  30309-3424
                                    Telecopy Number:  (404) 881-7777

         8.5      COUNTERPARTS

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         8.6      INTERPRETATIONS

                  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either Party, whether under any rule of construction or otherwise. Neither Party shall be considered the draftsman of this Agreement. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by both Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of both Parties.

         8.7      SEVERABILITY

                  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                                    ARTICLE 9
                                   DEFINITIONS

         9.1      DEFINITIONS

                  The following terms shall, whenever capitalized in this Agreement, have the meanings ascribed below:

                  "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any ten percent (10%) or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause(ii) acts in any such capacity.

                  "Agreement" shall mean this Agreement, including the Exhibits and Schedules delivered pursuant to this Agreement and incorporated in it by reference.

                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                               PHOENIX MEDICAL TECHNOLOGY, INC.


/s/  Jacqueline L. Gallaher           By: /s/ Edward W. Gallaher
---------------------------               --------------------------------------
Assistant Secretary                   Name:   Edward W. Gallaher, Sr.
                                      Title:  President


[CORPORATE SEAL]



ATTEST:                               LONDON INTERNATIONAL GROUP, INC.


/s/ William L. Gunn, Jr.              By: /s/ Robert Kaiser
---------------------------               --------------------------------------
Secretary                             Name:   Robert Kaiser
                                      Title:  Vice President and General Counsel


[CORPORATE SEAL]

                                                                         ANNEX E


                        PHOENIX MEDICAL TECHNOLOGY, INC.

                       PLAN OF DISSOLUTION AND LIQUIDATION


         1. Following the adoption of this Plan of Dissolution and Liquidation (the "Plan") by the stockholders and Board of Directors of Phoenix Medical Technology, Inc. (the "Corporation"), and following the sale of substantially all of the Corporation's assets to London International Group, Inc. ("LIG") and the termination of any indemnification obligations relating to such sale, the proper officers of the Corporation shall execute and cause a Certificate of Dissolution to be filed with the Secretary of State of the State of Delaware, and at such other places as may be required by law or may be advisable.

         2. The Certificate of Dissolution shall state that the dissolution of the Corporation shall become effective as of a specific date not later than 90 days after the filing of the Certificate of Dissolution.

         3. Promptly after the effective date of dissolution, the proper officers of the Corporation shall cause a notice of dissolution to be published at least once a week for two consecutive weeks in a newspaper of general circulation (a) in the county in which the office of the Corporation's last registered agent in the State of Delaware in located and (b) in the area of the Corporation's principal place of business.

         4. On or before the date of the first publication of such notice of dissolution, the proper officers of the Corporation shall cause such notice to be mailed, by certified or registered mail, return receipt requested, to all known creditors of the Corporation, including persons with contingent, conditional or unmatured claims.

         5. Such notice of dissolution shall state: (a) that all such claims must be presented in writing with sufficient information to enable the Corporation to identify the claimant and the substance of the claim; (b) the mailing address of the Corporation for the receipt of claims; (c) a cut-off date at least 60 days after the date of notice by which claims must be presented to the Corporation; (d) that the claim will be barred if not received by the cut-off date; (e) the aggregate amount, on annual basis, of all distributions made by the Corporation to its stockholders for each of the last three years prior to dissolution; and (f) that the Corporation may make distributions to claimants, stockholders or other persons without further notice to the claimant.

         6. Upon receipt of a claim, the Corporation will either pay or reject such claim in whole or in part within 90 days. Pursuant to Section 280 of the Delaware General Corporation Law (the "DGCL"), any notice of rejection sent by the Corporation will state that the rejected claim will be barred if an action, suit or proceeding with respect to the claim is not commenced within 120 days of the date thereof and will enclose a copy of Sections 278-283 of the DGCL so that a claimant will understand the available options.

         7. With regard to contingent, conditional and unmatured claims, the Corporation will, within 90 days of receipt of the claim, offer security for such claims which in the

Corporation's judgment is sufficient to satisfy the claim if it were to mature. In the event a claimant who has rejected the offered security does not commence an action in a court of competent jurisdiction for a determination of the appropriate security, the Corporation will petition the Delaware Court of Chancery to determine the amount and form of security that is sufficient to compensate the claimant. With regard to any claims which are the subject of pending actions to which the Corporation is a party, the Corporation must petition the Delaware Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for such claims.

         8. Pursuant to Section 280(c)(3) of the DGCL, the Corporation will file an action in the Delaware Court of Chancery for a determination of the form and amount of security to be set aside by the Corporation to provide compensation for claims that are unknown to the Corporation but are likely to arise or become known to the Corporation within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine, not exceeding 10 years.

         9. Pursuant to Section 281(a) of the DGCL, the Corporation will make payments to the claimants in the following order of priority: (a) payment of known claims made and not rejected in accordance with Section 280(a) of the DGCL; (b) posting any security offered and not rejected by the claimant; (c) posting any security required by the Delaware Court of Chancery pursuant to
Section 280(c) of the DGCL for contingent or unknown claims; and (d) payment of any obligations and expenses incurred by the Corporation during the course of liquidating and winding up its affairs.

         10. If any assets remain following the satisfaction of the claims and obligations of the Corporation, the proper officers of the Corporation will, after the expiration of 150 days after the giving of the last rejection notice pursuant to Section 280(a)(2) of the DGCL, distribute such assets to the stockholders of the Corporation, to be shared ratably by them. Such distribution(s) of the assets of the Corporation shall be in exchange for, and in redemption, cancellation and retirement of, all the outstanding capital stock of the Corporation.

         11. The stockholders of the Corporation shall surrender their certificates representing Common Stock of the Corporation owned by them so that the liquidating distribution(s), if any, may be noted thereon and such stock certificates canceled at the appropriate time.

         12. The proper officers of the Corporation shall cause to be prepared and filed within the time prescribed by law all federal and state income tax returns and all other reports and returns required by law including, without limitation, Internal Revenue Service Form 966.

         13. The proper officers of the Corporation shall pay all such fees and taxes, sign all papers and documents and do or cause to be done all such other acts that they may deem necessary or desirable in order to carry out and fully effectuate the purposes of this Plan pursuant to the DGCL and applicable sections of the Internal Revenue Code of 1986, as amended.

        14. This Plan shall be effective upon the approval of the Board of Directors and stockholders of the Corporation and following the sale of assets to LIG and the termination of related indemnification obligations, at which time the proper officers of the Corporation shall begin the actions directed under this Plan.

                                                                         ANNEX F

                        Phoenix Medical Technology, Inc.

                    Unaudited Pro Forma Financial Statements



                                      Index




                                                                                                               Page
                                                                                                               ----

Unaudited Pro Forma Balance Sheet ...............................................................................3


Unaudited Pro Forma Income Statement for the Three-months Ended April 4, 1999....................................4


Unaudited Pro Forma Income Statement for the Year Ended December 31, 1998........................................5


Notes to Unaudited Pro Forma Financial Statements ...........................................................6 - 9

The following unaudited pro forma financial statements (the Unaudited Pro Forma Financial Statements) include the Unaudited Pro Forma Balance Sheet of Phoenix Medical Technology, Inc. (the Company) as of April 4, 1999, and the Unaudited Pro Forma Income Statements for the three months ended April 4, 1999, and for the year ended December 31, 1998. The Unaudited Pro Forma Financial Statements have been prepared by the Company and derived by the application of pro forma adjustments of certain proposed transactions (the Transactions) to the audited historical financial statements of the Company, incorporated by reference in this Proxy statement, and assumptions deemed appropriate by the Company.


In the Transactions, the Company issued a $500,000 Option (the First Option), exercisable for one year from the date issued, April 1998, to London International Group (LIG), to purchase substantially all of the assets of the Company (the Sale of Assets) in exchange for a cash purchase price of $6,821,708 and the assumption of certain liabilities. Had LIG exercised the First Option and the Company and LIG consummated the Sale of Assets, the Company and LIG would have executed an escrow agreement, pursuant to which LIG would deposit at closing a portion of the $6,821,708 cash Purchase Price with an escrow agent. Such amount would include (a) $500,000, representing the "Purchase Price Adjustment Escrow Account" and (b) $1,100,000, representing the Company's maximum aggregate liability for indemnification claims under the First Option Agreement. This First Option expired April 28, 1999; therefore the $500,000 option payment is recorded as other income in the accompanying Unaudited Pro Forma Financial Statements.


Subsequently, in April 1999, after LIG did not exercise the First Option in the specified time period, the Company signed a nonbinding letter of intent to issue a Second Option (Second Option) to LIG for $150,000, exercisable for nine months from the date issued. Under the terms of the Second Option, the purchase price to be paid by LIG for substantially all of the assets and the assumption of certain liabilities of the Company is $6,071,708 (the Purchase Price). LIG will continue to provide the Company with the $750,000 credit facility and continue to purchase nitrile gloves from the Company under a revised Supply Agreement. If LIG exercises the Second Option and the Company and LIG consummate the Sale of Assets, the Company and LIG will execute an escrow agreement (the Escrow Agreement), pursuant to which LIG will deposit at closing a portion of the $6,071,708 cash Purchase Price with an escrow agent (the Escrow Agent). Such amount will include (a) $500,000, representing the "Purchase Price Adjustment Escrow Account" and (b) $1,100,000, representing the Company's maximum aggregate liability for indemnification claims under the Option Agreement (the Indemnification Escrow Account).


With respect to the Purchase Price Adjustment Escrow Account, if, as of the closing date, Shareholders' Investment of the Company equals or is greater than $750,000, LIG will be obligated to pay the Company the difference in addition to the entire $500,000 Purchase Price Escrow Account balance. However, for each dollar that Shareholders' Investment of the Company as of the closing date is less than $750,000, the cash portion of the Purchase Price will be reduced by one dollar, and LIG will be entitled to receive the amount of such adjustment pursuant to the terms of the Escrow Agreement. Any balance remaining in the Purchase Price Adjustment Escrow Account following such distribution to LIG will be paid to the Company.

The $1,100,000 Indemnification Escrow Account with the Escrow Agent will be established to provide a source of funds to pay any indemnification obligations of the Company to LIG arising out of certain matters; including inaccurate representations or warranties pursuant to the Second Option Agreement, certain product liability, certain infringement of intellectual property, certain environmental matters, certain liabilities relating to the Company's wastewater treatment system and certain liabilities retained by the Company, including any pending or threatened litigation, for an 18-month notice period following the closing date. At the end of the 18-month notice period, any balance remaining in the Indemnification Escrow Account, less the amount of any pending indemnification claims, will be paid to the Company.


For purposes of the Unaudited Pro Forma Balance Sheet, it is assumed that: (1) the Transactions occur on April 4, 1999; (2) recognition of income related to the First Option payment of $500,000; (3) the $150,000 Second Option is issued and immediately exercised; (4) the Purchase Price Escrow Account is adjusted to reflect the $49,681 of Shareholder's Investment amount which is above the required $750,000 (after including the $500,000 and $150,000 Option payments) and (5) that no claims are made against the $1,100,000 Indemnification Escrow Account and the entire balance is paid to the Company.


For purposes of the Unaudited Pro Forma Income Statement for the three months ended April 4, 1999, it is assumed that: (1) the Transactions occur on January 1, 1999; (2) recognition of income related to the First Option payment of $500,000; (3) the $150,000 Second Option is issued and immediately exercised;
(4) the Purchase Price Escrow Account is adjusted to reflect the $100,020 of Shareholder's Investment amount which is above the required $750,000 (after including the $500,000 and $150,000 Option payments) and (5) that no claims are made against the $1,100,000 Indemnification Escrow Account and the entire balance is paid to the Company.


For purposes of the Unaudited Pro Forma Income Statement for the year ended December 31, 1998, it is assumed that: (1) the Transactions occur on January 1, 1998; (2) recognition of income related to the First Option payment of $500,000;
(3) the $150,000 Second Option is issued and immediately exercised; (4) Purchase Price Escrow Account is adjusted to reflect the $692,042 of Shareholder's Investment amount which is above the required $750,000 (after including the $500,000 and $150,000 Option payments) and (5) that no claims are made against the $1,100,000 Indemnification Escrow Account and the entire balance is paid to the Company.


The Transactions will be accounted for as a sale of assets, and, accordingly, the pro forma income tax effect of the Transactions, net of the utilization of net operating loss carryforwards, is reflected in the accompanying Unaudited Pro Forma Financial Statements.


The Unaudited Pro Forma Balance Sheet gives effect to the Transactions as if they had occurred on April 4, 1999. The accompanying Unaudited Pro Forma Income Statement gives effect to the Transactions as if they had occurred on January 1, 1999, and January 1, 1998, and do not include adjustments for expenses related to the Transactions.


The Unaudited Pro Forma Financial Statements do not purport to represent what the Company's financial position or results of operations would actually have been if the Transactions had occurred on the dates indicated or to project the Company's actual results, which may be realized in the future.

                        Phoenix Medical Technoloy, Inc.

                       Unaudited Pro Forma Balance Sheet
                              As of April 4, 1999

                                                                       Pro Forma Adjustments
                                                             -----------------------------------------
                                                              Recognition     Issuance
                                                                   of            of          Sale
                                                                 First         Second         of                  Pro
                   Assets                       Historical       Option        Option       Assets               Forma
-------------------------------------------    ------------  --------------  ----------  -------------         -----------
Current assets:

    Cash                                       $        750  $         0       $150,000   $  4,470,958  (2)     $4,621,708 (2)
    Restricted cash                                       0            0              0        549,681  (4)        549,681 (5)
    Accounts receivable, net                      1,519,323            0              0     (1,519,323) (2)              0
    Inventories                                   1,982,065            0              0     (1,982,065) (2)              0
    Prepayments and other                           136,281            0              0       (136,281) (2)              0
                 Total current assets          ------------  --------------  ----------  -------------         -----------
                                                  3,638,419            0        150,000      1,382,970           5,171,389
                                               ------------  --------------  ----------  -------------         -----------

    Restricted cash                                       0            0              0      1,100,000  (6)      1,100,000 (5)(6)
    Net operating property, plant and
       equipment                                  3,601,191            0              0     (3,601,191) (2)              0
    Nonoperating equipment, net                     678,874            0              0       (678,874) (2)              0
    Other assets                                    321,806            0              0       (321,806) (2)              0
                                               ------------  --------------  ----------  -------------         -----------

                 Total assets                    $8,240,290  $         0       $150,000    $(2,118,901)         $6,271,389
                                               ============  ==============  ==========  =============         ===========

                                                                             Pro Forma Adjustments
                                                                -------------------------------------------
                                                                Recognition        Issuance
                                                                     of               of           Sale
          Liabilities and Shareholders'                            First            Second          of                Pro
                   Investment                    Historical        Option           Option        Assets             Forma
-----------------------------------------------  ----------     -----------       -----------   -----------       ------------
Current liabilities:
    Revolving line of credit                      $2,707,456    $       0         $         0   $(2,707,456) (2)  $          0
    Accounts payable and accrued expenses          1,779,258            0                   0    (1,779,258) (2)             0
    Income taxes payable                                   0            0                   0       151,738  (3)       151,738 (3)
    Deferred Option                                  508,054     (508,054) (1)              0             0                  0
    Current portion of long-term debt                797,708            0                   0      (797,708) (2)             0
                                                  ----------    ---------         -----------   -----------        -----------
                 Total current liabilities         5,792,476     (508,054)                  0    (5,132,684)           151,738
    Long-term debt                                 1,678,322            0                   0    (1,678,322) (2)             0
    Other liabilities                                627,865            0                   0      (627,865) (2)             0
                                                  ----------    ---------         -----------   -----------        -----------
                 Total liabilities                 8,098,663     (508,054)                  0    (7,438,871)           151,738
                                                  ----------    ---------         -----------   -----------        -----------
Shareholders' investment:
    Common stock - shares issued and outstanding     245,962            0                   0             0            245,962
    Paid-in capital                                8,425,582            0                   0             0          8,425,582
                                                                                                  5,471,708  (1)
    Retained earnings (accumulated deficit)       (8,529,917)     508,054   (1)       150,000      (151,738) (3)    (2,551,893)

                                                  ----------    ---------         -----------   -----------        -----------
                 Total shareholders' investment      141,627      508,054             150,000     5,319,970  (6)     6,119,651 (6)
                                                  ----------    ---------         -----------   -----------        -----------
                 Total liabilities and
                     shareholders' investment
                                                  $8,240,290    $       0         $   150,000   $(2,118,901)       $ 6,271,389
                                                  ==========    =========         ===========   ===========        ===========




       The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited pro forma balance sheet.

                        Phoenix Medical Technology, Inc.

                      Unaudited Pro Forma Income Statement
                    For the Three Months Ended April 4, 1999


                                                                               Pro Forma Adjustments
                                                                      --------------------------------------
                                                                       Recognition  Issuance of    Sale
                                                                           of         Second        of                  Pro
                                                        Historical    First Option    Option      Assets               Forma
                                                        ------------  ------------  ----------  ------------         -----------
Net sales                                                $3,448,636           0             0    $(3,448,636) (1)    $         0
                                                        ------------  ----------    ----------  ------------         -----------
Operating expenses:
    Cost of good sold                                    (2,959,698)          0             0      2,959,698  (1)              0
    Selling and administrative expenses                    (437,205)          0             0        407,205  (1),(2)    (30,000)
                                                        ------------  ----------    ----------  ------------         -----------
                 Total operating expenses                (3,396,903)          0             0      3,366,903             (30,000)
                                                        ------------  ----------    ----------  ------------         -----------
                 Income (loss) from operations               51,733           0             0        (81,733)            (30,000)
    Other income (expense)                                 (102,072)    508,054       150,000       (555,982) (1)              0
                                                        ------------  ----------    ----------  ------------         -----------
                 Loss from continuing operations        $   (50,339)    508,054       150,000   $   (637,715)        $   (30,000)
                                                        ============  ==========    ==========  ============         ===========
Per share information:
    Historical basic loss per share data from continuing
      operations                                            (.02)                                                           N/A
    Pro forma basic loss per share data from continuing
      operations                                             N/A                                                         (.01)
    Weighted average shares outstanding                   2,459,621                                                    2,459,621
                                                        ============                                                 ===========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited pro forma income statement.

                        Phoenix Medical Technology, Inc.

                      Unaudited Pro Forma Income Statement
                      For the Year Ended December 31, 1998


                                                                                 Pro Forma Adjustments
                                                                      ----------------------------------------
                                                                       Recognition  Issuance of     Sale
                                                                           of         Second         of                     Pro
                                                         Historical   First Option    Option        Assets                  Forma
                                                        ------------  ------------  -----------   -------------          -----------
Net sales                                               $15,387,115          0              0     $(15,387,115) (1)      $        0
                                                        ------------  ----------    -----------   -------------          -----------
Operating expenses:
    Cost of good sold                                   (13,631,947)         0              0       13,631,947  (1)               0
    Selling and administrative expenses                  (1,733,774)         0              0        1,613,774  (1),(2)    (120,000)
                                                        ------------  ----------    -----------   -------------          -----------
                 Total operating expenses               (15,365,721)         0              0       15,245,721             (120,000)
                                                        ------------  ----------    -----------   -------------          -----------
                 Income (loss) from operations               21,394          0              0         (141,394)            (120,000)
    Other income (expense)                                 (628,917)   508,054        150,000          (29,137) (1)               0
                                                        ------------  ----------    -----------   -------------          -----------
                 Loss from continuing operations        $  (607,523)   508,054        150,000        $(170,531)          $ (120,000)
                                                        ============  ==========    ===========   =============          ===========
Per share information:
    Historical basic loss per share data from continuing
      operations                                            (.25)                                                              N/A
    Pro forma basic loss per share data from continuing
      operations                                             N/A                                                              (.05)
    Weighted average shares outstanding                   2,459,621                                                       2,459,621
                                                        ============                                                     ===========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited pro forma income statement.

                        Phoenix Medical Technology, Inc.

                Notes to Unaudited Pro Forma Financial Statements
                                  April 4, 1999



The Unaudited Pro Forma Financial Statements have been derived by the application of pro forma adjustments to the audited and unaudited historical financial statements of the Company, incorporated by reference in this Proxy, for the periods noted.



Unaudited Pro Forma Balance Sheet Adjustments


The accompanying Unaudited Pro Forma Balance Sheet gives effect to the Transactions as if they occurred as of April 4, 1999.

      (1) Reflects the recognition of income related to the $500,000 First Option to purchase substantially all of the assets of the Company which expired in April 1999.

      (2) Reflects the issuance and exercise of the $150,000 Second Option to purchase substantially all of the assets of the Company in exchange for an adjusted cash purchase price of $6,121,389 (representing the initial cash purchase price of $6,071,708 adjusted by the $49,681 increase in the Purchase Price Adjustment Escrow Account as described in Note 5 below) and the assumption of certain liabilities, resulting in a pro forma gain on the issuance and exercise of the Second Option in the amount of $150,000 and a pro forma book gain on sale of assets in the amount of $5,321,708 (calculated as the difference between the adjusted purchase price of $6,121,389 and Shareholder's Investment of $799,681 as of April 4,
            1999).

      (3) Reflects the pro forma income tax effect of the gain on the issuance and exercise of both Options, the tax gain on the sale of the Company's assets, and the utilization of $5,923,157 of net operating loss carryforwards resulting in a pro forma income tax payable of $151,738.

      (4) As described in the Proxy statement and in accordance with the dissolution and liquidation of the Company, all funds remaining after the satisfaction of the claims and obligations of the Company will be distributed to the stockholders of the Company.

      (5) Reflects the portion of the $6,121,389 adjusted cash Purchase Price which will be held in the Purchase Price Agreement Escrow Account until the closing date. If, as of the closing date, the Shareholders' Investment of the Company equals or is greater than $750,000, LIG will be obligated to pay the Company the difference in addition to the entire $500,000. However, for each dollar that the Shareholders' Investment of the Company at such date is less than $750,000, the cash portion of the Purchase Price will be reduced by one dollar, and LIG will be entitled to receive the amount of such adjustment pursuant to the terms of the Escrow Agreement. Any balance remaining in the Purchase Price Adjustment Escrow Account following such distribution to LIG will be paid to the Company. If the amount of such adjustment exceeds $500,000, the Company must promptly pay to LIG the difference by wire transfer or in immediately available funds. For purposes of this Unaudited Pro Forma Balance Sheet, it is assumed that the Purchase Price Escrow Account is increased to $549,681, representing a $49,681 adjustment to the Purchase Price based on pro forma Shareholder's Investment of $799,681, at April 4, 1999, (which will be $49,681 greater than the $750,000 Shareholder's Investment required by the Escrow Agreement, after including both Option payments).

      (6) Reflects $1,100,000 of the $6,121,389 adjusted cash Purchase Price which will be held in the Indemnification Escrow Account for a period of 18 months following the closing date to provide a source of funds to pay any indemnification obligations of the Company to LIG arising out of certain matters; including inaccurate representations or warranties pursuant to the Option Agreement, certain product liability, certain infringement of intellectual property, certain environmental matters, certain liabilities relating to the Company's wastewater treatment system and certain liabilities retained by the Company, including any pending or threatened litigation. At the end of the 18-month notice period, any balance remaining in the Indemnification Escrow Account, less the amount of any pending indemnification claims, will be paid to the Company. For purposes of this Unaudited Pro Forma Balance Sheet, it is assumed that no claims will be made against the Indemnification Escrow Account and that the entire $1,100,000 Indemnification Escrow Account will be paid to the Company at the end of the 18-month notice period.

      (7) In the event the entire $500,000 Purchase Price Adjustment Escrow Account and the entire Indemnification Escrow Account are not retained by the Company, unaudited pro forma shareholders' investment and restricted cash at April 4, 1999, will be adjusted as follows:

                                                                                       Restricted         Restricted
                                                                  Shareholders'          Cash -             Cash -
                                                                   Investment           Current           Noncurrent
                                                                  -------------        ----------         ----------
             Unaudited pro forma balances at April 4, 1999         $6,071,389          $ 500,000          $1,100,000
             Less - Purchase Price Adjustment Escrow Account,
                 as adjusted                                         (549,681)          (500,000)                  0
             Less - Indemnification Escrow Account                 (1,100,000)                 0          (1,100,000)
                                                                   ----------          ---------          ----------
             Unaudited pro forma balances at April 4, 1999,
                 as adjusted                                       $4,421,708          $       0          $        0
                                                                   ==========          =========          ==========

Unaudited Pro Forma Income Statement Adjustments For the Three-month Period Ended April 4, 1999


The accompanying Unaudited Pro Forma Income Statement gives effect to the Transactions as if they had occurred as of January 1, 1999:


      (1) Reflects the recognition of income related to the $500,000 First Option and issuance and exercise of the $150,000 Second Option to purchase substantially all of the assets of the Company for an adjusted cash purchase price of $6,171,728 which assumes a $100,020 adjustment in the Purchase Price Adjustment Escrow Account (representing Shareholders' Investment at January 1, 1999, $850,020 on a pro forma basis after considering the $500,000 and $150,000 cash Option payments which exceeds the $750,000 balance required in the Escrow Agreement) and the assumption of certain liabilities, resulting in a pro forma gain on the issuance and exercise of the Option in the amount of $150,000 and a pro forma book gain on the sale of assets in the amount of $5,321,708, (calculated as the difference between the $6,171,728 and Shareholders' Investment of $850,020 at January 1, 1999), which are not reflected in continuing operations in the accompanying Unaudited Pro Forma Income Statement. The pro forma income tax effect on the gain on the issuance and exercise of the $500,000 and $150,000 cash Option payments and the pro forma tax gain on the sale of the Company's assets, net of the utilization of $5,898,157 of net operating loss carryforwards, would result in a pro forma income tax payable of $156,738, which is not reflected in continuing operations in the accompanying Unaudited Pro Forma Income Statement.


      (2) Reflects estimated remaining general and administrative expenses of $10,000 per month following completion of the Transactions. For purposes of this Unaudited Pro Forma Income Statement, it is assumed that immediately following the closing, in which all operating assets will be sold, the Company will eliminate substantially all of its remaining corporate function with the exception of the president and corporate secretary. Remaining expenses will consist of management salaries and benefits (president and corporate secretary) of $5,000 per month, and legal and accounting fees of $4,000 per month and other corporate general and administrative expenses of $1,000 per month.

Unaudited Pro Forma Income Statement Adjustments for the Year Ended December 31, 1998


The accompanying Unaudited Pro Forma Income Statement gives effect to the Transactions as if they had occurred as of January 1, 1998:



      (1) Reflects the recognition of income related to the $500,000 First Option and issuance and exercise of the $150,000 Second Option to purchase substantially all of the assets of the Company for an adjusted cash purchase price of $6,763,750 which assumes a $692,042 adjustment in the Purchase Price Adjustment Escrow Account (representing Shareholders' Investment at January 1, 1998, $1,442,042 on a pro forma basis after considering the $500,000 and $150,000 cash Option payments which exceeds the $750,000 balance required in the Escrow Agreement) and the assumption of certain liabilities, resulting in a pro forma gain on the issuance and exercise of the Option in the amount of $150,000 and a pro forma book gain on the sale of assets in the amount of $5,321,708, (calculated as the difference between the $6,763,750 and Shareholders' Investment of $1,442,042 at January 1, 1998), which are not reflected in continuing operations in the accompanying Unaudited Pro Forma Income Statement. The pro forma income tax effect on the gain on the issuance and exercise of the $500,000 and $150,000 cash Option payments and the pro forma tax gain on the sale of the Company's assets, net of the utilization of $6,175,963 of net operating loss carryforwards, would result in a pro forma income tax payable of $389,657, which is not reflected in continuing operations in the accompanying Unaudited Pro Forma Income Statement.



      (2) Reflects estimated remaining general and administrative expenses of $10,000 per month following completion of the Transactions. For purposes of this Unaudited Pro Forma Income Statement, it is assumed that immediately following the closing, in which all operating assets will be sold, the Company will eliminate substantially all of its remaining corporate function with the exception of the president and corporate secretary. Remaining expenses will consist of management salaries and benefits (president and corporate secretary) of $5,000 per month, and legal and accounting fees of $4,000 per month and other corporate general and administrative expenses of $1,000 per month.

                                   PROXY CARD

                        PHOENIX MEDICAL TECHNOLOGY, INC.
                                  P.O. BOX 346
                              U.S. HIGHWAY 521 WEST
                          ANDREWS, SOUTH CAROLINA 29510

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY


         The undersigned hereby appoints Messrs. Edward W. Gallaher, Sr. and Grover C. Mixon, and each or either of them proxies, each with the power to appoint his substitute, and hereby authorizes any and all of them to represent and to vote, as designated below, all the shares of common stock of Phoenix Medical Technology, Inc. (the "Company") held of record by the undersigned on June 28, 1999, at the Special Meeting of Stockholders to be held on August 17, 1999 at 10:00 a.m. at the Company's executive offices on U.S. Highway 521 West, Andrews, South Carolina, and at any adjournment thereof:

1. A proposal to approve the Second Option Agreement, dated as of May 31, 1999 and as amended by a First Amendment to Second Option Agreement dated June 11, 1999, and the transactions contemplated thereby between the Company and LIG.


                 [ ]  FOR               [ ]  AGAINST                [ ]  ABSTAIN

2. A proposal to amend the Certificate of Incorporation of the Company to change the Company's name to "PMT Inc."

                 [ ]  FOR               [ ]  AGAINST                [ ]  ABSTAIN

3. A proposal to approve the Company's Plan of Dissolution and Liquidation.

                 [ ]  FOR               [ ]  AGAINST                [ ]  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                    --------------------------------------------
                                                    Signature


                                    --------------------------------------------
                                              Signature if held jointly

                                    DATED:
                                          --------------------------------------

                        [ARTHUR ANDERSEN LLP LETTERHEAD]




Report of Independent Public Accountants


To the Shareholders of
Phoenix Medical Technology, Inc.:

We have audited the accompanying balance sheets of Phoenix Medical Technology, Inc., (a Delaware corporation) as of December 31, 1998 and 1997, and the related statements of operations, shareholders' investment and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Medical Technology, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

As explained in Note 2 to the financial statements, the Company has given retroactive effect to the change in accounting for inventory from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has experienced significant losses from operations in the prior three fiscal years and those losses have continued subsequent to the year ended December 31, 1998. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 5. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset carrying amounts or the amounts and classification of liabilities that might result should the Company be unable to continue as a going concern.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying Schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                             /s/ Arthur Andersen LLP


Columbia, South Carolina,
   March 12, 1999.